EXECUTION COPY

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                              CREDIT AGREEMENT


                                dated as of


                              October 6, 1998,


              as Amended and Restated as of February 10, 2000,


                                   among

                              SPX CORPORATION,


                         The Lenders Party Hereto,


                               BANK ONE, NA,
                          as Documentation Agent,


                                    and

                         THE CHASE MANHATTAN BANK,
                          as Administrative Agent

                        ---------------------------

                           CHASE SECURITIES INC.,
                     as Lead Arranger and Book Manager





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
                             TABLE OF CONTENTS

                                                                       Page
                                                                       ----

ARTICLE I

     Definitions .........................................................1
     SECTION 1.1   Defined Terms .........................................1
     SECTION 1.2   Classification of Loans and Borrowings ...............20
     SECTION 1.3   Terms Generally ......................................20
     SECTION 1.4   Accounting Terms; GAAP ...............................20

ARTICLE II

     The Credits ........................................................20
     SECTION 2.1   Commitments ..........................................20
     SECTION 2.2   Loans and Borrowings .................................21
     SECTION 2.3   Requests for Borrowings .............................21
     SECTION 2.4   Swingline Loans ......................................22
     SECTION 2.5   Letters of Credit ....................................23
     SECTION 2.6   Funding of Borrowings ................................26
     SECTION 2.7   Interest Elections ...................................26
     SECTION 2.8   Termination and Reduction of Commitments .............27
     SECTION 2.9   Evidence of Debt .....................................28
     SECTION 2.10  Repayment of Loans ...................................28
     SECTION 2.11  Prepayment of Loans ..................................30
     SECTION 2.12  Certain Payment Application Matters ..................31
     SECTION 2.13  Fees .................................................31
     SECTION 2.14  Interest .............................................32
     SECTION 2.15  Alternate Rate of Interest ...........................33
     SECTION 2.16  Increased Costs ......................................33
     SECTION 2.17  Break Funding Payments ...............................34
     SECTION 2.18  Taxes ................................................35
     SECTION 2.19  Payments Generally; Pro Rata Treatment;
                   Sharing of Set-offs ..................................37
     SECTION 2.20  Mitigation Obligations; Replacement of Lenders .......38

ARTICLE III

     Representations and Warranties .....................................39
     SECTION 3.1   Organization; Powers .................................39
     SECTION 3.2   Authorization; Enforceability ........................39
     SECTION 3.3   Governmental Approvals; No Conflicts .................39
     SECTION 3.4   Financial Condition; No Material Adverse Change ......39
     SECTION 3.5   Properties ...........................................40
     SECTION 3.6   Litigation and Environmental Matters ................40
     SECTION 3.7   Compliance with Laws and Agreements ..................40
     SECTION 3.8   Investment and Holding Company Status ................41
     SECTION 3.9   Taxes ................................................41
     SECTION 3.10  ERISA ................................................41
     SECTION 3.11  Disclosure ...........................................41
     SECTION 3.12  Subsidiaries .........................................41
     SECTION 3.13  Insurance ............................................41
     SECTION 3.14  Labor Matters ........................................41
     SECTION 3.15  Solvency .............................................42
     SECTION 3.16  Senior Indebtedness ..................................42
     SECTION 3.17  Security Documents ...................................42
     SECTION 3.18  Year 2000 ............................................42

ARTICLE IV

     Conditions ........................................................43
     SECTION 4.1   Amendment/Restatement Effective Date .................43
     SECTION 4.2   Each Credit Event ....................................44

ARTICLE V

     Affirmative Covenants ..............................................45
     SECTION 5.1   Financial Statements and Other Information ...........45
     SECTION 5.2   Notices of Material Events ...........................46
     SECTION 5.3   Information Regarding Collateral .....................47
     SECTION 5.4   Existence; Conduct of Business .......................47
     SECTION 5.5   Payment of Obligations ...............................47
     SECTION 5.6   Maintenance of Properties ............................47
     SECTION 5.7   Insurance ............................................47
     SECTION 5.8   Books and Records; Inspection and Audit Rights .......47
     SECTION 5.9   Compliance with Laws and Contractual Obligations .....48
     SECTION 5.10  Use of Proceeds and Letters of Credit ................48
     SECTION 5.11  Additional Collateral ................................48
     SECTION 5.12  Further Assurances ...................................49
     SECTION 5.13  Interest Rate Protection .............................49

ARTICLE VI

     Negative Covenants .................................................49
     SECTION 6.1   Financial Condition Covenants ........................49
     SECTION 6.2   Indebtedness .........................................50
     SECTION 6.3   Liens ................................................51
     SECTION 6.4   Fundamental Changes ..................................52
     SECTION 6.5   Investments, Loans, Advances, Guarantees
                   and Acquisitions .....................................53
     SECTION 6.6   Capital Expenditures .................................54
     SECTION 6.7   Disposition of Assets ................................54
     SECTION 6.8   Sale and Leaseback Transactions ......................54
     SECTION 6.9   Restricted Payments ..................................55
     SECTION 6.10  Payments of Subordinated Debt; Certain
                   Derivative Transactions ..............................55
     SECTION 6.11  Transactions with Affiliates .........................56
     SECTION 6.12  Restrictive Agreements ...............................56
     SECTION 6.13  Amendment of Material Documents, etc .................56

ARTICLE VII

         Events of Default ..............................................56

ARTICLE VIII

         The Administrative Agent .......................................59

ARTICLE IX

     Miscellaneous ......................................................60
     SECTION 9.1   Notices ..............................................60
     SECTION 9.2   Waivers; Amendments .................................61
     SECTION 9.3   Expenses; Indemnity; Damage Waiver ...................62
     SECTION 9.4   Successors and Assigns ...............................63
     SECTION 9.5   Survival .............................................65
     SECTION 9.6   Counterparts; Integration ............................65
     SECTION 9.7   Severability .........................................65
     SECTION 9.8   Right of Setoff ......................................65
     SECTION 9.9   Governing Law; Jurisdiction; Consent to
                   Service of Process ...................................66
     SECTION 9.10  Acknowledgements .....................................66
     SECTION 9.11  Headings .............................................66
     SECTION 9.12  Confidentiality ......................................67
     SECTION 9.13  WAIVER OF JURY TRIAL .................................67
     SECTION 9.14  Release of Collateral ...............................67
     SECTION 9.15  Amendment of Collateral Agreements ...................67

SCHEDULES:
----------

1.1A     Commitments
1.1B     Material Subsidiaries
1.1C     Mortgaged Properties
2.5      Existing Letters of Credit
3.4      Disclosed Matters
3.5      Real Property
3.12     Subsidiaries
3.13     Insurance
3.17(a)  UCC Filing Jurisdictions
3.17(b)  Mortgage Filing Jurisdictions
6.2      Existing Indebtedness
6.3      Existing Liens
6.5      Existing Investments
6.12     Existing Restrictions


EXHIBITS:
---------

A-1      Form of Guarantee and Collateral Agreement
A-2      Form of Shared Collateral Agreement
A-3      Form of Mortgage
A-4      Form of Collateral Sharing Agreement
B        Form of Closing Certificate
C        Form of Assignment and Acceptance
D-1      Form of Legal Opinion of Fried, Frank, Harris, Shriver & Jacobson
D-2      Form of Legal Opinion of General Counsel of the Borrower
E        Form of Addendum
F        Form of Exemption Certificate
G        Form of Consent and Confirmation
H        Form of Prepayment Option Notice

          CREDIT AGREEMENT, dated as of October 6, 1998, as amended and restated as of February 10, 2000, among SPX CORPORATION, the Lenders party hereto, BANK ONE, NA, as Documentation Agent, and THE CHASE MANHATTAN BANK, as Administrative Agent.


                           W I T N E S S E T H :
                           - - - - - - - - - -


          WHEREAS, SPX Corporation, as borrower, entered into the Credit Agreement, dated as of October 6, 1998, as amended (the "Existing Credit Agreement"), with the several banks and other financial institutions or entities parties thereto, the documentation agent named therein and The Chase Manhattan Bank, as administrative agent;

          WHEREAS, the parties hereto have agreed to amend and restate the Existing Credit Agreement as provided in this Agreement, which Agreement shall become effective upon the satisfaction of certain conditions precedent set forth in Section 4.1 hereof; and

          WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence repayment of any of such obligations and liabilities and that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations of the Borrower outstanding thereunder;

          NOW, THEREFORE, in consideration of the above premises, the parties hereto hereby agree that on the Amendment/Restatement Effective Date (as defined below) the Existing Credit Agreement shall be amended and restated in its entirety as follows:

                                 ARTICLE I

                                Definitions
                                -----------

          SECTION1.1 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

          "ABR": when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Adjusted LIBO Rate": with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Administrative Agent": The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder and, unless the context otherwise requires, in its capacity as Collateral Agent.

          "Administrative Questionnaire": an Administrative Questionnaire in a form supplied by the Administrative Agent.

          "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Alternate Base Rate": for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in respect thereof, the Alternate Base Rate shall be determined without regard to clause (c) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

          "Amendment/Restatement Effective Date": the date on which the conditions precedent set forth in Section 4.1 shall be satisfied, which date is February 10, 2000.

          "Applicable Percentage": with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

                [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

          "Applicable Rate": with respect to any Loans, for any day, the applicable rate per annum set forth below, based upon the Consolidated Leverage Ratio as of the most recent determination date:

                                                                                   Applicable Rate
                                                                                     for ABR Loans
                     Applicable Rate                        Applicable Rate for         that are
                     for Eurodollar     Applicable Rate    Eurodollar Loans that    Revolving Loans,
                     Loans that are      for ABR Loans     are Revolving Loans,     Swingline Loans
   Consolidated      Tranche B Term    that are Tranche     Swingline Loans or     or Tranche A Term        Commitment
  Leverage Ratio          Loans          B Term Loans      Tranche A Term Loans          Loans               Fee Rate

----------------------------------------------------------------------------------------------------------------------------
 Greater than or          2.50%              1.50%                 2.50%                 1.50%                0.500%
 equal to 4.00 to
       1.0

----------------------------------------------------------------------------------------------------------------------------
 Greater than or          2.50%              1.50%                 2.25%                 1.25%                0.375%
 equal to 3.50 to
       1.0
  and less than
   4.00 to 1.0
----------------------------------------------------------------------------------------------------------------------------
 Greater than or          2.25%              1.25%                 2.00%                 1.00%                0.300%
 equal to 3.00 to
       1.0
  and less than
   3.50 to 1.0
----------------------------------------------------------------------------------------------------------------------------
 Greater than or          2.25%              1.25%                 1.75%                 0.75%                0.300%
 equal to 2.50 to
       1.0
  and less than
   3.00 to 1.0
----------------------------------------------------------------------------------------------------------------------------
Less than 2.50 to         2.25%              1.25%                 1.50%                 0.50%                0.250%
       1.0

----------------------------------------------------------------------------------------------------------------------------

          For purposes of the foregoing, (a) the Consolidated Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.1(a) or (b), and (b) each change in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that (i) subject to clause (ii) below, until the delivery pursuant to Section 5.1(a) of the Borrower's consolidated financial statements for the fiscal year ended December 31, 1999, the Consolidated Leverage Ratio shall be determined as of the end of the Borrower's fiscal quarter ended September 30, 1999 based upon the Borrower's Pro Forma Financial Statements delivered pursuant to Section 4.1(h) and (ii) the Consolidated Leverage Ratio shall be deemed to be greater than or equal to 4.00 to 1.0 (A) at any time that an Event of Default has occurred and is continuing or (B) at the option of the Administrative Agent or at the request of the Required Lenders, if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.1(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

          "Assessment Rate": for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R.
Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

          "Assignment and Acceptance": an assignment and acceptance in the form of Exhibit C or any other form approved by the Administrative Agent.

          "Attributable Debt": in respect of a Sale/Leaseback Transaction, as at the time of determination, the present value (discounted at the interest rate assumed in making calculations in accordance with FAS 13) of the total obligations of the Borrower or the relevant Subsidiary, as lessee, for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

          "Base CD Rate": the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

          "Board": the Board of Governors of the Federal Reserve System of the United States of America.

          "Borrower": SPX Corporation, a Delaware corporation.

          "Borrowing": (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

          "Borrowing Request": a request by the Borrower for a Borrowing in accordance with Section 2.3.

          "Business Day": any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          "Capital Expenditures": for any period, (a) the net additions to property, plant and equipment and other capital expenditures of the Borrower and its consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Borrower and its consolidated Subsidiaries during such period.

          "Capital Lease Obligations": with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Capital Stock": shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any and all warrants, rights or options to purchase any of the foregoing.

          "Change in Law": (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.16(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Change of Control": (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any "person" or "group" (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of Capital Stock representing more than 35% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Capital Stock of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or
(c) the occurrence of a "Change of Control" (or any comparable concept) as defined in the Subordinated Debt Documents.

          "Class": when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Tranche A Term Loans, Tranche B Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or Tranche B Commitment.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral": all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

          "Collateral Agent": The Chase Manhattan Bank, in its capacities as (a) collateral agent under the Guarantee and Collateral Agreement for the Lenders and (b) collateral agent under the Shared Collateral Agreement for the Lenders and for the Holders (as defined in the MTN Indenture).

          "Collateral Agreements": the collective reference to the Guarantee and Collateral Agreement and the Shared Collateral Agreement.

          "Collateral Date": each date on which, pursuant to
Section 5.1, the Borrower delivers annual financial statements in respect of its fiscal year or quarterly financial statements in respect of the second quarter of its fiscal year.

          "Collateral Sharing Agreement": the Collateral Sharing Agreement, dated as of October 6, 1998, between GSX and the Collateral Agent, a copy of which is attached as Exhibit A-4, as the same may be amended, supplemented or otherwise modified from time to time.

          "Commitment": a Revolving Commitment or Tranche B Commitment or any combination thereof (as the context requires).

          "Consent and Confirmation": the Consent and Confirmation, substantially in the form of Exhibit G, to be executed and delivered by the Borrower and the Subsidiary Guarantors on the Amendment/Restatement Effective Date.

          "Consideration": in connection with any acquisition, the consideration paid by the Borrower or any of its Subsidiaries in connection therewith (including consideration in the form of issuance of Capital Stock of the Borrower or any Subsidiary and assumption of Indebtedness but excluding, for the purposes of any calculation made pursuant to Section 6.5, consideration in the form of issuance of Capital Stock of the Borrower).

          "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans, letters of credit, bankers' acceptances and net costs under Hedging Agreements), (c) depreciation and amortization expense, (d) amortization or write-off of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary or non-recurring non-cash expenses or non-cash losses, provided that in the event that the Borrower or any Subsidiary makes any cash payment in respect of any such extraordinary or non-recurring non-cash expense, such cash payment shall be deducted from Consolidated EBITDA in the period in which such cash payment is made, (f) losses on Dispositions of assets outside of the ordinary course of business, (g) non-recurring cash charges taken on or prior to March 31, 1999 resulting from severance, integration and other adjustments made as a result of the Acquisition (as defined in the Existing Credit Agreement), (h) non-cash compensation expenses arising from the sale of stock, the granting of stock options, the granting of stock appreciation rights and similar arrangements, and (i) write-offs of deferred financing costs associated with the refinancing of the Old Tranche B Loans contemplated hereby and the related payment of the premium provided for in
Section 2.11(e) of the Existing Credit Agreement, and minus, to the extent included in the statement of such Consolidated Net Income for such period,
(a) any extraordinary or non-recurring non-cash income or non-cash gains and (b) gains on Dispositions of assets outside of the ordinary course of business, all as determined on a consolidated basis; provided that in determining Consolidated EBITDA for such period, the cumulative effect of any change in accounting principles (effected either through cumulative effect adjustment or a retroactive application) shall be excluded. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") pursuant to any determination of the Consolidated Leverage Ratio, if during such Reference Period (or, in the case of pro forma calculations, during the period from the last day of such Reference Period to and including the date as of which such calculation is made) the Borrower or any Subsidiary shall have made a Material Disposition or Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Disposition or Material Acquisition occurred on the first day of such Reference Period (with the Reference Period for the purposes of pro forma calculations being the most recent period of four consecutive fiscal quarters for which the relevant financial information is available), without giving effect to cost savings. As used in this definition, "Material Acquisition" means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and
(b) involves Consideration in excess of $10,000,000; and "Material Disposition" means any Disposition of property or series of related Dispositions of property that (a) involves assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Subsidiary and (b) yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $10,000,000.

          "Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

          "Consolidated Interest Expense": for any period, the sum of (a) total cash interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs or net income under Hedging Agreements in respect of such Indebtedness to the extent such net costs or net income, as the case may be, are allocable to such period in accordance with GAAP) and (b) total dividend payments made by the Borrower or any of its Subsidiaries to any Person (other than the Borrower or any Wholly Owned Subsidiary Guarantor) during such period in respect of preferred Capital Stock.

          "Consolidated Leverage Ratio": as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

          "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries and (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions.

          "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date (excluding the face amount of undrawn letters of credit), determined on a consolidated basis in accordance with GAAP.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Control": the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

          "Default": any event or condition which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default (including, in any event, a "Default" under and as defined in the Subordinated Debt Documents).

          "Disclosed Matters": the matters disclosed in Schedule 3.4.

          "Disposition": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. "Dispose" and "Disposed of" have meanings correlative thereto.

          "Documentation Agent": Bank One, NA, in its capacity as documentation agent.

          "dollars" or "$" refers to lawful money of the United States of America.

          "Domestic Subsidiary": any Subsidiary other than a Foreign
Subsidiary.

                  "ECF Percentage": 50%; provided, that, commencing with the Borrower's 2000 fiscal year, the ECF Percentage shall be permanently reduced to 0% after the first fiscal year as to which the Consolidated Leverage Ratio (determined as of the last day of such fiscal year) is less than 3.0 to 1.0.

          "Effective Date": the date on which the conditions specified in
Section 4.1 of the Existing Credit Agreement were satisfied, which date was October 6, 1998.

          "Environmental Laws": all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

          "Environmental Liability": any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate": any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

          "ERISA Event": (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurodollar": when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Event of Default": as defined in Article VII.

          "Excess Cash Flow": for any fiscal year of the Borrower, the excess (if any), determined without duplication, of (a) the sum of (i) Consolidated Net Income for such fiscal year, (ii) the amount, if any, by which Net Working Capital decreased during such fiscal year (without duplication for acquisitions and divestitures), (iii) depreciation, amortization and other non-cash charges or non-cash losses deducted in determining such Consolidated Net Income, (iv) the net increase (if any) during such fiscal year in the Borrower's accrued long-term liability accounts and (v) the net decrease (if any) during such fiscal year in the Borrower's accrued long-term asset accounts over (b) the sum of (i) Capital Expenditures made in cash (excluding those financed with the proceeds of Indebtedness (excluding Loans), Capital Stock or Dispositions of property) during such fiscal year in accordance with Section 6.6, (ii) the aggregate amount of scheduled principal payments in respect of Indebtedness made during such fiscal year, (iii) the aggregate principal amount of all prepayments of Revolving Loans during such fiscal year to the extent accompanied by permanent optional reductions of the Revolving Commitments,
(iv) the aggregate principal amount of all optional prepayments of the Term Loans during such fiscal year, (v) the amount, if any, by which Net Working Capital increased during such fiscal year (without duplication for acquisitions and divestitures), (vi) cash expenditures made in respect of Investments (excluding those financed with the proceeds of Indebtedness (excluding Loans), Capital Stock or Dispositions of property) during such fiscal year pursuant to Section 6.5(d), (f) or (h), (vii) any non-cash gains included in determining such Consolidated Net Income, (viii) any gains on asset Dispositions constituting a Prepayment Event that are included in determining such Consolidated Net Income, (ix) the net decrease (if any) during such fiscal year in the Borrower's accrued long-term liability accounts and (x) the net increase (if any) during such fiscal year in the Borrower's accrued long-term asset accounts.

          "Excluded Taxes": with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 2.20(b)), any United States withholding tax that is (i) imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement or (ii) is attributable to such Lender's failure to comply with Section 2.18(e), except to the extent that such Lender (or its assignor, if any) was entitled, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.18(a) and (d) United States withholding taxes imposed other than as a result of a Change in Law (it being understood that for this purpose the term Change in Law shall not include final Treasury regulations under Section 1441 of the Code becoming effective).

          "Existing Credit Agreement": as defined in the recitals hereto.

          "Existing Letters of Credit": as defined in Section 2.5(a).

          "Facility": each of (a) the Tranche A Term Loans made on the Effective Date under the Existing Credit Agreement (the "Tranche A Term Facility"), (b) the Tranche B Commitments and the Tranche B Term Loans made thereunder (the "Tranche B Term Facility") and (c) the Revolving Commitments and the extensions of credit made thereunder (the "Revolving Facility").

          "Federal Funds Effective Rate": for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial Officer": the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

          "Foreign Subsidiary": any Subsidiary (a) that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia or (b) that is a Foreign Subsidiary Holdco.

          "Foreign Subsidiary Holdco": any Domestic Subsidiary that has no material assets other than the Capital Stock of one or more Foreign Subsidiaries, and other assets relating to an ownership interest in any such Capital Stock.

          "GAAP": generally accepted accounting principles in the United States of America.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

          "GSX": General Signal Corporation, a Delaware corporation.

          "Guarantee: with respect to any Person (the "guarantor"), any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

          "Guarantee and Collateral Agreement": the Guarantee and
Collateral Agreement, dated as of October 6, 1998, made by the Borrower and the Subsidiary Guarantors in favor of the Collateral Agent, a copy of which is attached as Exhibit A-1, as the same may be amended, supplemented or otherwise modified from time to time.

          "Hazardous Materials": all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedging Agreement": any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "Indebtedness": with respect to any Person, without duplication,
(a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (other than current trade payables or liabilities for deferred payment for services to employees and former employees, in each case incurred in the ordinary course of business and payable in accordance with customary practices), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person,
(h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances and (j) all preferred and/or redeemable Capital Stock of any Subsidiary of such Person. The Indebtedness of any Person (i) shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor and (ii) shall exclude customer deposits in the ordinary course of business.

          "Indemnified Taxes": Taxes other than Excluded Taxes.

          "Information Memorandum": the collective reference to the Confidential Information Memorandum dated January 2000 relating to the Borrower and the Facilities.

          "Interest Election Request": a request by the Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with
Section 2.7.

          "Interest Payment Date": (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

          "Interest Period": with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "Investments": as defined in Section 6.5.

          "Issuing Lender": The Chase Manhattan Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.5(i); provided that, with respect to any Existing Letter of Credit, the term "Issuing Lender" shall mean Bank One, NA, as the issuer of such Existing Letter of Credit. The Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Lender, in which case the term "Issuing Lender" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          "LC Disbursement": a payment made by the Issuing Lender pursuant to a Letter of Credit.

          "LC Exposure": at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

          "Lender Affiliate": (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is administered or managed by a Lender that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such Lender.

          "Lenders": the Persons listed on Schedule 1.1A and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender and the Issuing Lender.

          "Letter of Credit": any letter of credit issued pursuant to this Agreement, including the Existing Letters of Credit.

          "LIBO Rate": with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Markets screen (or on any successor or substitute page of such Service, or any successor to or substitute for such screen, providing rate quotations comparable to those currently provided on such page of such screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Lien": with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loan": any loan made by any Lender pursuant to this Agreement.

          "Loan Documents": this Agreement and the Security Documents.

          "Loan Parties": the Borrower and the Subsidiary Guarantors.

          "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or Revolving Exposure, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, prior to any termination of the Revolving Commitments, the holders of more than 50% of the Revolving Commitments).

          "Material Adverse Effect": a material adverse effect on (a) the business, property, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform any of their obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

          "Material Indebtedness": the collective reference to (a) Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $35,000,000 and (b) obligations under the MTN Indenture or any notes issued pursuant thereto. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

          "Material Subsidiary": (a) any Subsidiary listed on Schedule 1.1B and (b) any other Subsidiary of the Borrower created or acquired after the Amendment/Restatement Effective Date that, together with its Subsidiaries, has aggregate assets (excluding assets that would be eliminated upon consolidation in accordance with GAAP), at the time of determination, in excess of $35,000,000.

          "Moody's": Moody's Investors Service, Inc.

          "Mortgage": a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the obligations of any Loan Party under any Loan Document. Each Mortgage shall be satisfactory in form and substance to the Administrative Agent.

          "Mortgaged Property": each parcel of real property owned by a Loan Party and identified on Schedule 1.1C and the improvements thereto, together with each other parcel of real property and improvements thereto with respect to which a Mortgage is granted to the Administrative Agent or the Collateral Agent.

          "MTN Indenture": the Indenture dated as of April 15, 1996 between General Signal Corporation, a New York corporation, and The Chase Manhattan Bank, as trustee.

          "Multiemployer Plan": a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Proceeds": with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a casualty or a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a Disposition of an asset (including pursuant to a condemnation or similar proceeding), the amount of all payments required to be made by the Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) or to repay any other Contractual Obligation secured by such asset or otherwise subject to mandatory prepayment or repayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and the Subsidiaries (including all taxes paid in connection with the repatriation of the Net Proceeds of a Disposition), and the amount of any reserves established by the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower).

          "Net Working Capital": at any date, (a) the consolidated current assets of the Borrower and its consolidated Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of the Borrower and its consolidated Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

          "Obligations": the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided herein after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Hedging Agreement, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the other Loan Documents, any Letter of Credit, any Hedging Agreement with any Lender or any Affiliate of any Lender or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

          "Old Tranche B Loans": Tranche B Term Loans made under (and as defined in) the Existing Credit Agreement.

          "Other Taxes": any and all present or future stamp or documentary taxes or any other excise charges or similar levies arising from the execution, delivery or enforcement of any Loan Document.

          "Participant": as defined in Section 9.4(e).

          "PBGC": the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

          "Permitted Acquisition": any acquisition by the Borrower or any Wholly Owned Subsidiary Guarantor of all of the Capital Stock of, or all or substantially all of the assets of, or of a business, unit or division of, any Person; provided that (a) the Borrower shall be in compliance, on a pro forma basis after giving effect to such acquisition, with the covenants contained in Section 6.1, in each case recomputed as at the last day of the most recently ended fiscal quarter of the Borrower for which the relevant information is available as if such acquisition had occurred on the first day of each relevant period for testing such compliance (as demonstrated, in the case of any acquisition for which the aggregate Consideration is greater than or equal to $25,000,000, in a certificate of a Financial Officer delivered to the Administrative Agent (i) in the case of any acquisition for which the aggregate Consideration is greater than or equal to $65,000,000, prior to the consummation of such acquisition and (ii) in the case of any acquisition for which the aggregate Consideration is less than $65,000,000, within ten days after the consummation of such acquisition), (b) no Default or Event of Default shall have occurred and be continuing, or would occur after giving effect to such acquisition, (c) the Capital Stock and substantially all of the other property so acquired (including substantially all of the property of any Person whose Capital Stock is directly or indirectly acquired) are useful in the business of industrial products and other goods and services, (d) the Capital Stock and substantially all of the other property so acquired (including substantially all of the property of any Person whose Capital Stock is directly or indirectly acquired, but excluding real property and other assets to the extent such real property or other assets, as applicable, are not required by Section 5.11 to become Collateral) shall constitute Collateral, (e) any Person whose Capital Stock is directly or indirectly acquired shall be, after giving effect to such acquisition, a direct or indirect Wholly Owned Subsidiary of the Borrower and (f) any such acquisition shall have been approved by the Board of Directors or comparable governing body of the relevant Person.

          "Permitted Encumbrances": (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.5; (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 90 days or are being contested in compliance with Section 5.5; (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements; and (f) easements, ground leases, zoning restrictions, building codes, rights-of-way, minor defects or irregularities in title and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary. Notwithstanding the foregoing, the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

          "Permitted Investments": (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof; (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's; (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

          "Person": any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Prepayment Event":

          (a) any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by paragraph (a) or (b) of Section 6.7) that yields aggregate gross proceeds to the Borrower or any of the Subsidiary Guarantors (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $10,000,000; or

          (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property of the Borrower or any Subsidiary Guarantor that yields Net Proceeds in excess of $10,000,000; or

          (c) the incurrence by the Borrower or any Subsidiary Guarantor of any Indebtedness pursuant to Section 6.2(b).

          "Prime Rate": the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Pro Forma Financial Statements": as defined in Section 4.1(h).

          "Register" has the meaning set forth in Section 9.4(c).

          "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 2.5 for amounts drawn under Letters of Credit.

          "Related Parties": with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents, trustees and advisors of such Person and such Person's Affiliates.

          "Release Date": as defined in Section 9.14.

          "Required Lenders": at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing at least 51% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

          "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Restricted Payment": any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Capital Stock of the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Capital Stock of the Borrower or any Subsidiary.

          "Revolving Availability Period": the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

          "Revolving Commitment": with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, as such commitment may be changed from time to time pursuant to this Agreement. The amount of each Lender's Revolving Commitment as of the Amendment/Restatement Effective Date is set forth on Schedule 1.1A, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The aggregate amount of the Revolving Commitments is $425,000,000 as of the Amendment/Restatement Effective Date.

          "Revolving Exposure": with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time. "Revolving Lender": a Lender with a Revolving Commitment or with Revolving Exposure.

          "Revolving Loan": a Loan made pursuant to Section 2.1(b).

          "Revolving Maturity Date": September 30, 2004.

          "Risk Management Subsidiary": any Subsidiary (a) that is formed for the purpose of better controlling the costs associated with certain post-retirement benefit obligations, workers' compensation claims, severance, deferred compensation, keyman life insurance reserves, environmental liabilities and other liabilities, (b) that is a Subsidiary Guarantor and a "Grantor" for the purposes of each relevant Collateral Agreement and (c) all of the Capital Stock of which, to the extent owned by the Borrower or any Domestic Subsidiary, is pledged as Collateral under each relevant Collateral Agreement.

          "S&P": Standard & Poor's.

          "Sale/Leaseback Transaction": as defined in Section 6.8.

          "Security Documents": the Collateral Agreements, the Collateral Sharing Agreement, the Mortgages and any other security documents granting a Lien on any property of any Person to secure the obligations of any Loan Party under any Loan Document.

          "Shared Collateral Agreement": the Collateral Agreement, dated as of October 6, 1998, made by GSX and each of its Subsidiaries that is a Subsidiary Guarantor in favor of the Collateral Agent, a copy of which is attached as Exhibit A-2, as the same may be amended, supplemented or otherwise modified from time to time.

          "Statutory Reserve Rate": a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which any Lender or any London branch of any Lender is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding. Such reserve percentages shall include those imposed pursuant to Regulation D of the Board. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Subordinated Debt": any Indebtedness incurred by the Borrower pursuant to Section 6.2(b).

          "Subordinated Debt Documents": all indentures, instruments, agreements and other documents evidencing or governing the Subordinated Debt or providing for any Guarantee or other right in respect thereof.

          "Subsidiary": with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Subsidiary Guarantor": any Subsidiary that has guaranteed the Obligations pursuant to the relevant Collateral Agreement.

          "Swingline Exposure": at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

          "Swingline Lender": The Chase Manhattan Bank, in its capacity as lender of Swingline Loans hereunder.

          "Swingline Loan": a Loan made pursuant to Section 2.4.

          "Taxes": any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Term Loans": Tranche A Term Loans and Tranche B Term Loans.

          "Three-Month Secondary CD Rate": for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

          "Tranche A Lender": a Lender with an outstanding Tranche A Term
Loan.

          "Tranche A Maturity Date": September 30, 2004.

          "Tranche A Term Loan": a Tranche A Term Loan made pursuant to
Section 2.1(a) of the Existing Credit Agreement. The aggregate principal amount of Tranche A Term Loans outstanding on the Amendment/Restatement Effective Date is $562,500,000.

          "Tranche B Commitment": with respect to each Lender, the commitment, if any, of such Lender to make a Tranche B Term Loan hereunder on the Amendment/Restatement Effective Date. The aggregate principal amount of the Lenders' Tranche B Commitments is $500,000,000.

          "Tranche B Lender": a Lender with a Tranche B Commitment or an outstanding Tranche B Term Loan.

          "Tranche B Maturity Date": December 31, 2006.

          "Tranche B Term Loan": a Loan made pursuant to Section 2.1(a).

          "Transactions": the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

          "Type": when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

          "Wholly Owned Domestic Subsidiary": any Domestic Subsidiary that is a Wholly Owned Subsidiary of the Borrower.

          "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

          "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower, provided that, in any event, each Risk Management Subsidiary shall be deemed to constitute a Wholly Owned Subsidiary Guarantor for the purposes of Sections 6.2 and 6.5.

          "Withdrawal Liability": liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.2 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

          SECTION 1.3 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.4 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if at any time after the date hereof there shall occur any change in respect of GAAP from that used in the preparation of audited financial statements referred to in Section 5.1 in a manner that would have a material effect on any matter which is material to Article VI, the Borrower and the Administrative Agent will, within five Business Days of notice from the Administrative Agent or the Borrower, as the case may be, to that effect, commence, and continue in good faith, negotiations with a view towards making appropriate amendments to the provisions hereof acceptable to the Required Lenders, to reflect as nearly as possible the effect of
Article VI as in effect on the date hereof; provided further that, until such notice shall have been withdrawn or the relevant provisions amended in accordance herewith, Article VI shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective.

                                 ARTICLE II

                                The Credits
                                -----------

          SECTION 2.1 Commitments. Subject to the terms and conditions set forth herein, each relevant Lender agrees (a) to make a Tranche B Term Loan to the Borrower on the Amendment/Restatement Effective Date in a principal amount not exceeding its Tranche B Commitment and (b) to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed. All Tranche A Term Loans and Letters of Credit outstanding under the Existing Credit Agreement on the Amendment/Restatement Effective Date shall remain outstanding hereunder on the terms set forth herein.

          SECTION 2.2 Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder.

          (b) Subject to Section 2.15, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.5(e). Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000. No more than 20 Eurodollar Borrowings may be outstanding at any one time.

          (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date, Tranche A Maturity Date or Tranche B Maturity Date, as applicable.

          SECTION 2.3 Requests for Borrowings. To request a Revolving Borrowing or Tranche B Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.5(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by delivery to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.2: (i) the Class and Type of the requested Borrowing; (ii) the aggregate amount of such Borrowing; (iii) the date of such Borrowing, which shall be a Business Day; (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto; and (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.6. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration, in the case of a Eurodollar Borrowing. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each relevant Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTION 2.4 Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $20,000,000 or (ii) the sum of the total Revolving Exposures exceeding the total Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

          (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy promptly thereafter), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in
Section 2.5(e), by remittance to the Issuing Lender) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

          (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.6 with respect to Loans made by such Lender (and Section 2.6 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

          SECTION 2.5 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Lender, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control. The letters of credit identified on Schedule 2.5 (the "Existing Letters of Credit") shall be deemed to be "Letters of Credit" for all purposes of this Agreement and the other Loan Documents.

          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall deliver to the Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Lender, the Borrower also shall submit a letter of credit application on the Issuing Lender's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure, when added to the aggregate outstanding amount of Indebtedness incurred pursuant to Section 6.2(j), shall not exceed $150,000,000 and (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments.

          (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date, provided that notwithstanding the foregoing, Letters of Credit having an aggregate face amount not in excess of $25,000,000 may provide for an expiration date that is more than one year after the date of issuance, so long as such expiration date does not extend beyond the date referred to in clause (ii) above.

          (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders, the Issuing Lender hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Lender, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Lender, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Lender and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e) Reimbursement. If the Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with
Section 2.3 or 2.4 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the unreimbursed portion thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the unreimbursed LC Disbursement, in the same manner as provided in Section 2.6 with respect to Loans made by such Lender (and
Section 2.6 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Lender the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Lender for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

          (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; provided that neither of the foregoing sentences shall be construed to excuse the Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Lender's gross negligence, willful misconduct or failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Lender (as finally determined by a court of competent jurisdiction), the Issuing Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g) Disbursement Procedures. The Issuing Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Lender shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy promptly thereafter) of such demand for payment and whether the Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Lender and the Revolving Lenders with respect to any such LC Disbursement.

          (h) Interim Interest. If the Issuing Lender shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.14(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Lender, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Lender shall be for the account of such Lender to the extent of such payment.

          (i) Replacement of the Issuing Lender. The Issuing Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 2.13(b). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Lender" shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing at least 51% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in paragraph (h) or (i) of Article VII. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Lender for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing at least 51% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

          SECTION 2.6 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.4. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.5(e) shall be remitted by the Administrative Agent to the Issuing Lender.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          SECTION 2.7 Interest Elections. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

          (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.3 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by delivery to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.2 of this
Section: (i) the Borrowing to which such Interest Election Request applies;
(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election. If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each relevant Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          SECTION 2.8 Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Tranche B Commitments shall terminate at 5:00 p.m., New York City time, on the Amendment/Restatement Effective Date and (ii) the Revolving Commitments shall terminate on the Revolving Maturity Date.

          (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the sum of the Revolving Exposures would exceed the total Revolving Commitments.

          (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section, at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness or closing of other credit facilities, debt financings or Dispositions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

          SECTION 2.9 Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (b) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 9.4(c) and a subaccount for each Lender in which it shall record (i) the amount of each Loan made hereunder (whether or not evidenced by a promissory note), the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (c) The entries made in the accounts maintained pursuant to paragraph (a) or (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (d) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender and its registered assigns and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.4) be represented by one or more promissory notes in such form payable to such payee and its registered assigns.

          SECTION 2.10 Repayment of Loans. (a) The Borrower shall repay Tranche A Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

                  Date                      Amount
                  ----                      ------

         March 31, 2000                     $12,500,000
         June 30, 2000                      $12,500,000
         September 30, 2000                 $12,500,000
         December 31, 2000                  $25,000,000
         March 31, 2001                     $25,000,000
         June 30, 2001                      $25,000,000
         September 30, 2001                 $25,000,000
         December 31, 2001                  $31,250,000
         March 31, 2002                     $31,250,000
         June 30, 2002                      $31,250,000
         September 30, 2002                 $31,250,000
         December 31, 2002                  $37,500,000
         March 31, 2003                     $37,500,000
         June 30, 2003                      $37,500,000
         September 30, 2003                 $37,500,000
         December 31, 2003                  $37,500,000
         March 31, 2004                     $37,500,000
         June 30, 2004                      $37,500,000
         September 30, 2004                 $37,500,000

          (b) The Borrower shall repay Tranche B Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

                  Date                      Amount
                  ----                      ------

         March 31, 2000                     $1,250,000
         June 30, 2000                      $1,250,000
         September 30, 2000                 $1,250,000
         December 31, 2000                  $1,250,000
         March 31, 2001                     $1,250,000
         June 30, 2001                      $1,250,000
         September 30, 2001                 $1,250,000
         December 31, 2001                  $1,250,000
         March 31, 2002                     $1,250,000
         June 30, 2002                      $1,250,000
         September 30, 2002                 $1,250,000
         December 31, 2002                  $1,250,000
         March 31, 2003                     $1,250,000
         June 30, 2003                      $1,250,000
         September 30, 2003                 $1,250,000
         December 31, 2003                  $1,250,000
         March 31, 2004                     $1,250,000
         June 30, 2004                      $1,250,000
         September 30, 2004                 $1,250,000
         December 31, 2004                  $1,250,000
         March 31, 2005                     $1,250,000
         June 30, 2005                      $1,250,000
         September 30, 2005                 $1,250,000
         December 31, 2005                  $1,250,000
         March 31, 2006                     $117,500,000
         June 30, 2006                      $117,500,000
         September 30, 2006                 $117,500,000
         December 31, 2006                  $117,500,000

          (c) The Borrower shall repay (i) the then unpaid principal amount of the Revolving Loans on the Revolving Maturity Date and (ii) the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

          SECTION 2.11 Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

          (b) If on any date any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall, within ten Business Days after such Net Proceeds are received, prepay Term Borrowings in an amount equal to the aggregate amount of such Net Proceeds; provided that, in the case of any event described in clause (a) or (b) of the definition of the term Prepayment Event, if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrower and the Subsidiaries intend to apply the Net Proceeds from such event ("Reinvestment Net Proceeds"), within 360 days after receipt of such Net Proceeds, to make Permitted Acquisitions or Investments permitted by Section 6.5 or acquire real property, equipment or other assets to be used in the business of the Borrower and the Subsidiaries, and certifying that no Default or Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of such event except to the extent of any Net Proceeds therefrom that have not been so applied by the end of such 360-day period, at which time a prepayment shall be required in an amount equal to the Net Proceeds that have not been so applied.

          (c) The Borrower shall prepay Term Borrowings in an aggregate amount equal to the ECF Percentage of Excess Cash Flow for such fiscal year, commencing with the fiscal year ending December 31, 2000. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 5.1 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 90 days after the end of such fiscal year).

          (d) Notwithstanding anything to the contrary in this Agreement, with respect to the amount of any mandatory prepayment described in Section
2.11 that is allocated to Tranche B Borrowings (such amount, the "Tranche B Prepayment Amount"), at any time when Tranche A Borrowings remain outstanding, the Borrower will, in lieu of applying such amount to the prepayment of Tranche B Borrowings:

          (i) in the case of any mandatory prepayment described in Section 2.11(b), on the date of the relevant Prepayment Event, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Lender a notice (each, a "Prepayment Option Notice") as described below. As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Tranche B Lender a Prepayment Option Notice, which shall be in the form of Exhibit H, and shall include an offer by the Borrower to prepay on the date that is ten Business Days after the date of the relevant Prepayment Event, the Tranche B Term Loan of such Lender by an amount equal to the portion of the Tranche B Prepayment Amount applicable to such Lender's Tranche B Term Loan and

          (ii) in the case of any mandatory prepayment described in Section 2.11(c), on the date specified in this Section for prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Lender a Prepayment Option Notice as described below. As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Tranche B Lender a Prepayment Option Notice, which shall be in the form of Exhibit H, and shall include an offer by the Borrower to prepay on the date that is five Business Days after the date of the Prepayment Option Notice, the Tranche B Term Loan of such Lender by an amount equal to the portion of the Tranche B Prepayment Amount applicable to such Lender's Tranche B Term Loan.

Each Tranche B Lender shall return a completed Prepayment Option Notice to the Administrative Agent no later than three Business Days prior to the mandatory prepayment date specified in the applicable Prepayment Option Notice (each a "Mandatory Prepayment Date"), with the failure to so return such notice being deemed to constitute an acceptance of the relevant prepayment. On the Mandatory Prepayment Date, (i) the Borrower shall pay to the relevant Tranche B Lenders the aggregate amount necessary to prepay that portion of the outstanding Tranche B Term Loans in respect of which such Lenders have accepted, or have been deemed to have accepted, prepayment as described above, (ii) the Borrower shall pay to the Tranche A Lenders an amount equal to the portion of the Tranche B Prepayment Amount not accepted by the Tranche B Lenders, and such amount shall be applied to the prepayment of the Tranche A Borrowings.

          (e) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy promptly thereafter) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.8, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with
Section 2.8. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.2, except as necessary to apply fully the required amount of a mandatory prepayment.

          SECTION 2.12 Certain Payment Application Matters. (a) Each repayment or prepayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments and prepayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

          (b) Any mandatory prepayment of Term Borrowings shall, subject to
Section 2.11(d), be allocated pro rata among the Tranche A Term Borrowings and Tranche B Term Borrowings based on the aggregate principal amount of outstanding Borrowings of each such Class.

          (c) Each optional prepayment and each mandatory prepayment pursuant to Section 2.11(c) allocated to the Tranche A Term Borrowings or the Tranche B Term Borrowings shall, subject to Section 2.11(d), be applied to the installments thereof, first to any remaining scheduled installments due prior to the first anniversary of the date of such prepayment (applied pro rata to such remaining installments) and, second, to the remaining scheduled installments due on or after the first anniversary of the date of such prepayment (applied pro rata to such remaining installments). Each other mandatory prepayment allocated to the Tranche A Term Borrowings or the Tranche B Term Borrowings shall, subject to Section 2.11(d), be applied pro rata to the remaining installments thereof.

          SECTION 2.13 Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of each Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. Commitment fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

          (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Lender a fronting fee, which shall accrue at the rate of 0.20% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Lender's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Lender pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

          (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Lender, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

          SECTION 2.14 Interest. (a) ABR Loans shall bear interest at the Alternate Base Rate plus the Applicable Rate.

          (b) Eurodollar Loans shall bear interest at the Adjusted LIBO Rate for the applicable Interest Period plus the Applicable Rate.

          (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.15 Alternate Rate of Interest. (a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

          (b) the Administrative Agent is advised by the Majority Facility Lenders under the relevant Facility that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the relevant Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the relevant Lenders that the circumstances giving rise to such notice no longer exist, then, in the case of the relevant Facility, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

          SECTION 2.16 Increased Costs. (a) If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

          (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the net cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

          (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

          (c) A certificate of a Lender setting forth in reasonable detail the computation of the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. All amounts payable by the Borrower pursuant to paragraph
(a) or (b) of this Section shall be deemed to constitute interest expense in respect of the Loans.

          (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.17 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(e) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.20, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          SECTION 2.18 Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or the relevant Lender receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law and indemnify the Lender from and against any Other Taxes and any penalties, interest and reasonable expenses arising therefrom or with respect thereto.

          (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent or such Lender on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error, and shall be so delivered as promptly as reasonably practicable after such Lender or the Administrative Agent, as the case may be, obtains actual knowledge of such amount.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Each Lender that is not a United States person within the meaning of Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent, on or before the date on which it becomes a party to this Agreement either:

               (A) two duly completed and signed original copies of either Internal Revenue Service form W-8BEN or Internal Revenue Service Form W-8ECI (relating to such Non-U.S. Lender and entitling it to a complete exemption from or reduction of withholding of United States federal income taxes on all amounts to be received by such Non-U.S. Lender pursuant to this Agreement and the other credit documents), or successor and related applicable forms, as the case may be (including, where applicable with respect to both (x) and (y) any such forms required to be provided to certify to such exemption on behalf of such Non-U.S. Lender's beneficial owners).

               (B) in the case of a Non-U.S. Lender that is not a "Bank" within the meaning of Section 881(c)(3)(A) of the Code and that does not comply with the requirements of clause (A) hereof, (x) a statement in the form of Exhibit F (and any similar statements required to certify to the exemption of its beneficial owners) or such other form of statements as shall be reasonably requested by the Borrower from time to time to the effect that such Non-U.S. Lender (and, where applicable, its beneficial owners) is eligible for a complete exemption from withholding of United States federal income taxes under Code Section 871(h) or 881(c), and (y) two duly completed and signed original copies of Internal Revenue Service Form W-8BEN or successor and related applicable forms (including, where applicable, copies of such forms with respect to such entity's beneficial owners).

               Further, each Non-U.S. Lender agrees (i) to deliver to the Borrower and the Administrative Agent, and if applicable, the assigning Lender two further duly completed and signed original copies of such Forms W-8BEN or W-8ECI, as the case may be (and, where applicable, any such forms on behalf of its beneficial owners) or successor and related applicable forms, on or before the date that any such form expires or becomes obsolete and promptly after the occurrence of any event requiring a change from the most recent form(s) previously delivered by it to the Borrower in accordance with applicable U.S. laws and regulations,
          (ii) in the case of a Non-U.S. Lender that delivers a statement in the form of Exhibit F (or such other form of statement as shall have been requested by the Borrower), to deliver to the Borrower and the Administrative Agent, and if applicable, the assigning Lender, such statement (and where applicable, any such statements from its beneficial owners) on the two year anniversary of the date on which such Non-U.S. Lender became a party to this Agreement and to deliver promptly to the Borrower and the Administrative Agent, such additional statements and forms as shall be reasonably requested by the Borrower from time to time, and (iii) to notify promptly the Borrower and the Administrative Agent if it (or, as applicable, its beneficial owners) is no longer able to deliver, or if it is required to withdraw or cancel, any form of statement previously delivered by it pursuant to this subsection 2.18(e). Notwithstanding anything herein to the contrary, no Non-U.S. Lender shall be required to provide any forms, certification or documentation which it is not legally entitled to deliver.

          (f) Each Lender which is not a Non-U.S. Lender shall deliver to Borrower and the Administrative Agent (and if applicable the assigning or participating Lender) two copies of a statement which shall contain the address of such Lender's office or place of business in the United States, which shall be signed by an authorized officer of such Lender, together with two duly completed copies of Internal Revenue Service Form W-9 (or applicable successor form) unless it establishes to the satisfaction of the Borrower that it is otherwise eligible for an exemption from backup withholding tax or other applicable withholding tax. Each such Lender shall deliver to the Borrower and Administrative Agent two further duly completed and signed forms and statements (or successor form) at or before the time any such form or statement becomes obsolete.

          (g) Each Non-U.S. Lender agrees to indemnify and hold harmless the Borrower from and against any Taxes imposed by or on behalf of the United States or any taxing jurisdiction thereof, penalties, additions to tax, fines, interest or other liabilities, costs or losses (including, without limitation, reasonable attorney's fees and expenses) incurred or payable by the Borrower as a result of the failure of the Borrower to comply with its obligations to deduct or withhold any Taxes imposed by or on behalf of the United States or any taxing jurisdiction thereof (including penalties, additions to tax, fines or interest on such Taxes) from any payments made pursuant to this Agreement to such Non-U.S. Lender or the Administrative Agent which failure resulted from (i) the Borrower's reliance on Exhibit F pursuant to subsection 2.18(e) or (ii) such Lender being a "conduit entity" within the meaning of Treasury Reg. Section 1.881-3 or any successor provision thereto; and, provided additionally, that, without limitation, no amounts shall be due and owing to such Lender pursuant to Section 2.18 if either provisions (i) or (ii) are applicable. Notwithstanding any other provision of subsection 2.18(e), a Non-U.S. Lender shall not be required to deliver any form or statement pursuant to subsection 2.18(e) that such Non-U.S. Lender is not legally able to deliver.

          (h) If the Administrative Agent or any Lender receives a refund in respect of Taxes or Other Taxes paid by the Borrower, which in the reasonable good faith judgment of such Lender is allocable to such payment, it shall promptly pay such refund, together with any other amounts paid by the Borrower in connection with such refunded Taxes or Other Taxes, to the Borrower, net of all out-of-pocket expenses of such Lender incurred in obtaining such refund, provided, however, that the Borrower agrees to promptly return such refund to the Administrative Agent or the applicable Lender as the case may be, if it receives notice from the Administrative Agent or applicable Lender that such Administrative Agent or Lender is required to repay such refund.

          SECTION 2.19 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.16, 2.17 or 2.18, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except as otherwise expressly provided herein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders (or any of them) hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each relevant Lender severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it to the Administrative Agent, the Swingline Lender or the Issuing Lender, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.20 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.16, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.16 or 2.18, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 2.16, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.4), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld and (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts). A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                ARTICLE III

                       Representations and Warranties
                       ------------------------------

          The Borrower represents and warrants to the Administrative Agent and the Lenders that:

          SECTION 3.1 Organization; Powers. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and
(c) except where the failure to do so, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          SECTION 3.2 Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party (as the case may be), enforceable against the Borrower or such other Loan Party, as the case may be, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 3.3 Governmental Approvals; No Conflicts. The Transactions (a) do not require any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable material law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens created under the Loan Documents.

          SECTION 3.4 Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows
(i) as of and for the fiscal year ended December 31, 1998, reported on by Arthur Andersen LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 1999, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

          (b) Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum and except for the Disclosed Matters, based on the facts and circumstances in existence on the Amendment/Restatement Effective Date and taking into consideration the likelihood of any realization with respect to contingent liabilities, after giving effect to the Transactions, none of the Borrower or its Subsidiaries has, as of the Amendment/Restatement Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.

          (c) Since December 31, 1998, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

          SECTION 3.5 Properties. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (b) Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person.

          (c) Schedule 3.5 sets forth the location of substantially all of the real property that is owned or leased by the Borrower or any of its Subsidiaries as of the Amendment/Restatement Effective Date.

          (d) As of the Amendment/Restatement Effective Date, neither the Borrower nor any of its Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. To the Borrower's knowledge, neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein.

          SECTION 3.6 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, in the aggregate, to have a Material Adverse Effect or (ii) that involve any of the Loan Documents, the Existing Credit Agreement or the Transactions.

          (b) Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

          SECTION 3.7 Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing.

          SECTION 3.8 Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 3.9 Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or
(b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          SECTION 3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to have a Material Adverse Effect. Except to the extent such excess could not reasonably be expected to have a Material Adverse Effect, the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans.

          SECTION 3.11 Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Borrower or any of its Subsidiaries is subject, and all other matters known to any of them, that, in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          SECTION 3.12 Subsidiaries. Schedule 3.12 sets forth the name of, and the direct and indirect ownership interest of the Borrower in, each Subsidiary of the Borrower and identifies each Subsidiary that is a Subsidiary Guarantor, in each case as of the Amendment/Restatement Effective Date.

          SECTION 3.13 Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Borrower and its Subsidiaries as of the Amendment/Restatement Effective Date. As of the Amendment/Restatement Effective Date, all premiums due and payable in respect of such insurance have been paid.

          SECTION 3.14 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened; (b) the hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters; and (c) all payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

          SECTION 3.15 Solvency. Immediately following the making of each Loan made on the Amendment/Restatement Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower and its Subsidiaries, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Borrower and its Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;
(c) the Borrower and its Subsidiaries, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Amendment/Restatement Effective Date.

          SECTION 3.16 Senior Indebtedness. At all times after the issuance of any Subordinated Debt, (a) the Obligations will constitute "Senior Indebtedness" (or any comparable concept) under and as defined in the Subordinated Debt Documents and (b) in the event that any Subsidiary Guarantees the Subordinated Debt, the obligations of such Subsidiary Guarantor under each Collateral Agreement to which it is a party will constitute "Guarantor Senior Indebtedness" (or any comparable concept) of such Subsidiary Guarantor under and as defined in the Subordinated Debt Documents.

          SECTION 3.17 Security Documents. (a) Each Collateral Agreement is effective to create in favor of the Administrative Agent or the Collateral Agent, as the case may be, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. As of the Amendment/Restatement Effective Date, Schedule 3.17(a) lists all of the filing jurisdictions in which UCC-1 Financing Statements are required to be filed pursuant to the Collateral Agreements. Each Collateral Agreement constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the relevant Collateral Agreement), in each case, subject to Permitted Encumbrances, prior and superior in right to any other Person.

          (b) Each of the Mortgages is effective to create in favor of the Administrative Agent or the Collateral Agent, as the case may be, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof. As of the Amendment/Restatement Effective Date, Schedule 3.17(b) lists the location of each Mortgaged Property. Each Mortgage constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties referred to therein and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case, subject to Permitted Encumbrances, prior and superior in right to any other Person.

          SECTION 3.18 Year 2000. The cost to the Borrower and its Subsidiaries of any reprogramming required to permit the proper functioning, in and following the year 2000, of (a) the computer systems of the Borrower and its Subsidiaries and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's systems interface) and the testing of all such systems and equipment, as so reprogrammed, and of the reasonably foreseeable consequences of year 2000 to the Borrower and its Subsidiaries (including reprogramming errors and the failure of others' systems or equipment) could not reasonably be expected to result in a Default, an Event of Default or a Material Adverse Effect. To the knowledge of the Borrower, except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue to be, sufficient to permit the Borrower to conduct its businesses without Material Adverse Effect.

                                ARTICLE IV

                                Conditions
                                ----------

          SECTION 4.1 Amendment/Restatement Effective Date. The amendments to the Existing Credit Agreement effected hereby and the obligations of the Lenders to make or maintain Loans and of the Issuing Lender to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied:

          (a) Credit Agreement. The Administrative Agent shall have received (i) from the Borrower, a counterpart of this Agreement signed on behalf of the Borrower, (ii) from the Majority Facility Lenders under each of the Facilities (after giving effect to the increase of the Revolving Commitments and the replacement of the Old Tranche B Loans hereunder), an Addendum in the form of Exhibit E, signed on behalf of such Lenders, (iii) from each Lender whose Revolving Commitment is increasing pursuant hereto, an Addendum in the form of Exhibit E, signed on behalf of such Lender, and (iv) from each Lender with a Tranche B Commitment, an Addendum in the form of Exhibit E, signed on behalf of such Lender.

          (b) Legal Opinions. The Administrative Agent shall have received legal opinions (addressed to the Administrative Agent and the Lenders and dated the Amendment/Restatement Effective Date) (i) from Fried, Frank, Harris, Shriver & Jacobson, counsel for the Borrower, substantially in the form of Exhibit D-1 and (ii) from Christopher J. Kearney, General Counsel of the Borrower, substantially in the form of Exhibit D-2. The Borrower hereby requests each such counsel to deliver such opinions.

          (c) Closing Certificates. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Amendment/Restatement Effective Date, substantially in the form of Exhibit B, with appropriate insertions and attachments.

          (d) Fees. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment/Restatement Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document. All such amounts will be paid with proceeds of Loans made on the Amendment/Restatement Effective Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Amendment/Restatement Effective Date.

          (e) Collateral Agreements. The Administrative Agent shall have received from the Borrower and each Subsidiary Guarantor, the Consent and Confirmation signed on behalf of the Borrower and each Subsidiary Guarantor.

          (f) Consents. All consents and approvals required to be obtained from any Governmental Authority or other Person in connection with the Transactions and the continuing operations of the Borrower and its Subsidiaries shall have been obtained, except to the extent that the failure to obtain any such consent could not reasonably be expected to have a Material Adverse Effect.

          (g) Replacement of Tranche B Term Loans. The Borrower shall have replaced the Old Tranche B Loans made under the Existing Credit Agreement with Tranche B Term Loans hereunder and shall have paid in full all accrued interest and premium thereon.

          (h) Pro Forma Financial Statements. The Administrative Agent shall have received, with copies for each Lender, a satisfactory unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at September 30, 1999, and the related statements of income and cash flows (including the notes thereto) (the "Pro Forma Financial Statements"), giving effect (as if such events had occurred on such date) to the sale of the Borrower' s Best Power business and the related prepayment of Old Tranche B Loans made under the Existing Credit Agreement, and such Pro Forma Financial Statements shall be accompanied by a certificate of the Borrower' s chief financial officer (i) to the effect that the Pro Forma Financial Statements have been prepared based on the best information available to the Borrower as of the date of delivery thereof and present fairly on a pro forma basis the estimated financial position of the Borrower and its consolidated Subsidiaries as at September 30, 1999, assuming that the sale of the Best Power business and the related prepayment of loans under the Existing Credit Agreement had actually occurred at such date and (ii) containing all information and calculations necessary for determining the Consolidated Leverage Ratio as of September 30, 1999, giving pro forma effect to the sale of the Best Power business and the related prepayment of loans under the Existing Credit Agreement.

          SECTION 4.2 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Lender to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

          (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

          (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

                                 ARTICLE V

                           Affirmative Covenants
                           ---------------------

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Administrative Agent and the Lenders that:

          SECTION 5.1 Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

          (a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Arthur Andersen LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided that delivery within the time period specified above of copies of the Annual Report on Form 10-K of the Borrower filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 5.1(a);

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations for such fiscal quarter and the then elapsed portion of the fiscal year, and cash flows for the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided that delivery within the time period specified above of copies of the Quarterly Report on Form 10-Q of the Borrower filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 5.1(b);

          (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section
     6.1 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower's audited financial statements referred to in Section 3.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default or Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines);

          (e) prior to the commencement of each fiscal year of the Borrower, a consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

          (f) no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Subordinated Debt Documents;

          (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

          (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

          SECTION 5.2 Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

          (a) the occurrence of any Default or Event of Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $35,000,000;

          (d) any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding that could reasonably be expected to reduce the value of the Collateral by an aggregate amount in excess of $35,000,000; and

          (e) any development that results in, or could reasonably be expected to have, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.3 Information Regarding Collateral. (a) The Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office or its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral (other than any inventory and equipment kept at locations where there is less than $1,000,000 aggregate book value of inventory and equipment) owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity or corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number. Unless the Borrower shall have provided to the Administrative Agent at least 30 days' prior written notice of any such change, the Borrower agrees not to effect or permit any change referred to in the preceding sentence until such time as all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent or the Collateral Agent, as applicable, to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

          (b) On each Collateral Date, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower setting forth (i) the information required by Section 5.11 and (ii) a summary of any change referred to in the first sentence of paragraph (a) above that has occurred since the immediately preceding Collateral Date (or, in the case of the first Collateral Date, since the Effective Date).

          SECTION 5.4 Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.4.

          SECTION 5.5 Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its material Indebtedness and other obligations, including material Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to have a Material Adverse Effect.

          SECTION 5.6 Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good condition, ordinary wear and tear excepted.

          SECTION 5.7 Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Security Documents. The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

          SECTION 5.8 Books and Records; Inspection and Audit Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

          SECTION 5.9 Compliance with Laws and Contractual Obligations. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority (including Environmental Laws) and all Contractual Obligations applicable to it or its property, except where the failure to do so, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          SECTION 5.10 Use of Proceeds and Letters of Credit. The proceeds of the Tranche B Term Loans will be used only (a) to replace the Old Tranche B Loans made under the Existing Credit Agreement and (b) to finance the payment of fees and expenses payable in connection with the Transactions. The proceeds of the Revolving Loans and Swingline Loans, and the Letters of Credit, will be used only for working capital and general corporate purposes of the Borrower and its Subsidiaries, including Permitted Acquisitions, Investments and Restricted Payments permitted hereby. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

          SECTION 5.11 Additional Collateral. (a) On each Collateral Date, the Borrower will notify the Administrative Agent of the identity of any Wholly Owned Subsidiary that is not already a Subsidiary Guarantor and promptly after such Collateral Date will (i) cause such Subsidiary (unless it is a Foreign Subsidiary) to become a "Subsidiary Guarantor" under the Guarantee and Collateral Agreement, (ii) in the case of each such Subsidiary that is a Material Subsidiary, cause such Subsidiary (unless it is a Foreign Subsidiary) to become a "Grantor" under each relevant Collateral Agreement, (iii) cause the Capital Stock of such Wholly Owned Subsidiary to be pledged pursuant to the relevant Collateral Agreement (except that, if such Subsidiary is a Foreign Subsidiary, no shares of common stock of such Subsidiary shall be pledged unless such Subsidiary is a Material Subsidiary that is directly owned by the Borrower or a Domestic Subsidiary, and then the amount of voting common stock of such Subsidiary to be pledged pursuant to such Collateral Agreement may be limited to 66% of the outstanding shares of voting common stock of such Subsidiary) and
(iv) except in the case of a Foreign Subsidiary, take all steps required by the relevant Security Documents and this Agreement to create and perfect Liens in the relevant property of such Subsidiary; provided that the Borrower and its Subsidiaries shall not be required to comply with the requirements of this Section 5.11(a) if the Administrative Agent, in its sole discretion, determines that the cost of such compliance is excessive in relation to the value of the collateral security to be afforded thereby.

          (b) If, as of any Collateral Date, any property of the Borrower, any Subsidiary Guarantor that is a "Grantor" under any Collateral Agreement or any Subsidiary that is required to become a "Grantor" pursuant to
Section 5.11(a) (including any parcel of owned domestic real property having a fair market value in excess of $10,000,000 but excluding all other real property) is not already subject to a perfected first priority Lien in favor of the Administrative Agent or the Collateral Agent, as the case may be, the Borrower will notify the Administrative Agent thereof, and, promptly after such Collateral Date, will cause such assets to become subject to a Lien under the relevant Security Documents and will take, and cause the relevant Subsidiary to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in Section 5.12, all at the expense of the Loan Parties; provided that the Borrower and its Subsidiaries shall not be required to comply with the requirements of this Section 5.11(b) if the Administrative Agent, in its sole discretion, determines that the cost of such compliance is excessive in relation to the value of the collateral security to be afforded thereby.

          (c) Notwithstanding anything to the contrary in this Section 5.11, after the Release Date, no property other than Capital Stock shall be required to become Collateral.

          SECTION 5.12 Further Assurances. The Borrower will, and will cause each of the Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

          SECTION 5.13 Interest Rate Protection. The Borrower will maintain for a period of not less than three years after the Effective Date one or more interest rate protection agreements on such terms and with such parties as shall be reasonably satisfactory to the Administrative Agent, the effect of which shall be to fix or limit the interest cost to the Borrower with respect to at least 50% of the outstanding Tranche A Term Loans and Tranche B Term Loans.

                                 ARTICLE VI

                            Negative Covenants
                            ------------------

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

          SECTION 6.1 Financial Condition Covenants.

          (a) Consolidated Leverage Ratio. The Borrower will not permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending during any period set forth below to exceed the ratio set forth below opposite such period:

                      Period                    Consolidated Leverage Ratio
                      ------                    ---------------------------

         December 31, 1999 - June 30, 2000           3.75 to 1.0
         July 1, 2000 - December 31, 2001            3.50 to 1.0
         January 1, 2002 and thereafter              3.25 to 1.0

          (b) Consolidated Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending during any period set forth below to be less than the ratio set forth below opposite such period:

                                                  Consolidated Interest
                      Period                          Coverage Ratio
                      ------                      ---------------------

         December 31, 1999 - December 31, 2000       3.25 to 1.00
         January 1, 2001 and thereafter              3.50 to 1.00

          SECTION 6.2 Indebtedness. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness created under the Loan Documents;

          (b) Subordinated Debt, so long as (i) such Indebtedness has no scheduled principal payments prior to June 30, 2007, (ii) no covenant or default contained in the Subordinated Debt Documents is more restrictive than those contained in this Agreement and (iii) the Subordinated Debt Documents contain subordination terms that are no less favorable to the Lenders than those customarily applicable to offerings of "high-yield" subordinated debt;

          (c) Indebtedness existing on the Amendment/Restatement Effective Date and set forth in Schedule 6.2 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

          (d) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; provided that Indebtedness pursuant to this paragraph (d) of any Subsidiary that is not a Wholly Owned Subsidiary Guarantor shall be subject to Section 6.5;

          (e) Indebtedness consisting of reimbursement obligations under surety, indemnity, performance, release and appeal bonds and guarantees thereof, in each case securing obligations not constituting Indebtedness for borrowed money and obtained in the ordinary course of business;

          (f) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary; provided that Guarantees pursuant to this paragraph (f) of Indebtedness of any Subsidiary that is not a Wholly Owned Subsidiary Guarantor shall be subject to Section 6.5;

          (g) (i) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, provided that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, and (ii) Attributable Debt in connection with Sale/Leaseback Transactions involving fixed or capital assets, so long as the aggregate principal amount of all Indebtedness incurred pursuant to this paragraph (g) shall not exceed $100,000,000 at any time outstanding;

          (h) Indebtedness of any Person that becomes a Subsidiary after the Amendment/Restatement Effective Date; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this paragraph (h) shall not exceed $100,000,000 at any time outstanding;

          (i) Indebtedness to finance the general working capital needs of the Borrower and its Subsidiaries incurred after the Revolving Maturity Date in an aggregate principal amount not to exceed the amount of the Revolving Commitments as in effect immediately prior to the Revolving Maturity Date, provided that (i) the Revolving Commitments shall have been or shall concurrently be terminated, the Revolving Loans and Swingline Loans shall have been or shall concurrently be repaid in full and all Letters of Credit shall have been or shall concurrently be cancelled or replaced and (ii) the terms and conditions of such replacement working capital facility (including any arrangements for sharing of Collateral) shall be satisfactory to the Required Lenders (determined after giving effect to the termination of the Revolving Commitments);

          (j) letters of credit required in the ordinary course of business in an aggregate face amount, when added to the aggregate face amount of Letters of Credit and unreimbursed Reimbursement Obligations then outstanding, not exceeding $150,000,000 at any time outstanding;

          (k) other Indebtedness of Foreign Subsidiaries and non-Wholly Owned Domestic Subsidiaries in an aggregate principal amount not exceeding $30,000,000 at any time outstanding (with the amount of Indebtedness under overdraft lines being determined net of cash held for the benefit of the relevant Subsidiary by the institution creating such overdraft);

          (l) unsecured Indebtedness of the Borrower in an aggregate principal amount not exceeding $200,000,000 at any time outstanding, provided that (i) such Indebtedness has no scheduled principal payments prior to the Tranche B Maturity Date, (ii) no covenant or default contained in the documentation for such Indebtedness is more restrictive than those contained in this Agreement, (iii) no Default or Event of Default shall have occurred and be continuing, or would occur after giving effect to the incurrence of such Indebtedness, and
     (iv) the Borrower shall be in compliance, on a pro forma basis after giving effect to the incurrence of such Indebtedness, with the covenants contained in Section 6.1, in each case recomputed as at the last day of the most recently ended fiscal quarter of the Borrower for which the relevant information is available as if such incurrence had occurred on the first day of each relevant period for testing such compliance (as demonstrated in a certificate of a Financial Officer delivered to the Administrative Agent not more than ten days prior to such incurrence); and

          (m) other Indebtedness in an aggregate principal amount not exceeding $50,000,000 at any time outstanding, provided that the aggregate principal amount of secured Indebtedness incurred pursuant to this paragraph (m) shall not exceed $15,000,000.

          SECTION 6.3 Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a) Liens created under the Loan Documents;

          (b) Permitted Encumbrances;

          (c) any Lien on any property or asset of the Borrower or any Subsidiary existing on the Amendment/Restatement Effective Date and set forth in Schedule 6.3; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and
     (ii) such Lien shall secure only those obligations which it secures on the Amendment/Restatement Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (d) any Lien existing on any fixed or capital asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any fixed or capital asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property of the Borrower or any Subsidiary and
     (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (e) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 6.2(g),
     (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

          (f) Liens on Collateral securing Indebtedness permitted by
     Section 6.2(i);

          (g) Liens on property of any Foreign Subsidiary or non-Wholly Owned Domestic Subsidiary securing Indebtedness of such Foreign Subsidiary or non-Wholly Owned Domestic Subsidiary, as the case may be, permitted by Section 6.2(j) or (k); provided that the aggregate amount of the Indebtedness so secured shall not exceed $45,000,000 at any one time; and

          (h) Liens not otherwise permitted by this Section so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $15,000,000 at any one time.

          SECTION 6.4 Fundamental Changes. The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing (a) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (b) any Person may merge with any Wholly Owned Subsidiary Guarantor so long as the surviving entity is or becomes a Wholly Owned Subsidiary Guarantor, (c) any Subsidiary may Dispose of its assets to the Borrower or any Wholly Owned Subsidiary Guarantor pursuant to a transaction of liquidation or dissolution, (d) the Borrower or any Subsidiary may Dispose of its interest in any Subsidiary pursuant to a merger of such Subsidiary, (e) any Foreign Subsidiary may merge with any other Person so long as the surviving entity is a Subsidiary or Dispose of its assets to any other Subsidiary pursuant to a transaction of liquidation or dissolution and (f) the Borrower may merge into any other Person so long as (i) the surviving entity assumes all the Obligations of the Borrower hereunder and under the other Loan Documents pursuant to a written agreement satisfactory to the Administrative Agent, (ii) the surviving entity is organized under the laws of a jurisdiction within the United States of America, (iii) no Default or Event of Default shall have occurred and be continuing, or would occur after giving effect to such merger, (iv) the Borrower shall be in compliance, on a pro forma basis after giving effect to such merger, with the covenants contained in Section 6.1, in each case recomputed as at the last day of the most recently ended fiscal quarter of the Borrower for which the relevant information is available as if such merger had occurred on the first day of each relevant period for testing such compliance (as demonstrated in a certificate of a Financial Officer delivered to the Administrative Agent at least ten Business Days prior to such merger) and
(v) all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such merger to have a valid, legal and perfected security interest in all the Collateral. It is understood that no transaction pursuant to this Section 6.4 shall be permitted unless any Investment or Disposition made in connection therewith is also expressly permitted by Section 6.5 or 6.7, as applicable.

          SECTION 6.5 Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger) any Capital Stock of or evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (collectively, "Investments"), except:

          (a) Permitted Investments;

          (b) Investments existing on the Amendment/Restatement Effective Date and set forth on Schedule 6.5;

          (c) intercompany Investments in the ordinary course of business made by the Borrower and its Subsidiaries in any Subsidiary that, prior to such Investment, is a Subsidiary; provided that, after giving effect to any such Investment made on a particular date, the aggregate amount of such Investments by Loan Parties from the Amendment/Restatement Effective Date through and including such date, net of any repayments of any such Investments, in or with respect to Subsidiaries that are not Wholly Owned Subsidiary Guarantors shall not exceed $75,000,000;

          (d) loans and advances to employees of the Borrower or any Subsidiary in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for the Borrower or any Subsidiary not to exceed $10,000,000 at any one time outstanding;

          (e) Guarantees constituting Indebtedness permitted by Section 6.2; provided that (i) a Subsidiary shall not Guarantee the Subordinated Debt unless (A) such Subsidiary also has Guaranteed the Obligations pursuant to each relevant Collateral Agreement, (B) such Guarantee of the Subordinated Debt is subordinated to such Guarantee of the Obligations on terms no less favorable to the Lenders than the subordination provisions of the Subordinated Debt and (C) such Guarantee of the Subordinated Debt provides for the release and termination thereof, without action by any party, upon Disposition of the relevant Subsidiary or of substantially all of its assets, and
     (ii) the aggregate principal amount of Indebtedness of Subsidiaries that are not Wholly Owned Subsidiary Guarantors that is Guaranteed by any Loan Party shall be subject to the limitation set forth in paragraph (c) above;

          (f) Permitted Acquisitions;

          (g) Guarantees, not constituting Indebtedness permitted by
     Section 6.2, by the Borrower and its Subsidiaries of the Contractual Obligations of the Borrower or any Subsidiary Guarantor;

          (h) intercompany Investments in any Wholly Owned Subsidiary created by the Borrower or any of its Subsidiaries in connection with any corporate restructuring, provided that (A) such newly-created Subsidiary is, or contemporaneously with the consummation of such restructuring becomes, a Wholly Owned Subsidiary Guarantor, (B) all property transferred to such newly-created Subsidiary that constituted Collateral shall continue to constitute Collateral as to which the Collateral Agent has a first priority perfected security interest, subject to Permitted Encumbrances, and (C) contemporaneously with the consummation of such restructuring (i) the Capital Stock and assets of such newly-created Subsidiary are pledged under the relevant Security Documents (except to the extent that any of the foregoing would not otherwise be required pursuant to Section 5.11 to be so pledged on the next succeeding Collateral Date) and (ii) the Borrower takes, and causes the relevant Subsidiary to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in Section 5.12, all at the expense of the Loan Parties; and

          (i) Investments that are not permitted by any other paragraph of this Section, so long as, after giving effect to any such Investment made on a particular date, the aggregate Consideration expended in connection with all such Investments from the Amendment/Restatement Effective Date through and including such date shall not exceed $150,000,000.

          SECTION 6.6 Capital Expenditures. The Borrower will not, and will not permit any of its Subsidiaries to, make or commit to make any Capital Expenditure, except Capital Expenditures of the Borrower and its Subsidiaries not exceeding $125,000,000 for any fiscal year of the Borrower; provided, that (i) any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (ii) Capital Expenditures made pursuant to this Section during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to clause (i) above.

          SECTION 6.7 Disposition of Assets. The Borrower will not, and will not permit any of its Subsidiaries to, Dispose of any asset, including any Capital Stock owned by it, nor will the Borrower permit any of it Subsidiaries to issue any additional Capital Stock of such Subsidiary, except:

          (a) (i) sales of inventory, obsolete or worn out equipment and Permitted Investments and (ii) leases of real or personal property, in each case in the ordinary course of business;

          (b) Dispositions to the Borrower or a Subsidiary; provided that any such Dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.5; and

          (c) Dispositions of assets that are not permitted by any other paragraph of this Section; provided that the aggregate gross proceeds (including any non-cash proceeds, determined on the basis of face amount in the case of notes or similar consideration and on the basis of fair market value in the case of other non-cash proceeds) of all assets Disposed of in reliance upon this paragraph (c) shall not exceed (i) in the case of the Borrower's fiscal year 2000, $400,000,000 and (ii) in the case of each fiscal year of the Borrower thereafter, 10% of total assets of the Borrower and its consolidated Subsidiaries, determined in accordance with GAAP, as of the last day of the fiscal quarter ended immediately prior to the date of such sale; and provided further that all Dispositions permitted by this paragraph (c) shall be made for fair value and for at least 85% cash consideration.

          SECTION 6.8 Sale and Leaseback Transactions. The Borrower will not, and will not permit any Subsidiary to, enter into any arrangement (each, a "Sale/Leaseback Transaction") providing for the leasing to the Borrower or any Subsidiary of real or personal property that has been or is to be (a) sold or transferred by the Borrower or any Subsidiary or (b) constructed or acquired by a third party in anticipation of a program of leasing to the Borrower or any Subsidiary, in each case unless the Attributable Debt resulting therefrom is permitted by Section 6.2(g).

          SECTION 6.9 Restricted Payments. The Borrower will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (a) the Borrower may declare and pay dividends with respect to its Capital Stock payable solely in additional shares of its Capital Stock, (b) any Wholly Owned Subsidiary may declare and pay Restricted Payments to its immediate parent, (c) any non-Wholly Owned Subsidiary may declare and pay dividends ratably with respect to its Capital Stock, (d) the Borrower may make Restricted Payments, not exceeding $10,000,000 during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, (e) the Borrower may repurchase its Capital Stock, provided that (i) the aggregate amount of such repurchases shall not exceed (A) $100,000,000, if the Consolidated Leverage Ratio, on a pro forma basis after giving effect to such repurchase (with the reference period for Consolidated EBITDA being the most recent period of four consecutive fiscal quarters for which the relevant financial information is available), is greater than or equal to 3.00 to 1.00 or (B) $250,000,000, if the Consolidated Leverage Ratio, on a pro forma basis after giving effect to such repurchase (with the reference period for Consolidated EBITDA being the most recent period of four consecutive fiscal quarters for which the relevant financial information is available), is less than 3.00 to 1.00 or (ii) notwithstanding the foregoing clause (B), the aggregate principal amount of outstanding Term Loans is less than $700,000,000 and the Consolidated Leverage Ratio, on a pro forma basis after giving effect to such repurchase (with the reference period for Consolidated EBITDA being the most recent period of four consecutive fiscal quarters for which the relevant financial information is available) is less than 2.00 to 1.00, (f) the Borrower or any Subsidiary may make Restricted Payments to the extent required by the terms of its joint venture or similar agreements relating to non-Wholly Owned Subsidiaries, provided that no such Restricted Payment shall be permitted by this clause (f) unless any Investment made in connection therewith is also expressly permitted by
Section 6.5 and (g) the Borrower may make Restricted Payments not otherwise permitted by this Section 6.9, provided that (i) on the date of any such Restricted Payment after giving effect thereto, the aggregate amount expended in connection with all Restricted Payments pursuant to this clause
(g) during the fiscal year in which such date occurs shall not exceed $10,000,000 unless, on such date, the Consolidated Leverage Ratio, on a pro forma basis after giving effect to such Restricted Payment (with the reference period for Consolidated EBITDA being the most recent period of four consecutive fiscal quarters for which the relevant financial information is available), is less than 2.50 to 1.00 and (ii) in no event shall the aggregate amount of Restricted Payments made pursuant to this clause (g) during any fiscal year exceed 25% of Consolidated Net Income for the immediately preceding fiscal year.

          SECTION 6.10 Payments of Subordinated Debt; Certain Derivative Transactions. The Borrower will not, nor will it permit any Subsidiary to,
(a) make or agree or offer to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Subordinated Debt, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Subordinated Debt, except payment of regularly scheduled interest and principal payments as and when due in respect of any Subordinated Debt, other than payments in respect of the Subordinated Debt prohibited by the subordination provisions thereof or (b) enter into any derivative transaction or similar transaction obligating the Borrower or any of its Subsidiaries to make payments to any other Person as a result of a change in market value of any Subordinated Debt.

          SECTION 6.11 Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and the Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.9 and (d) any other transaction expressly permitted by Section 6.5.

          SECTION 6.12 Restrictive Agreements. The Borrower will not, and will not permit any Wholly Owned Subsidiary Guarantor to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property, (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary or (c) the ability of any Subsidiary to transfer any of its assets to the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document or Subordinated Debt Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the Amendment/Restatement Effective Date identified on Schedule 6.12 (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) above shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) above shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

          SECTION 6.13 Amendment of Material Documents, etc. The Borrower will not, and will not permit any Subsidiary to, (a) amend, modify, supplement or waive in any material respect any of its rights under any Subordinated Debt Document or the MTN Indenture or (b) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents) as "Designated Senior Indebtedness" (or any comparable concept) for the purposes of the Subordinated Debt Documents.

                                ARTICLE VII

                             Events of Default
                             -----------------

          If any of the following events ("Events of Default") shall occur:

          (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

          (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect when made or deemed made;

          (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.2, 5.4 (with respect to the existence of the Borrower) or 5.10 or in Article VI;

          (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof to the Borrower from the Administrative Agent or the Required Lenders;

          (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with the giving of notice, if required) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (including, in any event, an "Event of Default" under and as defined in the Subordinated Debt Documents);

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (k) one or more judgments for the payment of money in an aggregate amount in excess of $35,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

          (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect;

          (m) the guarantee contained in Section 2 of either Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert;

          (n) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party or any Affiliate of any Loan Party not to be, a valid and perfected Lien on any Collateral (other than immaterial Collateral), with the priority required by the applicable Security Document;

          (o) the Subordinated Debt or any Guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Collateral Agreements, as the case may be, as provided in the Subordinated Debt Documents, or any Loan Party, any Affiliate of any Loan Party, the trustee in respect of the Subordinated Debt or the holders of at least 25% in aggregate principal amount of the Subordinated Debt shall so assert; or

          (p) a Change of Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in paragraph (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                ARTICLE VIII

                         The Administrative Agent
                         ------------------------

          Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

          The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

          The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.2), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in
Section 9.2) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document,
(iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          Subject to the appointment and acceptance of a successor to the Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Lender or any of their respective affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or any of their respective affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

          The Documentation Agent shall not have any duties or responsibilities hereunder in its capacity as such.


                                 ARTICLE IX

                               Miscellaneous
                               -------------

          SECTION 9.1 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower, to it at 700 Terrace Point Drive, Muskegon, Michigan 49443, Attention of Treasurer and Chief Financial Officer (Telecopy No. 231-724-5302);

          (b) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Doris Mesa (Telecopy No. 212-552-5650), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Julie Long (Telecopy No. 212-972-9854); and

          (c) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 9.2 Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement, or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) require any Lender to make Loans having an Interest Period of one year or longer, without the written consent of such Lender, (v) reduce the amount of Net Proceeds or Excess Cash Flow required to be applied to prepay Loans under this Agreement, without the written consent of the Majority Facility Lenders under each Facility, (vi) amend, modify or waive any provision of this Agreement in any manner that would change the application of mandatory prepayments hereunder without the written consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby, (vii) amend, modify or waive any provision of Section 2.12 without the written consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby, (viii) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (ix) release all or substantially all of the Subsidiary Guarantors from their Guarantees under the Guarantee and Collateral Agreement (except as expressly provided in the Loan Documents), without the written consent of each Lender, or (x) release all or substantially all of the Collateral from the Liens of the Security Documents (except as expressly provided in the Loan Documents), without the written consent of each Lender.

          SECTION 9.3 Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including the reasonable fees and disbursements of counsel to the Administrative Agent, with statements with respect to the foregoing to be submitted to the Borrower prior to the Amendment/Restatement Effective Date (in the case of amounts to be paid on the Amendment/Restatement Effective
Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (ii) all reasonable out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

          (b) The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution, delivery, enforcement, performance and administration of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

          (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Lender or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Lender or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Lender or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time; provided that in the case of amounts owing to the Issuing Lender or the Swingline Lender, in each case in its capacity as such, a Lender's "pro rata" share shall be determined based solely upon its share of the sum of Revolving Exposures and unused Commitments at the time.

          (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable not later than 15 days after written demand therefor. Statements payable by the Borrower pursuant to this Section shall be sent to Attention of Treasurer and Chief Financial Officer (Telephone No. 231-724-5000) (Telecopy No. 231-724-5302), at the address of the Borrower set forth in Section 9.1, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent.

          SECTION 9.4 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or a Lender Affiliate, each of the Borrower and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or a Lender Affiliate or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not (x) in the case of an assignment of a Revolving Commitment, Revolving Loan or a Tranche A Term Loan, be less than $5,000,000, and (y) in the case of an assignment of a Tranche B Term Loan, be less than $1,000,000, unless the Borrower and the Administrative Agent otherwise consent, (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (which fee need not be paid in the case of any assignment by a Lender to an Affiliate of such Lender), and (iv) the assignee, if not already a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under paragraph (a), (b), (h) or (i) of
Article VII has occurred and is continuing. Any such assignment need not be ratable as among the Facilities. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 9.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans (whether or not evidenced by a promissory note) and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee is already a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. Any assignment or transfer of all or part of a Loan evidenced by a promissory note shall be registered as to both principal and interest on the Register only upon surrender for registration of assignment or transfer of the promissory note evidencing such loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new promissory notes in the same aggregate principal amount shall be issued to the designated Assignee and the old promissory notes shall be returned by the Administrative Agent to the Borrower marked "cancelled".

          (e) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph
(b) of this Section provided that, in the case of Section 2.18, such Participant shall have complied with the requirements of said section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.8 as though it were a Lender, provided such Participant agrees to be subject to Section 2.19(c) as though it were a Lender.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.16 or 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          SECTION 9.5 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.16, 2.17, 2.18 and 9.3 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 9.6 Counterparts; Integration. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Document and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the parties hereto (including the Lenders) and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.7 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 9.8 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 9.9 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

          (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section, (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (iii) any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.10 Acknowledgements. The Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

          SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 9.12 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority or rating agency, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process,
(d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, (i) to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or
(ii) to any direct or indirect contractual counterparty in Hedging Agreements or other swap agreements relating to this Agreement or such counterparty's professional advisor, (g) with the consent of the Borrower,
(h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          SECTION 9.13 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 9.14 Release of Collateral. On the first date (the "Release Date") on which the outstanding Indebtedness under this Agreement is rated "Baa3" or better by Moody's and "BBB-" or better by S&P, so long as no Event of Default exists on such date, all Collateral (other than Pledged Stock (as defined in each of the Collateral Agreements)) shall be released from the Liens created by the Collateral Agreements (all such released Collateral being the "Released Collateral"), all without delivery of any instrument or performance of any act by any party, and all rights to the Released Collateral shall revert to the Loan Parties. At the request and sole expense of any Loan Party following any such release, the Collateral Agent shall deliver to such Loan Party any Released Collateral held by the Collateral Agent under the Collateral Agreements, and execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence such release.

          SECTION 9.15 Amendment of Collateral Agreements. Each party hereto, by its execution and delivery of this Agreement or an Addendum in the form of Exhibit E, hereby consents to the amendment to each of the Collateral Agreements provided for in the Consent and Confirmation.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        SPX CORPORATION

                                        By
                                          --------------------------------
                                        Name:
                                        Title:


                                        THE CHASE MANHATTAN BANK,
                                        as Administrative Agent

                                        By
                                          --------------------------------
                                        Name:
                                        Title:


                                        BANK ONE, NA (MAIN OFFICE CHICAGO),
                                        as Documentation Agent

                                        By
                                          --------------------------------
                                        Name:
                                        Title:

                                                                  Schedule 1.1 A
                                                                  --------------
                               Commitments
                               -----------



Lender                            Tranche B Commitment     Revolving Commitment
------                            --------------------     --------------------

The Chase Manhattan Bank          $242,000,000.00          $37,865,284.95
270 Park Avenue
New York, NY 10017
Attention: Julie Long
Telecopy No. 212-972-9854
Telephone No. 212-270-1053

Bank One, NA (Main Office           $7,000,000.00          $34,630,952.38
Chicago)
One First National Plaza
Chicago, IL 60670
Attention: Suzanne Ergastolo
Telecopy No. 312-732-1117
Telephone No. 312-732-7349

BankBoston, N.A.                                           $23,809,523.82
100 Federal St.
Boston, MA 02110
Attention: Richard Briggs
Telecopy No. 617-434-0816
Telephone No. 617-434-5300

The Bank of Nova Scotia             $5,000,000.00          $21,270,308.13
181 West Madison Street,
Suite 3700
Chicago, IL 60602
Attention: David Brooks
Telecopy No. 312-201-4108
Telephone No. 312-201-4182

CIBC Inc.                                                  $11,899,486.45
425 Lexington Avenue
New York, NY 10017
Attention: Robert Novak
Telecopy No. 212-856-4130
Telephone No. 212-856-3799

Comerica Bank                                              $23,476,190.48
500 Woodward Avenue MC 3280
Detroit, MI 48226
Attention: Lana Anderson
Telecopy No. 313-222-3776
Telephone No. 313-222-5075

Bank of America, N.A.               $5,000,000.00          $19,904,761.90
231 S. LaSalle Street
Chicago, IL 60697
Attention: Raju Patel
Telecopy No. 312-987-0303
Telephone No. 312-828-7225

Lender                            Tranche B Commitment     Revolving Commitment
------                            --------------------     --------------------

HSBC Bank USA                                               $5,952,380.95
140 Broadway, Fifth Floor
New York, NY 10005
Attention: Christopher French
Telecopy No. 212-658-2586
Telephone No. 212-658-2742

Lloyds TSB Bank plc                                        $10,952,380.95
575 Fifth Avenue, 17th Floor
New York, NY 10017
Attention: Paul Briamonte
Telecopy No. 212-930-5098
Telephone No. 212-930-8904

Michigan National Bank                                      $9,952,380.95
27777 Inkster Road 10-36
Farmington Hills, MI 48333-9065
Attention: Michael Corridore
Telecopy No. 248-473-4345
Telephone No. 248473-4367

National City Bank                                         $10,854,636.59
1001 South Worth Street
Birmingham, MI 48009
Attention: Kenneth Ehrhardt
Telecopy No. 248-901-2033
Telephone No. 248-901-1402

BHF (USA) Capital Corporation                               $3,571,428.57
590 Madison Avenue
New York, NY 10022-2540
Attention: Hans Scholz
Telecopy No. 212-756-5536
Telephone No. 212-756-5533

Credit Agricole Indosuez            $2,000,000.00          $11,571,428.57
55 E. Monroe St.
Suite 4700
Chicago, IL 60603
Attention: Jerome Leblond
Telecopy No. 312-372-9329
Telephone No. 312-917-7669

Erste Bank                                                  $6,571,428.57
280 Park Avenue, West Building
New York, NY 10017
Attention: Rima Terradista
Telecopy No. 212-984-5627
Telephone No. 212-984-5638

Lender                            Tranche B Commitment     Revolving Commitment
------                            --------------------     --------------------

Banco Espirito Santo, S.A.,                                 $6,470,588.24
Nassau Branch
320 Park Avenue, 29th Floor
New York, New York 10022
Attention: Andrew Orson
Telecopy No. 212-750-3999
Telephone No. 212-702-3432

The Dai-Ichi Kangyo Bank Ltd.                               $8,000,000.00
10 South Wacker Drive, 26th Floor
Chicago, IL 60606
Attention: Michael Pleasants
Telecopy No. 312-876-2011
Telephone No. 312-715-6361

Credit Lyonnais Chicago Branch                             $15,000,000.00
227 West Monroe, Suite 3800
Chicago, IL 60606
Attention: Nigel Carter
Telecopy No. 312-641-0527
Telephone No. 312-220-7310

Allfirst Bank                                               $8,000,000.00
25 South Charles Street, Mail Code
101-745
Baltimore, MD 21201
Attention: Stefan Hoenicke
Telecopy No. 410-244-4239
Telephone No. 410-244-4208

Arab Bank plc (New York Branch)                             $8,000,000.00
520 Madison Avenue, 2nd Floor
New York, New York 10022
Attention: William Marquardt
Telecopy No. 212-593-4632
Telephone No. 212-715-9715

Bank of Scotland                                            $5,000,000.00
311 South Wacker Drive
Chicago, IL 60606-4507
Attention: Douglas Ballingall
Telecopy No. 312-939-9715
Telephone No. 312-939-9710

General Electric Capital
  Corporation                      $11,000,000.00           $3,571,428.57
60 Long Ridge Road
Stamford, CT 06927
Attention: Mia Nishiwaki
Telecopy No. 203-602-8335
Telephone No. 203-316-7874

Lender                            Tranche B Commitment     Revolving Commitment
------                            --------------------     --------------------

First Allmerica Financial Life        $750,000.00
Insurance Company
125 High Street, 14th Floor
Boston, MA 02110
Attention: Tim Barns
Telecopy No. 617-946-5681
Telephone No. 617-946-0600

KZH CypressTree -- 1 LLC            $6,250,000.00
c/o The Chase Manhattan Bank
450 West 33rd Street 15th Floor
New York, NY 10001
Attention: Virginia Conway
Telecopy No. 212-946-7776
Telephone No. 212-946-7575

CypressTree Institutional             $750,000.00
  Fund, LLC
125 High Street, 14th Floor
Boston, MA 02110
Attention: Tim Barns
Telecopy No. 617-946-5681
Telephone No. 617-946-0600

Morgan Stanley                     $10,000,000.00
Dean Witter Prime
Income Trust
c/o Morgan Stanley
Dean Witter
Advisers Inc.
Two World Trade Center,
72nd Floor
New York, NY 10048
Attention: Peter Gewirtz
Telecopy No. 212-392-5345
Telephone No. 212-392-9034

Toronto Dominion                    $9,000,000.00
(New York), Inc.
909 Fannin, Suite 1700
Houston, TX 77010
Attention: Jorge A. Garci
Telecopy No. 713-652-0914
Telephone No. 713-653-8242

Balanced High Yield                 S7,000,000.00
Fund II Ltd.
590 Madison Avenue
New York, NY 10022
Attention: Eric Emmert
Telecopy No. 212-756-5536
Telephone No. 212-756-5923

Heller Financial, Inc.              $6,500,000.00
500 West Monroe
Chicago, IL 60661
Attention: Linda Wolf
Telecopy No. 312-441-7357
Telephone No. 312-441-7894

Lender                            Tranche B Commitment     Revolving Commitment
------                            --------------------     --------------------

KZH CNC LLC                         $4,500,000.00
c/o Conseco Capital
Management, Inc.
11825 N. Pennsylvania St.
Carmel, IN 46032
Attention: Eric Johnson
Telecopy No. 317-817-2763
Telephone No. 317-817-6806]

Winged Foot Funding Trust           $4,500,000.00
c/o Conseco Capital
Management, Inc.
11825 N. Pennsylvania St.
Carmel, IN 46032
Attention: Eric Johnson
Telecopy No. 317-817-2763
Telephone No. 317-817-6806]

Olympic Funding Trust, Series       $3,000,000.00
1999-1
Scudder Kemper Investments
222 South Riverside Plaza
Chicago, IL 60606
Attention: Dale Burrow
Telecopy No. 312-537-4239
Telephone No. 312-537-4230

KZH Riverside LLC                   $3,000,000.00
Scudder Kemper Investments
222 South Riverside Plaza
Chicago, IL 60606
Attention: Dale Burrow
Telecopy No. 312-537-4239
Telephone No. 312-537-4230

Kemper Floating Rate Fund           $1,000,000.00
Scudder Kemper Investments
222 South Riverside Plaza
Chicago, IL 60606
Attention: Dale Burrow
Telecopy No. 312-537-4239
Telephone No. 312-537-4230

Van Kampen Prime Rate              $15,000,000.00
Income Trust
One Parkview Plaza
Oakbrook Terrace, IL 60181
Attention: Ernie Hodge
Telecopy No. 630-684-6740
Telephone No. 630-684-8379

Lender                            Tranche B Commitment     Revolving Commitment
------                            --------------------     --------------------

Nuveen Senior Income Fund           $4,000,000.00
820 Jorie Boulevard,
Suite 420
Oak Brook. IL 60523
Attention: Eileen Rives
Telecopy No. 312-917-8347
Telephone No. 312-8096

Nuveen Floating Rate Fund           $1,000,000.00
820 Jorie Boulevard,
Suite 420
Oak Brook. IL 60523
Attention: Eileen Rives
Telecopy No. 312-917-8347
Telephone No. 312-8096

Teachers Insurance and              $3,000,000.00
Annuity
Association of America
730 Third Avenue
New York, NY 10017-3206
Attention: Adrian deLagarde
Telecopy No. 212-916-6582
Telephone No. 212-916-5792

TOTALS                            $500,000,000.00         $425,000,000.00


                                                              Schedule 1.1B
                                                              -------------

                           MATERIAL SUBSIDIARIES



A. R. Brasch Marketing Inc.

Aurora/Hydromatic Pumps Inc.

Data Switch Subsidiary Stock Corporation

Edwards Systems Technology, Inc. (formerly G.S. Building Systems Corporation)

Fairbanks Morse Pump Corporation

GCA International Corporation

General Farebox Service of Atlanta, Inc.

General Signal (Barbados) Ltd.*

General Signal Corporation

General Signal Environmental Risk Management Corporation (formerly Data
      Switch Intellectual Property, Inc.)

General Signal Healthcare Management, Inc. (formerly Data Switch
      Collections, Inc.)

General Signal Holdings Company

General Signal International Corporation

General Signal Laboratory Equipment, Inc.

General Signal Limited*

General Signal Power Systems, Inc.

General Signal Technology Corporation

General Signal UK Ltd.*

GS Development Corporation

GS International (Barbados) Ltd.*

GSBS Development Corporation

GSLE Development Corporation

GSPS Development Corporation

GSR Merger Sub, Inc.

GSTC Development Corporation

Inrange Development Corporation

Inrange Technologies Corporation

Kodiak Partners Corp.

Kodiak Partners II Corp.

LDN, Ltd.*

Leeds & Northrup Company

Metal Forge Company, Inc.

MF Development Corporation

New Signal, Inc.

SPX Development Corporation (DE)

SPX Minnesota Properties, Inc.

SPX Europe GmbH* (formerly SPX Deutschland GmbH)

SPX Netherlands, B.V.*

SPX Risk Management Co.

Toledo Trans-Kit, Inc.



*     A Foreign Subsidiary and therefore not a Loan Party.



                                                              Schedule 1.1C
                                                              -------------

                            MORTGAGED PROPERTIES



Property Owner                              Property Address
--------------                              ----------------

Aftermarket Tool & Equipment Division       1224 Robinair Way
                                            Montpelier, OH

DeZurik (a division of General Signal       250 Riverside Ave., N.
   Corporation)                             Sartell, MN 88377

DeZurik (a division of General Signal       Belmont Drive
   Corporation)                             McMinnville, TN 37110

Dielectric (a division of General Signal    Tower Hill Road
   Corporation)                             Raymond, ME 04171

Edwards Systems Technology                  Main Street
                                            Pittsfield, ME 04967

GS Electrical/OZ/Gedney (a division of      Main Street, RT 72
   General Signal Technology Corporation)   Terryville, CT 06786

GS Pump/Aurora                              800 Airport Rd.
                                            North Aurora, IL 60542

GS Pump/Fairbanks                           3601 Fairbanks Ave.
                                            Kansas City, KS 66106

GS Pump/Hydromatic                          1840 Baney Rd.
                                            Ashland, OH 44805

Kodiak Partners II Corp.                    Dowagiac Plant
                                            51241 M-51 North
                                            Dowagiac, MI

Kodiak Partners II Corp.                    8001 Angling Road
                                            Kalamazoo, MI

Kodiak Partners II Corp.                    28635 Mound Road
                                            Warren, MI 48092

Lightnin (a division of General Signal      135 Mt. Read Blvd.
   Corporation)                             Rochester, NY 14611

Lindberg (a division of General Signal      304 Hart St.
   Technology Corporation)                  Watertown, WI 53094

NYAB                                        Starbuck Ave.
                                            Watertown, NY 13601

Revco                                       275 Aiken Road
                                            Asheville, NC 28804

SPX Corporation                             Auburn Plant
                                            1200 Power Drive
                                            Auburn, IN

SPX Corporation                             875 Seegers Road
                                            Des Plaines, IL 60016

SPX Minnesota Properties, Inc.              655 Eisenhower
                                            Owatonna, MN 55060

SPX Minnesota Properties, Inc.              2121 W. Bridge Street
                                            Owatonna, MN 55060

Stock Equipment Company                     16490 Chillicothe Rd.
                                            Chagrin Falls, OH 44023

Waukesha                                    400 South Prairie Ave.
                                            Waukesha, WI 53106

Waukesha/Hevi-Duty                          Hwy. 117S.
                                            Goldsboro, NC 27530

Waukesha/Hevi-Duty                          13 Fountain Place S.
                                            Mt. Vernon, IL 62864





                                                               Schedule 2.5
                                                               ------------

                                            EXISTING LETTERS OF CREDIT


Issuing Bank                        Beneficiary                      Amount          Expiration           LOC#
------------        ------------------------------------------   -------------     -----------------   ---------
Bank One            City of Dallas IDC variable rate IDR bonds   $  1,143,905      November 15, 2000      3002

Bank One            City of Auburn variable rate EDR bonds          8,546,987      November 15, 2000      3003

Bank One            County of Jackson variable rate EDR bonds       4,694,932      November 15, 2000      3004

Bank One            Town of LaGrange variable rate EDR bonds        1,363,425      November 15, 2000      3005

Chase               Numaligarh Refinery Ltd.                           12,940     September 30, 2004     71366

Chase               Isreal Electric Corp                               29,913      November 12, 2000     71407

Chase               Ohio Bureau of Workers' Compensation              345,000      December 31, 2000     71445

Chase               Formosa Heavy Industries Corp.                     15,800      February 28, 2000     71446

Chase               Travelers Indemnity Company                     8,000,000       January 14, 2001     71456

Chase               INCO Ltd.                                          56,544       January 14, 2001     71457

Chase               United States Fidelity and Guarantee Co.          225,000        January 1, 2001     71461

Chase               ALSTOM Energy Systems                             132,500       January 29, 2001     71466

Chase               National Union Fire Ins. Co.                      261,000       January 29, 2001     71467

Chase               Reliance National Indemnity Co.                 4,411,247       January 29, 2001     71468

Chase               Foster Wheeler Energis SA                           3,686         March 19, 2000     71506

Chase               Township of Salem                               1,000,000          March 1, 2000     71515

Chase               Lifar International                                 8,000          April 7, 2000     71522

Chase               Mitsui Babcock Energy Limited Unit 2              114,943      February 17, 2001     71549

Chase               China Petrochemical Dalian                         16,750      September 9, 2000     71629

Chase               Banco Weise                                        55,800      February 29, 2000     71632

Chase               China Chemical Construction Corp.                   8,100        October 1, 2000     71642

Chase               Chase Manhattan Bank                              116,702        October 8, 2000     71647

Chase               Lurgi Lentjes Bischoff Ltd.                         2,621       October 27, 2000     71665

Chase               ABB Industrial Inc.                                 4,947       November 8, 2000     71668

Chase               Babcock & Wilcox                                   53,000     September 30, 2004     71710

Chase               Babcock & Wilcox                                   28,520     September 30, 2004     71711

Chase               Formosa Heavy Industries Corp.                     15,800     September 30, 2004     71712

Chase               Rumford Power Associates                           10,840            May 1, 2000   SB71577

Chase               Tiverton Power Associates                          20,241            May 1, 2000   SB71578

Chase               Equitorial Tenopah Inc.                            17,027     September 30, 2004   SB71586

Chase               Equitorial Tenopah Inc.                             1,814     September 30, 2004   SB71587

Chase               China Chemical Construction Corp.                  11,500     September 30, 2004   SB71622

Chase               Shanghai Highside Commutator Co.                  104,523        January 7, 2001   SB83512

Chase               Shanghai Tian An Bearing Co., Ltd.              1,761,800     September 30, 2004   TR83520

Chase               Wuxi Jiangnan Miniature Bearing Group             430,000     September 30, 2004   TR83524


                                                               Schedule 3.4
                                                               ------------

                             DISCLOSED MATTERS

                                   None.



                                                               Schedule 3.5
                                                               ------------

                                               REAL PROPERTY

----------------------------------------------------------------------------------------------------------------
                                                                                                          OWNED/
ENTITY/DIVISION       COUNTRY      STREET                           CITY             STATE    ZIP CODE    LEASED
----------------------------------------------------------------------------------------------------------------
SPX CORPORATION        USA         700 TERRACE POINT DRIVE          MUSKEGON         MI       49443-3301  L
----------------------------------------------------------------------------------------------------------------
SPX CORPORATION        USA         TERRACE PLAZA                    MUSKEGON         MI       49443-3301  L
----------------------------------------------------------------------------------------------------------------
SPX CORPORATION        USA         AIRPORT HANGAR                                                         L
----------------------------------------------------------------------------------------------------------------
CORPORATE              USA         1474 HARBOUR TOWNE CIRCLE        MUSKEGON         MI                   O
----------------------------------------------------------------------------------------------------------------
CONTECH DIVISION       USA         205 N. GROVER STREET             ALMA             MI       48801       O
----------------------------------------------------------------------------------------------------------------
CONTECH DIVISION       USA         1200 POWER DRIVE                 AUBURN           IN                   O
----------------------------------------------------------------------------------------------------------------
CONTECH DIVISION       USA         51241 M-51 NORTH                 DOWAGIAC         MI                   O
----------------------------------------------------------------------------------------------------------------
CONTECH DIVISION       USA         520 S. BYRKIT                    MISHAWAKA        IN                   O
----------------------------------------------------------------------------------------------------------------
CONTECH DIVISION       USA         PIERCETON                                         IN                   O
----------------------------------------------------------------------------------------------------------------
CONTECH DIVISION       USA         8080 MOORSBRIDGE RD., STE 200    PORTAGE          MI       49024       L
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
FILTRAN DIVISION       USA         875 SEEGERS ROAD                 DES PLAINES      IL       60016-0308  0
----------------------------------------------------------------------------------------------------------------
FILTRAN DIVISION       USA         140 WERZ INDUSTRIAL BLVD.        NEWNAN           GA                   L
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
AFTERMARKET TOOL &     USA         300 INDUSTRIAL GROWTH PARKWAY    ANGOLA           IN       46703       O
EQUIPMENT DIV. (ATEG)
----------------------------------------------------------------------------------------------------------------
AFTERMARKET TOOL &     USA         351 POKEGON TRAIL                ANGOLA           IN                   L
EQUIPMENT DIV. (ATEG)
----------------------------------------------------------------------------------------------------------------
AFTERMARKET TOOL &     USA         1224 ROBINAIR WAY                MONTPELIER       OH                   O
EQUIPMENT DIV. (ATEG)
----------------------------------------------------------------------------------------------------------------
AFTERMARKET TOOL &     USA         8001 ANGLING ROAD                KALAMAZOO        MI                   O
EQUIPMENT DIV. (ATEG)
----------------------------------------------------------------------------------------------------------------
AFTERMARKET TOOL &     USA         800 S. MAIN STREET               WAYLAND          MI                   O
EQUIPMENT DIV. (ATEG)
----------------------------------------------------------------------------------------------------------------
AFTERMARKET TOOL &     USA         2300 PARK DRIVE                  OWATONNA         MN                   O
EQUIPMENT DIV. (ATEG)
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
OE TOOL AND EQUIPMENT  USA         DEPOT                            OWATONNA         MN                   O
DIV. (OETEG)
----------------------------------------------------------------------------------------------------------------
OE TOOL AND EQUIPMENT  USA         2100 PARK DRIVE                  OWATONNA         MN                   O
DIV. (OETEG)
----------------------------------------------------------------------------------------------------------------
OE TOOL AND EQUIPMENT  USA         28635 MOUND ROAD                 WARREN           MI       48092       O
DIV. (OETEG)
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
A. R. BRASCH WAYNE     USA         1633 FAIRLANE CIRCLE             ALLEN PARK       MI       48101       L
CITY
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
VALLEY FORGE WAYNE     USA         1525 FAIRLANE CIRCLE/STE. 200    ALLEN PARK       MI       48101       L
COUNTY
----------------------------------------------------------------------------------------------------------------
VALLEY FORGE ORANGE    USA         25691 ATLANTIC OCEAN DRIVE       LAKE FOREST      CA       92630       L
                                   SUITES B-5 THRU B-9
----------------------------------------------------------------------------------------------------------------
VALLEY FORGE CHESTER   USA         860 SPRINGSDALE DRIVE            EXTON            PA       19341       L
----------------------------------------------------------------------------------------------------------------
VALLEY FORGE OAKLAND   USA         21455 MELROSE AVENUE             SOUTHFIELD       MI       48075       L
                                   SUITE B, BUILDING 9
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
TOLEDO TRANS-KIT       USA         1235 EXPRESSWAY DRIVE NORTH      TOLEDO           OH       43608       L
LUCAS
----------------------------------------------------------------------------------------------------------------
TOLEDO TRANS-KIT COOK  USA         1510 MIDWAY CT., STE. E3         ELK GROVE        IL       60007
                                                                    VILLAGE
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
BURROUGHS PROPERTY     USA         2429 N. BURDICK                  KALAMAZOO        MI                   O
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
BEST                   TAIWAN      12F, 77, KEELUNG ROAD SEC 2      TAIPEI           TAIWAN   R.O.C.      O
                                   BLDG #1772                                                 110
----------------------------------------------------------------------------------------------------------------
BEST                   TAIWAN      12F, 77, KEELUNG ROAD SEC 2      TAIPEI           TAIWAN   10549       L
----------------------------------------------------------------------------------------------------------------
BEST                   TAIWAN      12F, 77 KEELUNG ROAD SEC 2       TAIPEI           TAIWAN   10549       L
----------------------------------------------------------------------------------------------------------------
BEST                   TAIWAN      12F, 77, KEELUNG ROAD SEC 2      TAIPEI           TAIWAN   10549       L
----------------------------------------------------------------------------------------------------------------
BEST                   TAIWAN      12F, 77, KEELUNG ROAD SEC 2      TAIPEI           TAIWAN   10549       L
----------------------------------------------------------------------------------------------------------------
BEST                   TAIWAN      31 DING PING ROAD                JUL FENG TOWN    TAIWAN   224         O
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
DEZURIK                AUSTRALIA   UNIT 5, REGENTS PARK INDUSTRIAL  REGENTS PARK     NEW                  L
                                   ESTATE                                            SOUTH
                                                                                     WALES
----------------------------------------------------------------------------------------------------------------
DEZURIK                AUSTRALIA   UNIT 7, WHITEHORSE RD            BLACKBURN        VICTORIA 3130        L
----------------------------------------------------------------------------------------------------------------
DEZURIK                AUSTRIA     JOHAN STEINBOCK STRASSE 10       BRUNN AM GEBIRGE VIENNA   A-2345      L
----------------------------------------------------------------------------------------------------------------
DEZURIK                CANADA      385 FRANKLIN BLVD.               CAMBRIDGE        ONTARIO              O
----------------------------------------------------------------------------------------------------------------
DEZURIK                UK          NELSON WAY                       NORTHUMBERLAND   ENGLAND              O
----------------------------------------------------------------------------------------------------------------
DEZURIK                USA         22313 FIRST ST., NORTH           ALABASTER        AL       35007       L
----------------------------------------------------------------------------------------------------------------
DEZURIK                USA         600B KIRK ROAD                   MARIETTA         GA       30060       L
----------------------------------------------------------------------------------------------------------------
DEZURIK                USA         HWY 167 NORTH                    HODGE            LA       71247       L
----------------------------------------------------------------------------------------------------------------
DEZURIK                USA         250 RIVERSIDE AVE. N.            SARTELL          MN       56377       O
----------------------------------------------------------------------------------------------------------------
DEZURIK (GLOBE)        USA         ?                                MONTGOMERYVILLE  PA
----------------------------------------------------------------------------------------------------------------
DEZURIK                USA         BELMONT DRIVE                    MCMINNVILLE      TN       37110       O
----------------------------------------------------------------------------------------------------------------
DEZURIK                USA         25100 PITKIN, SUITE 84B          SPRING           TX       77386       L
----------------------------------------------------------------------------------------------------------------
DEZURIK                USA         5927 SOUTH LOOR EAST             HOUSTON          TX       77033       L
----------------------------------------------------------------------------------------------------------------
DEZURIK                USA         5906A HILGEMANN ST.              SCHOFIELD        WI       54476       L
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
DIELECTRIC             USA         TOWER HILL RD.                   RAYMOND          ME       04171       O
----------------------------------------------------------------------------------------------------------------
DIELECTRIC             USA         1 APPOLLO DR.                    WHIPPANY         NJ       07981       L
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
EST                    CANADA      18124-102 AVE.                   EDMONTON         ALBERTA              L
----------------------------------------------------------------------------------------------------------------
EST                    CANADA      5875 9TH ST. SE                  CALGARY          ALBERTA              L
----------------------------------------------------------------------------------------------------------------
EST                    CANADA      7989 ENTERPRISE ST.              BURNABY          BRITISH              L
                                                                                     COLUMBIA
----------------------------------------------------------------------------------------------------------------
EST                    CANADA      202-3375 WHITTIER AVENUE         VICTORIA         BRITISH              L
                                                                                     COLUMBIA
----------------------------------------------------------------------------------------------------------------
EST                    CANADA      1137 KEEWATIN STREET             WINNIPEG         MANITOBA             L
----------------------------------------------------------------------------------------------------------------
EST                    CANADA      537 MOUNTAIN RD.                 MONCTON          NEW                  L
                                                                                     BRUNSWICK
----------------------------------------------------------------------------------------------------------------
EST                    CANADA      6-8 DUFFY PLACE                  ST. JOHN'S       NEWFOUNDLAND         L
----------------------------------------------------------------------------------------------------------------
EST                    CANADA      80 RADDALL AVE. SUITE 3          DARTMOUTH        NOVA                 L
                                                                                     SCOTIA
----------------------------------------------------------------------------------------------------------------
EST                    CANADA      250 BAYVIEW DRIVE, UNIT #8       BARRIE           ONTARIO              L
----------------------------------------------------------------------------------------------------------------
EST                    CANADA      320 NEPTUNE CRESCENT             LONDON           ONTARIO              L
----------------------------------------------------------------------------------------------------------------
EST                    CANADA      920 BRANT ST., UNITS 16 & 17     BURLINGTON       ONTARIO              L
----------------------------------------------------------------------------------------------------------------
EST                    CANADA      125 QUEEN STREET EAST            SAULT STE. MARIE ONTARIO              L
----------------------------------------------------------------------------------------------------------------
EST                    CANADA      6305 NORTHAM DRIVE               MISSISSAUGA      ONTARIO              L
----------------------------------------------------------------------------------------------------------------
EST                    CANADA      5454 TECUMSEH ROAD               WINDSOR          ONTARIO              L
----------------------------------------------------------------------------------------------------------------
EST                    CANADA      500 WENTWORTH ST. EAST, UNIT 11  OSHAWA           ONTARIO              L
----------------------------------------------------------------------------------------------------------------
EST                    CANADA      625 6TH ST. EAST                 OWEN SOUND       ONTARIO              O
----------------------------------------------------------------------------------------------------------------
EST                    CANADA      201 CITY CENTRE DRIVE            MISSISSAUGA      ONTARIO              L
----------------------------------------------------------------------------------------------------------------
EST                    CANADA      764 NOTRE DAME AVENUE            SUDBURY          ONTARIO              L
----------------------------------------------------------------------------------------------------------------
EST                    CANADA      68 ROBERTSON RD., SUITE 101      NEPEAN           ONTARIO              L
----------------------------------------------------------------------------------------------------------------
EST                    CANADA      6850-54 JARRY STREET EAST        MONTREAL         QUEBEC               L
----------------------------------------------------------------------------------------------------------------
EST                    CANADA      3200 RUE WATT 101A               ST. FOY          QUEBEC               L
----------------------------------------------------------------------------------------------------------------
EST                    CANADA      1815 RAE STREET                  REGINA           SASKATCHEWAN         L
----------------------------------------------------------------------------------------------------------------
EST                    USA         5653 STONERIDGE DRIVE, SUITE 116 PLEASANTON       CA       94566       L
----------------------------------------------------------------------------------------------------------------
EST                    USA         6646 OWENS DR. SUITE B           PLEASANTON       CA       94588       L
----------------------------------------------------------------------------------------------------------------
EST                    USA         646 BREA CANYON RD.              WALNUT           CA       91789       L
----------------------------------------------------------------------------------------------------------------
EST                    USA         12860 W. CEDAR DR., SUITE 211    LAKEWOOD         CO       80228       L
----------------------------------------------------------------------------------------------------------------
EST                    USA         23 BERKSHIRE BLVD, BLDG. 3D      BETHEL           CT       06801       L
----------------------------------------------------------------------------------------------------------------
EST                    USA         90 FIELDSTONE COURT              CHESIRE          CT       06032       O
----------------------------------------------------------------------------------------------------------------
EST                    USA         979 SHOTGUN ROAD                 SUNRISE          FL       33326       L
----------------------------------------------------------------------------------------------------------------
EST                    USA         8601 DUNWOODY PLACE              ATLANTA          GA       30350       L
----------------------------------------------------------------------------------------------------------------
EST                    USA         18W. 100 22ND STREET             OAK BROOK        IL       60181       L
                                                                    TERRACE
----------------------------------------------------------------------------------------------------------------
EST                    USA         70 SHAWMUT ROAD                  CANTON           MA       02021       L
----------------------------------------------------------------------------------------------------------------
EST                    USA         7172 COLUMBIA GATWAY DRIVE       COLUMBIA         MD       21046       L
----------------------------------------------------------------------------------------------------------------
EST                    USA         MAIN STREET                      PITTSFIELD       ME       04967       O
----------------------------------------------------------------------------------------------------------------
EST                    USA         101 INDUSTRIAL PARK ROAD         PITTSFIELD       ME       04967       L
----------------------------------------------------------------------------------------------------------------
EST                    USA         11920 FARMINGTON ROAD            LIVONIA          MI       48051       L
----------------------------------------------------------------------------------------------------------------
EST                    USA         2300 MILLPARK DR. SUITE 114      ST. LOUIS        MO       63042       L
----------------------------------------------------------------------------------------------------------------
EST                    USA         801 CLANTON ROAD SUITE 105       CHARLOTTE        NC       28217       L
----------------------------------------------------------------------------------------------------------------
EST                    USA         14224 PIERCE PLAZA               OMAHA            NE       68144       L
----------------------------------------------------------------------------------------------------------------
EST                    USA         2500 BALDWICK ROAD, SUITE 280    PITTSBURGH       PA       15205       L
----------------------------------------------------------------------------------------------------------------
EST                    USA         2428 ROUTE #38                   CHERRY HILL      NJ       08002       L
----------------------------------------------------------------------------------------------------------------
EST                    USA         16507 HEDGECROFT SUITE 100       HOUSTON          TX       77060       L
----------------------------------------------------------------------------------------------------------------
EST                    USA         1611 N. STEMMONS FRWY SUITE 414  CARROLLTON       TX       75006       L
----------------------------------------------------------------------------------------------------------------
EST                    USA         9550 SKILLMAN SUITE 108          DALLAS           TX       75243       L
----------------------------------------------------------------------------------------------------------------
EST                    USA         4953 COX ROAD                    GLEN ALLEN       VA       23060       L
----------------------------------------------------------------------------------------------------------------
EST                    USA         331 ANDOVER PARK, EAST SUITE 37  SEATTLE          WA       98188       L
----------------------------------------------------------------------------------------------------------------
EST/FAST               USA         6411 PARKLAND DR.                SARASOTA         FL       34243       L
----------------------------------------------------------------------------------------------------------------
EDWARDS SYSTEMS        USA         120 EAST GLENDALE AVENUE         SPARKS           NV                   L
TECHNOLOGY, INC.
----------------------------------------------------------------------------------------------------------------
EDWARDS SYSTEMS        USA         501 SOUTH WASHINGTON AVENUE      SCRANTON         PA                   L
TECHNOLOGY, INC.
----------------------------------------------------------------------------------------------------------------
EST                    USA         301 OAK STREET                   PITTSTON         PA                   L
----------------------------------------------------------------------------------------------------------------
EST                    USA         1021 EAST GLENDALE AVENUE        SPARKS           NV
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
G S ELECTRIC           USA         THREE (3) SMALL LOTS             COLORADO CITY    CO       81019       O
----------------------------------------------------------------------------------------------------------------
G S ELECTRIC           USA         1051 SHEFFLER DR.                CHAMBERSBURG     PA       17201       L
----------------------------------------------------------------------------------------------------------------
G S ELECTRIC           USA         1700 RITNER HIGHWAY              CARLISLE         PA       17013       O
----------------------------------------------------------------------------------------------------------------
G S ELECTRIC           USA         1301, 1400 & 1401 INDUSTRIAL RD. HUDSON           WI       54016       L
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
GFI/GENFARE            USA         751 PRATT BLVD.                  ELK GROVE        IL       60007       O
                                                                    VILLAGE
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
GS                     USA         MAIN ST., RT. 72                 TERRYVILLE       CT       06786       O
ELECTRICAL/OZ/GEDNEY
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
GS INTERNATIONAL       SINGAPORE   30 PRINSEP STREET                SINGAPORE        SINGAPORE718         L
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
GS NETWORKS/DATA       USA         3401 W. SUNFLOWER SUITE 150      SANTA ANA        CA       92704       L
SWITCH
----------------------------------------------------------------------------------------------------------------
GS NETWORKS/DATA       USA         1 WATERVIEW DRIVE                SHELTON          CT       06484       O
SWITCH
----------------------------------------------------------------------------------------------------------------
GS NETWORKS/DATA       USA         406 FARMINGTON AVE., SUITE 1023  FARMINGTON       CT       06032       L
SWITCH
----------------------------------------------------------------------------------------------------------------
GS NETWORKS/DATA       USA         90 WEST STREET, SUITE 1908       NEW YORK         NY       10006       L
SWITCH
----------------------------------------------------------------------------------------------------------------
GS NETWORKS/DATA       USA         90 WEST STREET, SUITE 1915       NEW YORK         NY       10006       L
SWITCH
----------------------------------------------------------------------------------------------------------------
GS NETWORKS/DATA       USA         2424 MORRIS AVENUE               NEW JERSEY       NJ       07083       L
SWITCH
----------------------------------------------------------------------------------------------------------------
GS NETWORKS/DATA       USA         2301 MAITLAND CTR. PARKWAY,      MAITLAND         FL       32751       L
SWITCH                             SUITE 432
----------------------------------------------------------------------------------------------------------------
GS NETWORKS/DATA       USA         4606 FM 1960 WEST, SUITE 417     HOUSTON          TX       77069       L
SWITCH
----------------------------------------------------------------------------------------------------------------
GS NETWORKS/DATA       USA         3091 GOVERNORS LAKE DRIVE,       NORCROSS         GA       30071       L
SWITCH                             SUITE 3,7,8
----------------------------------------------------------------------------------------------------------------
GS NETWORKS/DATA       USA         1660 NORTHWEST PROF. PLAZA       COLUMBUS         OH       43220       L
SWITCH                             SUITE C
----------------------------------------------------------------------------------------------------------------
GS NETWORKS/DATA       USA         8614 WESTWOOD CENTER DRIVE,      VIENNA           VA       22182       L
SWITCH                             SUITE 600
----------------------------------------------------------------------------------------------------------------
GS NETWORKS/DATA       USA         600 NORTH BELL AVE., SUITE 240   CARNEGIE         PA       15106       L
SWITCH
----------------------------------------------------------------------------------------------------------------
GS NETWORKS/DATA       USA         1777 SOUTH HARRISON STREET,      DENVER           CO       80210       L
SWITCH                             SUITE 900
----------------------------------------------------------------------------------------------------------------
GS NETWORKS/DATA       ITALY       VIA BENEDETTO CROCE 49           ROME             N/A      00142       L
SWITCH
----------------------------------------------------------------------------------------------------------------
GS NETWORKS/DATA       UK          1A ROXBOROUGH WAY                BERKSHIRE,       ENGLAND  SL6 3UD     L
SWITCH                                                              MAIDENHEAD
----------------------------------------------------------------------------------------------------------------
GS NETWORKS/DATA       UK          OFFICE 14 CHAPEL HOUSE           CHESIRE,         ENGLAND  WA159 RA    L
SWITCH                                                              ALTTRINCHAM
----------------------------------------------------------------------------------------------------------------
GS NETWORKS/DATA       GERMANY     AM MOOSEFELD 26                  MUNCHEN          N/A      81829       L
SWITCH
----------------------------------------------------------------------------------------------------------------
GS NETWORKS/DATA       GERMANY     GESCHAFSSTELLE MITTE, 60437      HOMBURGER HOHL   N/A      53          L
SWITCH                             FRANKFORT
----------------------------------------------------------------------------------------------------------------
GS NETWORKS/DATA       GERMANY     BATAVERSTR 82                    NEUSS            N/A      41462       L
SWITCH
----------------------------------------------------------------------------------------------------------------
GS NETWORKS/DATA       GERMANY     STAMMESTR 40D                    HANOVER          N/A      30459       L
SWITCH
----------------------------------------------------------------------------------------------------------------
GS NETWORKS/TAUTRON    UK          14 RIVERSIDE HOUSE, STE 6        WICKFORD         ENGLAND              L
----------------------------------------------------------------------------------------------------------------
GS NETWORKS/TAUTRON    USA         SUITE 209 MURPHY SQ., III W.     SUNNYVALE        CA                   L
                                   EVELYN
----------------------------------------------------------------------------------------------------------------
GS NETWORKS/TAUTRON    USA         10 LYBERTY WAY                   WESTFORD         MA       01880       O
----------------------------------------------------------------------------------------------------------------
GS NETWORKS/TELENEX    USA         1245 CORPORATE BLVD SUITE 202    AURORA           IL       60504       L
----------------------------------------------------------------------------------------------------------------
GS NETWORKS/TELENEX    USA         8000 MIDLANTIC DR.               MOUNT LAUREL     NJ       08054       L
----------------------------------------------------------------------------------------------------------------
GS NETWORKS/TELENEX    USA         13000 MIDLANTIC DRIVE            MOUNT LAUREL     NJ       08054       L
----------------------------------------------------------------------------------------------------------------
GS NETWORKS/TELENEX    USA         951 MARINERS ISLAND BLVD.,       SAN MATEO        CA       94404       L
                                   SUITE 440
----------------------------------------------------------------------------------------------------------------
GS NETWORKS/TELENEX    USA         1829 UNDERWOOD BLVD, UNIT 5      DELRAN           NJ       08075       L
----------------------------------------------------------------------------------------------------------------
GS NETWORKS/TELENEX    USA         800 E. CAMPBELL RD., SUITE 253,  RICHARDSON       TX       75081       L
                                   203
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
GS PUMP/AURORA         USA         800 AIRPORT ROAD                 NORTH AURORA     IL       60542       O
----------------------------------------------------------------------------------------------------------------
GS PUMP/FAIRBANKS      USA         3601 FAIRBANKS AVE               KANSAS CITY      KS       66106       O
----------------------------------------------------------------------------------------------------------------
GS PUMP/HYDROMATIC     USA         1840 BANEY ROAD                  ASHLAND          OH       44805       O
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
GSX                    USA         ONE HIGH RIDGE PARK              STAMFORD         CT       06094       L
----------------------------------------------------------------------------------------------------------------
GSX                    USA         EML ST. GENERAL RE BLDG.         STAMFORD         CT       06904       L
----------------------------------------------------------------------------------------------------------------
GSX                    USA         HANGAR C-1, WESTCHESTER CNTY AP  WHITE PLAINS     NY                   L
----------------------------------------------------------------------------------------------------------------
GSX (DATA CENTER)      USA         500 DICKERSON ROAD               NORTH WALES      PA       19454       L
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
HYDRECO                USA         1885 TOBACCO RD.                 AUGUSTA          GA       30906       O
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
KAYEX                  USA         1000 MILLSTEAD WAY               ROCHESTER        NY       14624       O
----------------------------------------------------------------------------------------------------------------
KAYEX                  USA         2865 22ND STREET, SE BLDG. A     SALEM            OR       97302       L
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
L&N                    USA         BUCK & SASSAFRAS STREETS         MILLVILLE        NJ       08332       O
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
LIGHTNIN               AUSTRALIA   391 PARK RD.                     SYDNEY           NEW      2143        L
                                                                                     SOUTH
                                                                                     WALES
----------------------------------------------------------------------------------------------------------------
LIGHTNIN               CANADA      100 MIRANDA                      TORONTO          ONTARIO  M9C3N2      O
----------------------------------------------------------------------------------------------------------------
LIGHTNIN               CHINA       485 GUIPING RD, CAOHEJING        SHANGHAI         SHANGHAI 200233      L
                                   HI-TECH PARK
----------------------------------------------------------------------------------------------------------------
LIGHTNIN               IRELAND     CLONSHAUGH INDUSTRIAL ESTATE     DUBLIN           N/A      17          L
----------------------------------------------------------------------------------------------------------------
LIGHTNIN               SINGAPORE   19 NEYTHAL RD.                   SINGAPORE        N/A      6285484     L
----------------------------------------------------------------------------------------------------------------
LIGHTNIN               UK          LONDON RD. S.                    POYNTON          ENGLAND  SK121LH     O
----------------------------------------------------------------------------------------------------------------
LIGHTNIN               USA         1115 N. HILLTOP                  ITASCA           IL       60143       L
----------------------------------------------------------------------------------------------------------------
LIGHTNIN               USA         101 EISENHOWER PKWY              ROSELAND         NJ       07068       L
----------------------------------------------------------------------------------------------------------------
LIGHTNIN               USA         135 MT. READ BLVD                ROCHESTER        NY       14611       O
----------------------------------------------------------------------------------------------------------------
LIGHTNIN               USA         69 CASCADE DR.                   ROCHESTER        NY       14614       L
----------------------------------------------------------------------------------------------------------------
LIGHTNIN               USA         HOWARD AVE.                      DEER PARK        TX       ?           L
----------------------------------------------------------------------------------------------------------------
LIGHTNIN               USA         RT. 1 FAIRVIEW RD.               WYTHEVILLE       VA       24382       O
----------------------------------------------------------------------------------------------------------------
LIGHTNIN               USA         500 STAFFORD-UMBERGER DR.        WYTHEVILLE       VA       24392       L
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
LINDBERG               CANADA      7625 KIMBEL ST., UNIT 20A        MISSISSAUGA      ONTARIO  L5S 1A9     L
----------------------------------------------------------------------------------------------------------------
LINDBERG               USA         4040 E. MCDOWELL STE 418         PHOENIX          AZ                   L
----------------------------------------------------------------------------------------------------------------
LINDBERG               USA         31 E. HIGGINS                    GILBERTS         IL       60136       L
----------------------------------------------------------------------------------------------------------------
LINDBERG               USA         RT. 72                           GILBERTS         IL       60136       O
----------------------------------------------------------------------------------------------------------------
LINDBERG               USA         RT. 72                           GILBERTS         IL       60136       L
----------------------------------------------------------------------------------------------------------------
LINDBERG               USA         1815 DIXIE HIGHWAY               HOMEWOOD         IL                   L
----------------------------------------------------------------------------------------------------------------
LINDBERG               USA         306 HYLAND ST.                   WATERTOWN        WI       53094       L
----------------------------------------------------------------------------------------------------------------
LINDBERG               USA         1129 S. THIRD                    WATERTOWN        WI       53094       O
----------------------------------------------------------------------------------------------------------------
LINDBERG               USA         1202 WAKOKA ST.                  WATERTOWN        WI       53094       O
----------------------------------------------------------------------------------------------------------------
LINDBERG               USA         312 HYLAND                       WATERTOWN        WI       53094       L
----------------------------------------------------------------------------------------------------------------
LINDBERG               USA         304 HART ST.                     WATERTOWN        WI       53094       O
----------------------------------------------------------------------------------------------------------------
LINDBERG/BLUE M        USA         333 COBALT WAY #107              SUNNYVALE        CA       94086       L
----------------------------------------------------------------------------------------------------------------
LINDBERG/BLUE M        USA         2218 W. 138TH ST.                BLUE ISLAND      IL       60406       O
----------------------------------------------------------------------------------------------------------------
LINDBERG/BLUE M        USA         840 MAIN ST., SUITE 203          MILLIS           MA       02054       L
----------------------------------------------------------------------------------------------------------------
LINDBERG/BLUE M        USA         680 NORTHLAND RD #23             CINCINNATI       OH       45240       L
----------------------------------------------------------------------------------------------------------------
LINDBERG/MPH           USA         RIVERSIDE RD. & 1ST STREET       RIVERSIDE        MI       49084       O
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
METAL FORGE            USA         3182-3186 MARTIN RD.             WALLED LAKE      MI       48390       L
----------------------------------------------------------------------------------------------------------------
METAL FORGE            USA         1600 WOODHURST LANE              ALBEMARLE        NC       28001       O
----------------------------------------------------------------------------------------------------------------
METAL FORGE            USA         1301 MABRY DRIVE                 ALBEMARLE        NC       28001       L
----------------------------------------------------------------------------------------------------------------
METAL FORGE            USA         601 W. LYNN ST.                  STRYKER          OH       43557       O
----------------------------------------------------------------------------------------------------------------
METAL FORGE            USA         320 S. VINE ST.                  DESHLER          OH       43516       O
----------------------------------------------------------------------------------------------------------------
METAL FORGE            USA         5555 PARK CENTER CIRCLE          DUBLIN           OH       43017       L
----------------------------------------------------------------------------------------------------------------
METAL FORGE            USA         901 ALFRED THUN RD.              CLARKSVILLE      TN       37043-3159  O
----------------------------------------------------------------------------------------------------------------
METAL FORGE (RYKEN)    USA         3171 RIDGWAY COURT               WALLED LAKE #3   MI       48390       O
----------------------------------------------------------------------------------------------------------------
METAL FORGE (RYKEN)    USA         3160 DALLAVO COURT               WALLED LAKE #1   MI       48390       O
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
NYAB                   USA         STARBUCK AVE.                    WATERTOWN        NY       13601       O
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
REVCO                  USA         7011 HAYVENHURST ST., UNIT D     VAN NUYS         CA       91406       L
----------------------------------------------------------------------------------------------------------------
REVCO                  USA         181 REEMS CREEK                  WEAVERVILLE      NC       28787       L
----------------------------------------------------------------------------------------------------------------
REVCO                  USA         275 AIKEN ROAD                   ASHEVILLE        NC       28804       O
----------------------------------------------------------------------------------------------------------------
REVCO                  USA         388 WEAVERVILLE HWY              ASHEVILLE        NC       28804       L
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
SPX MINNESOTA          USA         2121 W. BRIDGE STREET            OWATONNA         MN       55060       O
PROPERTIES INC.
----------------------------------------------------------------------------------------------------------------
SPX MINNESOTA          USA         655 EISENHOWER                   OWATONNA         MN       55060       O
PROPERTIES INC.
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
STOCK                  JAPAN       1719-1, AZA KASASHI-MAE          TSUCHIURA        N/A      300-41      L
----------------------------------------------------------------------------------------------------------------
STOCK                  USA         12015 MANCHESTER RD.             ST. LOUIS        MO       63131       L
----------------------------------------------------------------------------------------------------------------
STOCK                  USA         16490 CHILLICOTHE RD.            CHAGRIN FALLS    OH       44023-4398  O
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
WAUKESHA               USA         8051 NORTH TAMIAMI TRAIL STE 42  SARASOTA         FL       34243       L
----------------------------------------------------------------------------------------------------------------
WAUKESHA               USA         541 WILLAMETTE SUITE 108         EUGENE           OR       97401       L
----------------------------------------------------------------------------------------------------------------
WAUKESHA               USA         580 THAMES STREET                NEWPORT          RI       02840       L
----------------------------------------------------------------------------------------------------------------
WAUKESHA               USA         1055 NW FREEWAY SUITE 24         HOUSTON          TX       77092       L
----------------------------------------------------------------------------------------------------------------
WAUKESHA               USA         400 SOUTH PRAIRIE AVE            WAUKESHA         WI       53186       O
----------------------------------------------------------------------------------------------------------------
WAUKESHA               USA         810 PROGRESS AVE.                WAUKESHA         WI       53186       L
----------------------------------------------------------------------------------------------------------------
WAUKESHA               USA         1100 SOUTH PRAIRIE AVE. NORTH    WAUKESHA         WI       53186       L
                                   HALF
----------------------------------------------------------------------------------------------------------------
WAUKESHA               USA         1100 SOUTH PRAIRIE AVE. SOUTH    WAUKESHA         WI       53186       L
                                   HALF
----------------------------------------------------------------------------------------------------------------
WAUKESHA/HEVI-DUTY     USA         IND PK #1 DOWZER AVE.            PELL CITY        AL       35125       O
----------------------------------------------------------------------------------------------------------------
WAUKESHA/HEVI-DUTY     USA         WOODLAND DRIVE - TRACT 1         MT. VERNON       IL       62864       O
----------------------------------------------------------------------------------------------------------------
WAUKESHA/HEVI-DUTY     USA         WOODLAND DRIVE - TRACT 5         MT. VERNON       IL       62864       O
----------------------------------------------------------------------------------------------------------------
WAUKESHA/HEVI-DUTY     USA         13 FOUNTAIN PLACE S.             MT. VERNON       IL       62864       O
----------------------------------------------------------------------------------------------------------------
WAUKESHA/HEVI-DUTY     USA         1ST & CASTLETON                  MT. VERNON       IL       62864       O
----------------------------------------------------------------------------------------------------------------
WAUKESHA/HEVI-DUTY     USA         FOUNTAIN PL., LOT #1             MT. VERNON       IL       62864       O
----------------------------------------------------------------------------------------------------------------
WAUKESHA/HEVI-DUTY     USA         ROUTE 37 (HOUSE) - LOT C         MT. VERNON       IL       62864       O
----------------------------------------------------------------------------------------------------------------
WAUKESHA/HEVI-DUTY     USA         FOUNTAIN PL., LOT #6             MT. VERNON       IL       62864       O
----------------------------------------------------------------------------------------------------------------
WAUKESHA/HEVI-DUTY     USA         510 1ST ST.                      MT. VERNON       IL       62864       O
----------------------------------------------------------------------------------------------------------------
WAUKESHA/HEVI-DUTY     USA         FOUNTAIN PL., LOT #3B            MT. VERNON       IL       62864       O
----------------------------------------------------------------------------------------------------------------
WAUKESHA/HEVI-DUTY     USA         CASTLETON AVE.                   MT. VERNON       IL       62864       O
----------------------------------------------------------------------------------------------------------------
WAUKESHA/HEVI-DUTY     USA         ROUTE 37, LOT A                  MT. VERNON       IL       62864       O
----------------------------------------------------------------------------------------------------------------
WAUKESHA/HEVI-DUTY     USA         FOUNTAIN PL., LOT #12            MT. VERNON       IL       62864       O
----------------------------------------------------------------------------------------------------------------
WAUKESHA/HEVI-DUTY     USA         FOUNTAIN PL., LOT #9             MT. VERNON       IL       62864       O
----------------------------------------------------------------------------------------------------------------
WAUKESHA/HEVI-DUTY     USA         HYWY 117 S.                      GOLDSBORO        NC       27530       O
----------------------------------------------------------------------------------------------------------------
WAUKESHA/HEVI-DUTY     USA         215 S. MAIN ST.                  CORTLAND         NY       13045       O
----------------------------------------------------------------------------------------------------------------
WAUKESHA/HEVI-DUTY     USA         312 TITUSVILLE ROAD              POUGHKEEPSIE     NY       12603       L
----------------------------------------------------------------------------------------------------------------
WAUKESHA/HEVI-DUTY     USA         ROUTE 1 BOX 1659                 BERWICK          PA       18603       L
----------------------------------------------------------------------------------------------------------------





                                                              Schedule 3.12
                                                              -------------

                                SUBSIDIARIES



                                            Borrower's Direct
                                              and Indirect
                                                Ownership          Subsidiary
Subsidiary                                     Interest (%)         Guarantor
-----------------------------------------   -----------------      ----------
A. R. Brasch Marketing Inc.                        100                 Yes

Aurora/Hydromatic Pumps Inc.                       100                 Yes

Best Power Taiwan Trading Co. Ltd.                 100                 No

Best Power Technology Limited (Taiwan)             100                 No

Data Switch GmbH Elektronische Systeme             100                 No
   GmbH

Data Switch Subsidiary Stock Corporation           100                 Yes

Data Switch UK Limited                             100                 No

DeZurik International Limited                      100                 No

DeZurik of Australia Pty Ltd                       100                 No

DeZurik Vertriebs GmbH                             100                 No

Edwards Systems Technology, Inc.                   100                 Yes
   (formerly G.S. Building Systems
   Corporation)

Fairbanks Morse Pump Corporation                   100                 Yes

G.C.A. Limited                                     100                 No

G.S. Iona Ltd.                                     100                 No

GCA International Corporation                      100                 Yes

General Farebox Service of Atlanta, Inc.           100                 Yes

General Signal (Barbados) Ltd.                     100                 No

General Signal (China) Co., Ltd.                   100                 No

General Signal (S.E.G.) Asia Limited               100                 No

General Signal Corporation                         100                 Yes

General Signal Enterprises                          99                 No

General Signal Environmental Risk                   90                 Yes
   Management Company (formerly Data
   Switch Intellectual Property, Inc.)

General Signal Europe Limited                      100                 No

General Signal FSC, Inc.                           100                 No

General Signal GmbH & Co KG                        100                 No

General Signal Healthcare Risk                      85                 Yes
   Management, Inc. (formerly Data Switch
   Collections, Inc.)

General Signal Holdings Company                    100                 Yes

General Signal India Private Limited               100                 No

General Signal International Corporation           100                 Yes

General Signal Ireland B.V.                        100                 No

General Signal Laboratory Equipment, Inc.          100                 Yes

General Signal Limited                             100                 No

General Signal Mauritius, Inc.                     100                 No

General Signal Power Systems, Inc.                 100                 Yes

General Signal S.E.G. Ltd.                         100                 No

General Signal Technology Corporation              100                 Yes

General Signal UK Limited                          100                 No

General Signal Verwaltungsgesellschaft             100                 No
   GmbH

GS Development Corporation                         100                 Yes

GS International (Barbados) Ltd.                   100                 No

GSBS Development Corporation                       100                 Yes

GSLE Development Corporation                       100                 Yes

GSPS Development Corporation                       100                 Yes

GSR Merger Sub, Inc.                               100                 Yes

GSTC Development Corporation                       100                 Yes

Hangzhou Kayex Zheda Electromechanical             53.3                No
   Co., Ltd.

High Ridge Company Ltd                             100                 No

High Ridge Ireland Ltd.                            100                 No

IBS Filtran GmbH                                    60                 No

Inrange Development Corporation                    100                 Yes

Inrange Technologies Corporation                   100                 Yes

Inrange Technologies GmbH (formerly                100                 No
   General Signal Networks GmbH)

Inrange Technologies Italia S.r.l.                 100                 No
   (formerly General Signal Networks
   Italia S.r.l.)

Inrange Technologies Limited (formerly             100                 No
   General Signal Networks Limited)

JATEK, Limited                                      80                 No

Jurubatech Technologia                             100                 No

Kayex China Holdings, Inc.                         100                 No

Kent-Moore do Brasil Industria Commerce,           100                 No
   Ltda.

Kodiak Partners Corp.                              100                 Yes

Kodiak Partners II Corp.                           100                 Yes

L & N Products Pty. Limited                        100                 No

LDN, Ltd.                                          100                 No

Leeds & Northrup (France) S.A.R.L.                 100                 No

Leeds & Northrup (New Zealand) Limited             100                 No

Leeds & Northrup Company                           100                 Yes

Leeds & Northrup GmbH                              100                 No

Leeds & Northrup Italy, S.p.A.                     100                 No

Leeds & Northrup Limited                           100                 No

Leeds & Northrup Mexicana, S.A.                    100                 No

Leeds & Northrup Singapore Pte. Limited            100                 No

Leeds and Northrup S.A.                            100                 No

Lightnin Europe Limited                            100                 No

Lightnin Mixers Limited                            100                 No

Lightnin Mixers Pty. Ltd.                           60                 No

Lowener GmbH                                       100                 No

Metal Forge Company, Inc.                          100                 Yes

MF Development Corporation                         100                 Yes

New Signal, Inc.                                   100                 Yes

SPX Australia Pty., Ltd.                           100                 No

SPX Canada, Inc.                                   100                 No

SPX de Mexico S.A. de C.V.                         100                 No

SPX Development Corporation (DE)                   100                 Yes

SPX Development Corporation (Michigan)             100                 No

SPX Europe AG                                      100                 No

SPX Europe GmbH (formerly SPX Deutschland          100                 No
   GmbH)

SPX France, S.A.S.                                 100                 No

SPX Iberia SA                                      100                 No

SPX International, Ltd.                            100                 No

SPX Minnesota Properties, Inc.                     100                 Yes

SPX Netherlands, B.V.                              100                 No

SPX Risk Management Co.                             85                 Yes

SPX Singapore Private Limited (formerly            100                 No
   Lightnin Private Limited)

SPX United Kingdom, Ltd.                           100                 No

Stock Japan, Ltd.                                  100                 No

Tau-Tron (UK) Limited                              100                 No

Tecnotest, Sr. L.                                  94.5                No

Telenex Europe Limited                             100                 No

Toledo Trans-Kit, Inc.                             100                 Yes

Valley Forge Technical Information                 100                 No
   Services GmbH




                                                              Schedule 3.13
                                                              -------------

                                                     INSURANCE
                                                     ---------

----------------------------------------------------------------------------------------------------------------------
COVERAGE          POLICY NUMBER      POLICY                         LIMITS               RETENTION/         CARRIER
                                      TERM                                               DEDUCTIBLE
----------------------------------------------------------------------------------------------------------------------
Workers'          DRE 2260500        1/1/00 -   Coverage A          Statutory            $350,000 Ea        USF&G
Compensation &    (NV,OR,WI)          1/1/01    Coverage            $1,000,000 BI by     Accident
Employers         DRE 2260200 (AOS)             B-Employers         Acc. - Ea Acc.       $350,000 Ea
Liability         DRE 2260300 (NJ)              Liability           $1,000,000 BI by     Employee
                  DRE 2260400 (XS)                                  Disease - Ea Emp
                  1C122245419900                                    $1,000,000 BI by
                  (ME)                                              Disease - Pol Lmt
                  XM0230045 (MA)
----------------------------------------------------------------------------------------------------------------------
Auto Liability &                                CSL BI or PD - Ea.  $2,000,000           $500,000 Ea.
Physical Damage                                 Acc.                Statutory            Occ.               USF&G
   US             DRE 2213400 (TX)   1/1/00 -   Personal Injury     $2,000,000           including
                  DRE 2213500         1/1/01    Protection          $2,000,000           allocated
                  (AOS)                         Uninsured Motorists $20,000              expense and      St. Paul
   Canada         DRE-XM0230044                 Underinsured        $500                 associated     Fire & Marine
                  (MA)                          Motorists                                "Claim
                  UXAONO157                     Medical Payments                         Expenses"
                                                MI PD Buyback
----------------------------------------------------------------------------------------------------------------------
General Liability                               General Aggregate                        $1,000,000
   US             DRE 2260500        1/1/00 -   (Other than         $5,000,000 per       Per Incident       USF&G
   Canada         UXCPC0191           1/1/01    Prod/Comp Ops)      location             including        St. Paul
                                                Prod/Comp Ops       $5,000,000           allocated      Fire & Marine
                                                Aggregate           $2,000,000           expense and
                                                Personal & Adv.     $2,000,000           associated
                                                Injury              $2,000,000           "Claim
                                                Ea Occurrence       $25,000              Expenses"
                                                Fire Damage - Any
                                                One Fire
                                                Med Expense - Any
                                                One Person
----------------------------------------------------------------------------------------------------------------------
Successorship     DRE 209 7099       9/28/89 -  Prod/Comp Ops       $5,000,000           $1,000,000         USF&G
Liability                             9/20/99   Aggregate           $2,000,000           Ea Occurrence
                                                Ea Occurrence
----------------------------------------------------------------------------------------------------------------------
Aggregate Stop    DRE 2424600        1/1/00 -   Aggregate           $5,000,000           NIL                USF&G
Loss                                  1/1/01    Est. Aggregate      $18,000,000
                                                Retention           $18,000,000
                                                Minimum Aggregate
                                                Retention
----------------------------------------------------------------------------------------------------------------------
Computers         DRE 2390600        1/1/00 -   General Aggregate                        $2,000,000         USF&G
Services Errors                       1/1/01    Per Location        $5,000,000           Ea Occurrence
& Omissions                                     (Other than         $5,000,000
                                                Prod/Comp Ops)      $2,000,000
                                                Prod/Comp Ops
                                                Aggregate
                                                Ea Occurrence
----------------------------------------------------------------------------------------------------------------------
Foreign Liability 80-0263187         1/1/00 -   General Aggregate                        $1,000              The
                                      1/1/01    (Other than         $3,000,000           Employee         Insurance
                                                Prod/Comp Ops)      $3,000,000           Benefits        Company of
                                                Prod/Comp Ops Agg   $1,000,000           Liability      the State of
                                                Personal & Adv.     $1,000,000           Ea Occurrence       PA
                                                Injury              $1,000,000
                                                Ea Occurrence
                                                Excess/DIC -        $250,000
                                                Owned, Hired &      $10,000
                                                Non-Owned Auto      $30,000
                                                Fire Damage Legal
                                                Liability           $1,000,000
                                                Med Expense Per
                                                Person
                                                Med Expense Per
                                                Accident
                                                Employee Benefits
                                                Liability Ea Claim
----------------------------------------------------------------------------------------------------------------------
Nuclear           NS-0171            1/1/00 -   BI or PD or         $150,000,000         Nil              American
Liability -                           1/1/01    Environmental                                              Nuclear
Domestic                                        Damage resulting                                          Insurers
                                                from the Nuclear
                                                Hazard
----------------------------------------------------------------------------------------------------------------------
Nuclear           FS-0179            1/1/00 -   BI or PD or         $25,000,000          Nil              American
Liability -                           1/1/01    Environmental                                              Nuclear
Foreign                                         Damage resulting                                          Insurers
                                                from the Nuclear
                                                Hazard
----------------------------------------------------------------------------------------------------------------------
Umbrella          BE 701-00-67       1/1/00 -   Ea Occurrence       $50,000,000          $25,000          National
Liability                             1/1/01    General Aggregate   $50,000,000          Ea Occurrence   Union Fire
                                                Prod/Comp Ops       $50,000,000                           Insurance
                                                Aggregate                                                Company of
                                                                                                         Pittsburgh,
                                                                                                             PA
----------------------------------------------------------------------------------------------------------------------
Punitive Damages  5554139            1/1/00 -   Ea Occurrence       $50,000,000          Nil            Starr Excess
Liability                             1/1/01    Aggregate           $50,000,000                           Liability
                                                                                                          Insurance
                                                                                                        International
                                                                                                            Ltd.
----------------------------------------------------------------------------------------------------------------------
Excess Umbrella   7908-99-27         1/1/00 -   Per Occurrence      $50,000,000 xs       Nil               Federal
Liability                             1/1/01                        $50,000,000                           Insurance
                                                Aggregate           part of $100,000,000                   Company
                                                                    $50,000,000,000 xs
                                                                    $50,000,000 part of
                                                                    $100,000,000
----------------------------------------------------------------------------------------------------------------------
Excess Umbrella   AEC 3553572-01     1/1/00 -   Per Occurrence      $50,000,000 xs       Nil              American
Liability                             1/1/01                        $50,000,000                           Guarantee
                                                Aggregate           part of $100,000,000                   Company
                                                                    $50,000,000,000 xs
                                                                    $50,000,000 part of
                                                                    $100,000,000
----------------------------------------------------------------------------------------------------------------------
Excess Umbrella   9SR 13106400       1/1/00 -   Per Occurrence      $50,000,000 xs       Nil             Lumbermen's
Liability                             1/1/01    Aggregate           $150,000,000                           Mutual
                                                                    $50,000,000,000 xs                    Casualty
                                                                    $150,000,000                           Company
----------------------------------------------------------------------------------------------------------------------
Property          31367309           1/1/00 -   All Risk Property   $500,000,000 Policy  $250,000 PD &       HSB
                                      1/1/01    Damage & Time       Limit                TE - Per        Industrial
                                                Element             *Sublimits Per       Occurrence     Risk Insurers
                                                                    Policy Conditions    Other
                                                                                         Deductibles
                                                                                         Per Policy
                                                                                         Conditions
----------------------------------------------------------------------------------------------------------------------
Fine Arts         3AT652073-01      12/31/99 -  Property at         $421,088             $1,000 Ea       Lumbermen's
                                      2/31/00   Covered Premises                         Occurrence        Mutual
                                                and while Off                                             Casualty
                                                Premises on Loan                                           Company
                                                to Others
----------------------------------------------------------------------------------------------------------------------
Open Cargo and    312JM0843           11/1/98   Any One Conveyance  $3,000,000           Nil              St. Paul
War Risk                               until    at Any  Place                                           Fire & Marine
                                     cancelled
----------------------------------------------------------------------------------------------------------------------
Aircraft          APG157002          1/1/00 -   BI or PD,           $200,000,000         Nil             Associated
Products &                            1/1/01    including                                                 Aviation
Grounding                                       Completed                                               Underwriters
Liability                                       Operations Ea       $125,000,000
                                                Occurrence and in
                                                the Annual
                                                Aggregate
                                                Grounding
                                                Liability
                                                Ea Grounding
----------------------------------------------------------------------------------------------------------------------
Aircraft Hull &   BHV157003          1/1/00 -   CSL BI or PD        $200,000,000         Nil             Associated
Liability                             1/1/01    Hull Value on       $11,500,000                           Aviation
                                                Hawker                                                  Underwriters
----------------------------------------------------------------------------------------------------------------------
Crime             8142-41-45A        7/21/98 -  Employee Theft      $15,000,000          $250,000          Federal
                                      7/21/02   Coverage            $15,000,000                           Insurance
                                                Premises Coverage   $15,000,000                            Company
                                                Transit Coverage    $15,000,000
                                                Depositors Forgery  $15,000,000
                                                Computer Theft &
                                                Funds Transfer      $15,000,000
                                                Fraud               $5,000,000
                                                Computer Theft of   $5,000,000
                                                Merchandise         $5,000,000
                                                Credit Card Forgery
                                                Money Order &
                                                Counterfeit
                                                Currency
----------------------------------------------------------------------------------------------------------------------
Fiduciary         8142-41-45A        7/21/98 -  Ea Loss             $10,000,000          $10,000 Ea        Federal
Liability                             7/21/02   Ea Policy Period    $10,000,000          Indemnifiable    Insurance
                                                                                         Loss              Company
                                                                                         $0
                                                                                         Non-indemnifiable
                                                                                         Loss
----------------------------------------------------------------------------------------------------------------------
Directors &       8142-41-43         7/21/98 -  Ea Loss & Ea        $20,000,000          Insuring          Federal
Officers                              7/21/02   Policy Period for                        Clause 1:        Insurance
Liability                                       D&O Liability &                          $0 Ea Insured     Company
                                                Indemnification     $20,000,000          Person
                                                Ea Loss & Ea                             $0 All
                                                Policy Period for                        Insured
                                                Outside                                  Persons
                                                Directorship                             Insuring
                                                Liability                                Clause 2:
                                                                                         $500,000 for
                                                                                         the Insured
                                                                                         Organization
----------------------------------------------------------------------------------------------------------------------
Excess Directors  485-96-05          7/21/98 -  Limit Excess of     $30,000,000          Nil              National
& Officers                            7/21/02   $20,000,000 Ea                                           Union Fire
Liability                                       Policy Period       $30,000,000                           Insurance
                                                Aggregate Limit                                          Company of
                                                                                                         Pittsburgh,
                                                                                                             PA
----------------------------------------------------------------------------------------------------------------------



                                                           Schedule 3.17(a)
                                                           ----------------

                          UCC FILING JURISDICTIONS



                       Location of Chief Executive
Debtor                    Office, Inventory or      County        State
                                Equipment
--------------------- ----------------------------- ------------- ------------

A. R. Brasch          1633 Fairlane Circle          Wayne         Michigan
Marketing Inc.        Allen Park, MI

                      1525 Farlane Circle           Wayne         Michigan
                      Ste. 200
                      Allen Park, MI

                      25691 Atlantic Ocean Drive    Orange        California
                      Suites B-5 through B-9
                      Lake Forest, CA

                      21455 Melrose Avenue          Oakland       Michigan
                      Suite B, Building 9
                      Southfield, MI

Aurora/Hydromatic     700 Terrace Point Drive       Muskegon      Michigan
Pumps Inc.            Muskegon, MI

Data Switch           8000 Midlantic Avenue         Burlington    New Jersey
Subsidiary Stock      Mt. Laurel, NJ
Corporation

Edwards Systems       90 Fieldstone Court           New Haven     Connecticut
Technology, Inc.      Cheshire, CT
(formerly G.S.
Building Systems
Corporation)

                      Main Street                   Somerset      Maine
                      Pittsfield, ME

                      6411 Parkland Dr.             Sarasota      Florida
                      Sarasota, FL

                      1021 East Glendale Ave.       Washoe        Nevada
                      Sparks, NV

                      501 South Washington Ave.     Lackawanna    Pennsylvania
                      Scranton, PA

                      301 Oak Street                Luzerne       Pennsylvania
                      Pittston, PA

Fairbanks Morse Pump  700 Terrace Point Drive       Muskegon      Michigan
Corporation           Muskegon, MI

GCA International     700 Terrace Point Drive       Muskegon      Michigan
Corporation           Muskegon, MI

General Farebox       751 Pratt Blvd.               Cook          Illinois
Service of Atlanta,   Elk Grove Village, IL
Inc.

General Signal        700 Terrace Point Drive       Muskegon      Michigan
Corporation           Muskegon, MI

                      1430 Second Street N.         Wood          Wisconsin
                      Wisconsin Rapids, WI

                      250 Riverside Ave., N.        Stearns       Minnesota
                      Sartell, MN

                      Belmont Drive                 Warren        Tennessee
                      McMinnville, TN

                      Tower Hill Rd.                Cumberland    Maine
                      Raymond, ME

                      1 Appollo Dr.                 Morris        New Jersey
                      Whippany, NJ

                      135 Mt. Read Blvd.            Monroe        New York
                      Rochester, NY

                      69 Cascade Dr.                Monroe        New York
                      Rochester, NY

                      Howard Ave.                   Harris        Texas
                      Deer Park, TX

                      Rt. 1 Fairview Rd.            Wythe         Virginia
                      Wytheville, VA

                      500 Stafford-Umberger Drive   Wythe         Virginia
                      Wytheville, VA

                      16490 Chillicothe Rd.         Geauga        Ohio
                      Chagrin Falls, OH

                      IND Pk # 1 Dowzer Ave.        St. Clair     Alabama
                      Pell City, AL

                      13 Fountain Place S.          Mobile        Illinois
                      Mt. Vernon, IL

                      Hywy 117 S.                   Wayne         North Carolina
                      Goldsboro, NC

                      215 S. Main St.               Cortland      New York
                      Cortland, NY

                      Route 1 Box 1659              Columbia      Pennsylvania
                      Berwick, PA

                      500 Dickerson Road            Montgomery    Pennsylvania
                      Berwick, PA

General Signal        700 Terrace Point Drive       Muskegon      Michigan
Environmental Risk    Muskegon, MI
Management
Corporation
(formerly Data
Switch Intellectual
Property, Inc.)

General Signal        700 Terrace Point Drive       Muskegon      Michigan
Healthcare            Muskegon, MI
Management, Inc.
(formerly Data
Switch Collections,
Inc.)

General Signal        700 Terrace Point Drive       Muskegon      Michigan
Holdings Company      Muskegon, MI

General Signal        700 Terrace Point Drive       Muskegon      Michigan
International         Muskegon, MI
Corporation

General Signal        275 Aiken Road                Buncombe      North Carolina
Laboratory            Asheville, NC
Equipment, Inc.
                      101 Reems Creek               Buncombe      North Carolina
                      Weaverville, NC

                      388 Weaverville Hwy           Buncombe      North Carolina
                      Asheville, NC

General Signal        700 Terrace Point Drive       Muskegon      Michigan
Power Systems,        Muskegon, MI
Inc.

                      400 South Prairie Ave.        Waukesha      Wisconsin
                      Waukesha, WI

                      810 Progress Ave.             Waukesha      Wisconsin
                      Waukesha, WI

                      1100 South Prairie Ave.,      Waukesha      Wisconsin
                      North Half
                      Waukesha, WI

                      1100 South Prairie Ave.,      Waukesha      Wisconsin
                      South Half
                      Waukesha, WI

General Signal        700 Terrace Point Drive       Muskegon      Michigan
Technology            Muskegon, MI
Corporation

                      1051 Sheffler Dr.             Franklin      Pennsylvania
                      Chambersburg, PA

                      1700 Ritner Highway           Cumberland    Pennsylvania
                      Carlisle, PA

                      1301, 1400 & 1401             St. Croix     Wisconsin
                      Industrial Rd.
                      Hudson, WI

                      751 Pratt Blvd.               Cook          Illinois
                      Elk Grove Village, IL

                      1000 Millstead Way            Monroe        New York
                      Rochester, NY

                      31 E. Higgins                 Kane          Illinois
                      Gilberts, IL

                      Rt. 72                        Kane          Illinois
                      Gilberts, IL

                      306 Hyland St.                Jefferson     Wisconsin
                      Watertown, WI

                      1202 Wakoka St.               Jefferson     Wisconsin
                      Watertown, WI

                      312 Hyland                    Jefferson     Wisconsin
                      Watertown, WI

                      304 Hart St.                  Jefferson     Wisconsin
                      Watertown, WI

                      Riverside Rd. & 1st Street    Berrien       Michigan
                      Riverside, MI

GS Development        700 Terrace Point Drive       Muskegon      Michigan
Corporation           Muskegon, MI

GSBS Development      700 Terrace Point Drive       Muskegon      Michigan
Corporation           Muskegon, MI

GSLE Development      700 Terrace Point Drive       Muskegon      Michigan
Corporation           Muskegon, MI

GSPS Development      700 Terrace Point Drive       Muskegon      Michigan
Corporation           Muskegon, MI

GSR Merger Sub, Inc.  700 Terrace Point Drive       Muskegon      Michigan
                      Muskegon, MI

GSTC Development      700 Terrace Point Drive       Muskegon      Michigan
Corporation           Muskegon, MI

Inrange Development   700 Terrace Point Drive       Muskegon      Michigan
Corporation           Muskegon, MI

Inrange Technologies  8000 Midlantic Avenue         Burlington    New Jersey
Corporation           Mt. Laurel, NJ

                      1 Waterview Drive             Fairfield     Connecticut
                      Shelton, CT

                      13000 Midlantic Drive         Burlington    New Jersey
                      Mount Laurel, NJ

                      1829 Underwood Blvd., Unit 5  Burlington    New Jersey
                      Delran, NJ

Kodiak Partners Corp. 700 Terrace Point Drive       Muskegon      Michigan
                      Muskegon, MI

Kodiak Partners II    700 Terrace Point Drive       Muskegon      Michigan
Corp.                 Muskegon, MI

Leeds & Northrup      700 Terrace Point Drive       Muskegon      Michigan
Company               Muskegon, MI

Metal Forge           3182-3186 Martin Rd           Oakland       Michigan
Company, Inc.         Walled Lake MI

                      1600 Woodhurst Lane           Metro Stanly  North Carolina
                      Albemarle, NC

                      1301 Mabry Drive              Metro Stanly  North Carolina
                      Albemarle, NC

                      601 W. Lynn St.               Williams      Ohio
                      Stryker, OH

                      901 Alfred Thun Rd.           Montgomery    Tennessee
                      Clarksville, TN

                      3171 Ridgway Court            Oakland       Michigan
                      Walled Lake #3, MI

                      3160 Dallavo Court            Oakland       Michigan
                      Walled Lake #1, MI

MF Development        700 Terrace Point Drive       Muskegon      Michigan
Corporation           Muskegon, MI

New Signal, Inc.      700 Terrace Point Drive       Muskegon      Michigan
                      Muskegon, MI

SPX Corporation       700 Terrace Point Drive       Muskegon      Michigan
                      Muskegon, MI

                      Terrace Plaza                 Muskegon      Michigan
                      Muskegon, MI

                      Airport Hangar

                      205 N. Grover Street          Gratiot       Michigan
                      Alma, MI

                      1200 Power Drive              De Kalb       Indiana
                      Auburn, IN

                      51241 M-51 North              Cass          Michigan
                      Dowagiac, MI

                      520 S. Byrkit                 St. Joseph    Indiana
                      Mishawaka, IN

                      Pierceton, IN                 Kosciusko     Indiana

                      8080 Moorsbridge Rd.,         Kalamazoo     Michigan
                      Ste 200
                      Portage, MI

                      875 Seegers Road              Cook          Illinois
                      Des Plaines, IL

                      140 Werz Industrial Blvd.     Coweta        Georgia
                      Newnan, GA

                      300 Industrial Growth Pkwy.   Steuben       Indiana
                      Angola, IN

                      1224 Robinair Way             Williams      Ohio
                      Montpelier, OH

                      351 Pokegon Trail             Steuben       Indiana
                      Angola, IN

                      8001 Angling Road             Kalamazoo     Michigan
                      Kalamazoo, MI

                      800 S. Main Street            Allegan       Michigan
                      Wayland, MI

                      2300 Park Drive               Steele        Minnesota
                      Owatonna, MN

                      Depot                         Steele        Minnesota
                      Owatonna, MN

                      2100 Park Drive               Steele        Minnesota
                      Owatonna, MN

                      28635 Mound Road              Macomb        Michigan
                      Warren, MI

                      2429 N. Burdick               Kalamazoo     Michigan
                      Kalamazoo, MI

                      1474 W. Harbour Towne Circle  Muskegon      Michigan
                      Muskegon, MI

SPX Development       700 Terrace Point Drive       Muskegon      Michigan
Corporation           Muskegon, MI

SPX Minnesota         700 Terrace Point Drive       Muskegon      Michigan
Properties, Inc.      Muskegon, MI

                      655 Eisenhower                Steele        Minnesota
                      Owatonna, MN

                      2121 W. Bridge Street         Steele        Minnesota
                      Owatonna, MN

SPX Risk Management   700 Terrace Point Drive       Muskegon      Michigan
Co.                   Muskegon, MI

Toledo Trans-Kit,     1235 Expressway Drive North   Lucas         Ohio
Inc.                  Toledo, OH

                      1510 Midway Ct., Ste E3       Cook          Illinois
                      Elk Grove Village, IL




                                                           Schedule 3.17(b)
                                                           ----------------

                       MORTGAGE FILING JURISDICTIONS



Property Owner                  Property Address               County of Filing
--------------                  ----------------               ----------------

Aftermarket Tool & Equipment    1224 Robinair Way              Williams
Division                        Montpelier, OH

DeZurik (a division of General  Belmont Drive                  Warren
Signal Corporation)             McMinnville, TN 37110

Dielectric (a division of       Tower Hill Road                Cumberland
General Signal Corporation)     Raymond, ME 04171

Edwards Systems Technology      Main Street                    Somerset
                                Pittsfield, ME 04967

GS Electrical/OZ/Gedney         Main Street, RT 72             Litchfield
                                Terryville, CT 06786

GS Pump/Aurora                  800 Airport Rd.                Kane
                                North Aurora, IL 60542

GS Pump/Fairbanks               3601 Fairbanks Ave.            Wyandotte
                                Kansas City, KS 66106

GS Pump/Hydromatic              1840 Baney Rd.                 Ashland
                                Ashland, OH 44805

Kodiak Partners II Corp.        Dowagiac Plant                 Cass
                                51241 M-51 North
                                Dowagiac, MI

Kodiak Partners II Corp.        8001 Angling Road              Kalamazoo
                                Kalamazoo, MI

Kodiak Partners II Corp.        28635 Mound Road               Macomb
                                Warren, MI 48092

Lightnin (a division of         135 Mt. Read Blvd.             Monroe
General Signal Corporation)     Rochester, NY 14611

Lindberg                        304 Hart St.                   Jefferson
                                Watertown, WI 53094

NYAB                            Starbuck Ave.                  Jefferson
                                Watertown, NY 13601

Revco                           275 Aiken Road                 Buncombe
                                Asheville, NC 28804

SPX Corporation                 Auburn Plant                   DeKalb
                                1200 Power Drive
                                Auburn, IN

SPX Corporation                 875 Seegers Road               Cook
                                Des Plaines, IL 60016

Stock Equipment Company         16490 Chillicothe Rd.          Cuyahoga
                                Chagrin Falls, OH 44023

Waukesha                        400 South Prairie Ave.         Waukesha
                                Waukesha, WI 53106

Waukesha/Hevi-Duty              Hwy. 117S.                     Wayne
                                Goldsboro, NC 27530

Waukesha/Hevi-Duty              13 Fountain Place S.           Jefferson
                                Mt. Vernon, IL 62864




                                                               Schedule 6.2
                                                               ------------



                           EXISTING INDEBTEDNESS



1. (a) $15.1 million principal amount of industrial revenue bonds (described on part I of Exhibit A attached to this Schedule), each of which is secured by a letter of credit issued by The First National
     Bank of Chicago (successor to NBD Bank, N.A.) and (b) the Reimbursement Agreement, dated as of November 1, 1992, between SPX and The First National Bank of Chicago (successor to NBD Bank, N.A.), pursuant to which the aforementioned letters of credit were issued

2. $1.0 million principal amount of industrial revenue bonds ($1,000,000 Industrial Development Authority of Wythe County Virginia 5 5/8% Industrial Development Revenue Bonds, Series 1977).

3. Indebtedness may be incurred by SPX Corporation pursuant to the (a) Business Purchasing Card Agreement between SPX Corporation and First Chicago NBD Corporation, entered into in May 1, 1996, covering a principal amount up to $3,500,000 (b) Resolution accepting the offer of bank facilities from the United Overseas Bank Limited, in a principal amount up to SGD 2,000,000, (c) Guaranty between Dresdner Bank Aktiengesellschaft and SPX Deutschland GmbH, in a principal amount up to DEM 2,000,000, (d) General Guarantee made by SPX Corporation in favor of the Bank of Nova Scotia in respect of the indebtedness and liability of SPX Canada Inc. to the Bank, dated July 14, 1998 in a principal amount up to CAD 500,000, (e) a CHF 5,000,000 debt facility (uncommitted) with Credit Suisse, (f) a AUD 8,500,000 Guarantee made by SPX Corporation in favor of Bank One in respect of a credit facility extended to Lightnin Mixers Pty. Ltd., Sola Australia Ltd. And SPX Australia Pty. Ltd., (g) a SGD 2,500,000 Guarantee made by SPX Corporation in favor of the Hongkong and Shanghai Banking Corporation Limited Singapore in respect of the indebtedness and liability of SPX Singapore Pte Ltd., (h) a $ 1,850,500 General Guarantee made by SPX Corporation in favor of Comerica Bank in respect of the indebtedness and liability of Jurubatech Tecnologia Automotiva Ltda., (i) a GBP 24,600,000 Guarantee made by SPX Corporation in favor of National Westminster Bank in respect of a credit banking facility extended to General Signal (UK) Limited, Inrange Technologies Limited, and Tau-Tron (UK) Limited, and (j) a DEM 12,000,000 Guaranty by SPX Corporation in favor of Dresdner Bank Aktiengesellscheft in respect of a credit facility extended to Inrange GmbH and DeZurik Vertriebs GmbH.

4.   (a) $25 million  principal amount of 7% Medium-Term Notes due 2000 and
     (b) $25 million principal amount of 7.114% Medium-Term Notes due 2002, each issued pursuant to an Indenture, dated as of April 15, 1986, between General Signal and The Chase Manhattan Bank (successor to Chemical Bank), as trustee

5. $1,250,000 principal amount of The Industrial Development Board of the City of Fort Payne Industrial Revenue Bonds (General Signal Project), Series 1979 (General Signal Corporation is contingently liable)

6. $2,000,000 principal amount of Industrial Development Revenue Bond (General Signal Corporation Second Project) of The Industrial Board of the City of Fort Payne, Series 1992 (General Signal Corporation is contingently liable)

7. G.S. Signal Technology Corporation (acting by G.S. Electric Company, a division of General Signal Technology Corporation)

     $1.7 million principal amount of net indebtedness incurred to finance the 80,000, sq. ft. facility on 10.55 acre site in Carlisle, Pennsylvania (the "Chambersburg Facility") consisting of (i) $1.2 principal amount of non-recourse indebtedness to the Pennsylvania Industrial Development Authority (the "PIDA") secured by a first lien on the Chambersburg Facility and (ii) $500,000 principal amount of net indebtedness to the Chambersburg (Pennsylvania) Area Development Corporation ("CADC") (such net indebtedness consisting of $2.3 million principal amount capital lease financing provided by the CADC to General Signal Technology Corporation, acting by its GS Electric Company division ("GST") under a capital lease dated July 1, 1992, from the CADC to GST, net of $1.8 principal amount loan by GST to the CADC and which loan is secured by a second mortgage, dated November 17, 1992, on the Chambersburg Facility)

10.  Waukesha Electric Systems (a division of General Signal Power Systems,
     Inc.)
     ----------------------------------------------------------------------

     $901,000 principal amount capital (equipment) lease, dated April 17, 1986, between Waukesha (as successor to ASEA Electric Inc.) and Forsythe McArthur Associates, Inc.

11.  Inrange Technologies Corporation
     --------------------------------

     $2,500,000 principal amount mortgage loan, dated March 31, 1995, to Data Switch Corporation (now known as Inrange Technologies Corporation) from Connecticut Development Authority for Shelton, Connecticut project and related promissory note delivered to the Connecticut Development Authority in connection with such mortgage loan

12. Miscellaneous loans, notes and leases aggregating less than $600,000 in principal amount

                                                  Exhibit A to Schedule 6.2



I. SPX INDUSTRIAL REVENUE BONDS AND RELATED REIMBURSEMENT AGREEMENT AND LETTERS OF CREDIT

          Below is a list of outstanding debt of SPX Corporation in the form of four industrial revenue bond issues, each supported by a letter of credit, as indicated below, provided by The First National Bank of Chicago pursuant to a Reimbursement Agreement, dated as of November 1, 1992, by and between SPX and The First National Bank of Chicago (as successor to NBD Bank, N.A.):

     a. $1,100,000 City of Dallas Industrial Development Corporation Variable Rate Demand Industrial Development Revenue Bonds (Sealed Power Corporation Project) Series 1985

          Letter of Credit Date: November 13, 1992
          Letter of Credit No. 3002
          Letter of Credit Amount: $1,143,905

     b.   $8,300,000   City  of  Auburn   Variable  Rate  Demand   Economic
          Development Revenue Bonds (Sealed Power Corporation Project)

          ($8,200,000 currently outstanding)
          Letter of Credit Date: November 13, 1992
          Letter of Credit No. 3003
          Letter of Credit Amount: $8,651,096

     c.   $4,500,000 The Economic Development  Corporation of the County of
          Jackson  Variable  Rate  Demand  Economic   Development   Revenue
          Refunding Bonds (Sealed Power Corporation Project)

          Letter of Credit Date: November 13, 1992
          Letter of Credit No. 3004
          Letter of Credit Amount: $4,694,932

     d.   $1,300,000  Town  of  LaGrange   Variable  Rate  Demand  Economic
          Development Revenue Bonds (Sealed Power Corporation Project)

          Letter of Credit Date: November 13, 1992
          Letter of Credit No. 3005
          Letter of Credit Amount: $1,363,425



II. GENERAL SIGNAL INDUSTRIAL REVENUE BONDS AND RELATED REIMBURSEMENT AGREEMENTS AND LETTERS OF CREDIT

          Below is a list of outstanding debt of General Signal in the form of ten industrial revenue bond issues, each supported by a letter of credit, as indicated below, provided by Wachovia Bank, National Association (successor by merger to Wachovia Bank of Georgia, National Association) ("Wachovia") pursuant to certain Reimbursement Agreements, each, by and between General Signal and Wachovia, as indicated below:

     a. $7,500,000 Massachusetts Industrial Finance Agency Industrial Development Revenue Bonds (General Signal Corporation, Guarantor) Series 1984

          Reimbursement Agreement dated as of: September 1, 1992
          Letter of Credit Date: September 25, 1992
          Letter of Credit No. LC 870-007251
          Letter of Credit amount: $7,875,000

     b. $3,500,000 Massachusetts Industrial Finance Agency Industrial Development Revenue Bonds (General Signal Corporation Project) Series 1984

          Reimbursement Agreement dated as of: October 1, 1992
          Letter of Credit Date: October 26, 1992
          Letter of Credit No. LC 870-007259
          Letter of Credit amount: $3,675,000

     c. $1,750,000 Cortland County 1983 Industrial Development Agency Industrial Development Revenue Bonds (Dowzer Electric--Facility General Signal Corporation, Guarantor)

          Reimbursement Agreement dated as of: October 1, 1992
          Letter of Credit Date: October 26, 1992
          Letter of Credit No. LC 870-007258
          Letter of Credit amount: $1,826,562.50

     d. $3,000,000 Development Authority of Richmond County Refunding Revenue Bonds (General Signal Corporation, Guarantor) Series 1983

          Reimbursement Agreement dated as of: December 1, 1992
          Letter of Credit Date: December 31, 1992
          Letter of Credit No. LC 870-007275
          Letter of Credit amount: $3,150,000

     e. $2,700,000 Salt Lake City, Utah Industrial Development Revenue Bonds (Leeds & Northrup Project-General Signal Corporation, Guarantor) Series 1983

          Reimbursement Agreement dated as of: December 1, 1992
          Letter of Credit Date: December 31, 1992
          Letter of Credit No. LC 870-007274
          Letter of Credit amount: $2,818,125

     f. $3,300,000 The Stanly County Industrial Facilities and Pollution Control Financing Authority Refunding Revenue Bonds (General Signal Corporation, Guarantor), Series 1983

          Reimbursement Agreement dated as of: November 1, 1992
          Letter of Credit Date: November 30, 1992
          Letter of Credit No. LC 870-007264
          Letter of Credit amount: $3,465,000

     g. $2,000,000 The Wayne County Industrial Facilities and Pollution Control Financing Authority Industrial Development Revenue Refunding Bonds (General Signal Corporation, Guarantor) Series 1983

          Reimbursement Agreement dated as of: November 1, 1992
          Letter of Credit Date: November 30, 1992
          Letter of Credit No. LC 870-007265
          Letter of Credit amount: $2,100,000

     h. $2,750,000 Pinellas County Industry Council Refunding Revenue Bonds (Leeds & Northrup Company Project) Series 1984

          Reimbursement Agreement dated as of: November 1, 1992
          Letter of Credit Date: November 30, 1992
          Letter of Credit No. LC 870-007263
          Letter of Credit amount: $2,887,500

     i. $3,000,000 County of Geauga, Ohio Industrial Development Revenue Bonds (General Signal Corporation Project) Series 1984

          Reimbursement Agreement dated as of: October 1, 1992
          Letter of Credit Date: October 26, 1992
          Letter of Credit No. LC 870-007256
          Letter of Credit amount: $3,150,000

     j.   $1,000,000 The Industrial  Development  Board of the City of Pell
          City,   Alabama   Refunding   Revenue   Bonds   (General   Signal
          Corporation, Guarantor) Series 1983

          Reimbursement Agreement dated as of: October 1, 1992
          Letter of Credit Date: October 26, 1992
          Letter of Credit No. LC 870-007257
          Letter of Credit amount: $1,050,000

     k. In addition, the following fixed-rate IRBs, aggregating $2 million, were also issued on behalf of General Signal:

          i.   $1,000,000   Development   Authority   of  Richmond   County
               (Georgia) 55/8% Development Revenue Bonds, Series 1977

          ii.  $1,000,000 Industrial  Development Authority of Wythe County
               (Virginia)  55/8%  Industrial   Development  Revenue  Bonds,
               Series 1977





                                                               Schedule 6.3
                                                               ------------



                               EXISTING LIENS



1.   Industrial Revenue Bonds
     ------------------------

     Pledge and Security Agreements (4), each between SPX Corporation and The First National Bank of Chicago (successor to NBD Bank, N.A.), pursuant to which SPX Corporation has agreed to pledge any industrial revenue bonds that may be repurchased by SPX Corporation out of the proceeds of draws under the respective letters of credit issued (described in part I of Exhibit A to Schedule 6.2) (Pledge and Security Agreements dated the same date as related Reimbursement Agreement)

2.   Inrange Technologies Corporation
     --------------------------------

     $2,500,000 principal amount mortgage loan, dated March 31, 1995, to Data Switch Corporation (now known as Inrange Technologies Corporation) from Connecticut Development Authority which secures the Shelton Connecticut facility financed thereby

3.   Best Power Technology Limited
     -----------------------------

     NT$63,000,000 (New Taiwan dollars) principal amount mortgage loan from United World Chinese Commercial Bank relating to General Signal Corporation's Best Power Technology Asia Limited facility in Taiwan

4.   SPX Corporation
     ---------------

     Fixture Lien, which describes the insured premises, wherein the debtor is the City of Auburn and the secured party is PNC Bank, filed June 16, 1994 as UCC #54292.

     Currently effective UCC-1 financing statement, No. D042678, was filed on December 13, 1995 with the Secretary of State of Michigan in favor of Textron Financial Corporation. (Debtor on file is SPX Credit Corporation.)

     Currently effective UCC-1 financing statement, No. 03931B, was filed on June 13, 1990 with the Secretary of State of Michigan in favor of Sanwa Business Credit Corporation.

     Currently effective UCC-1 financing statement, No. D042677, was filed on December 13, 1995 with the Secretary of State of Michigan in favor of Textron Financial Corporation.

     Currently effective UCC-1 financing statement, No. 35997B, was filed on October 13, 1993 with the Secretary of State of Michigan in favor of Sanwa Business Credit Corporation. (Debtor on file is SPX Credit Corporation.)

     Currently effective UCC-1 financing statement, No. 09561B, was filed on March 1, 1991 with the Secretary of State of Michigan in favor of Sanwa Business Credit Corporation. (Original debtor was The Allen Group Leasing Corp., amended to SPX Credit Corporation.)

5.   Best Power Technology, Inc.
     ---------------------------

     Lis Pendens: Dairyland Power Cooperative vs. Joseph W. Lehman, Jr., Virginia M. Lehman, Joseph W. Lehman, III and Jeanine Marie Lehman dated and recorded 12-19-91 in Vol. 6 of Lis Pendens, on Page 492, as Doc. No. 309921.

6.   Waukesha (a division of General Signal Power Systems, Inc.)
     -----------------------------------------------------------

     Mortgage from Accurate Products Manufacturing Corp., to Bank One, Milwaukee, NA, for $500,000.00, dated April 30, 1990 and recorded on May 2, 1990 in Reel 1197, Image 581 as Document No. 1583567. (NOTE:
     Bank One, Milwaukee, NA is now known as Bank One, Wisconsin.)

     Mortgage from Accurate Products MFG. Corp. to Faye Steen, for $188,000.00, dated April 30, 1990 and recorded on May 2, 1990, in Reel 1197, Image 583, as Document No. 1589568.

7.   General  Signal  Technology   Corporation  (acting  by  G.S.  Electric
     Company, a division of General Signal Technology Corporation)
     ----------------------------------------------------------------------

     Liens securing $1.7 million net principal amount of indebtedness and owed with respect to Chambersburg Facility described in Schedule 6.2





                                                              Schedule 6.12
                                                              -------------



                           EXISTING RESTRICTIONS



1.   Inrange Technologies Corporation
     --------------------------------

     $2,500,000 principal amount mortgage loan, dated March 31, 1995, to Data Switch Corporation (now known as Inrange Technologies Corporation) from Connecticut Development Authority for Shelton, Connecticut facility, prohibits borrower from encumbering real property securing the loan



2.   Waukesha Electric Systems (a division of General Signal Power Systems,
     Inc.)
     ----------------------------------------------------------------------

     $901,000 principal amount capital (equipment) lease, dated April 17, 1986, between Waukesha (as successor to ASEA Electric Inc.) and Forsythe McArthur Associates, Inc. prohibits encumbrances on equipment being leased



3.   Industrial Revenue Bonds
     ------------------------

     Certain of the Loan Agreements or Lease Agreements, as applicable, entered into in connection with the industrial revenue bonds described on Exhibit A to Schedule 6.2 impose restrictions relating to the borrower's ability to assign, sell, lease, sublease, place liens on, remove or encumber equipment relating to, the project financed by such bonds





                                                               Schedule 6.5
                                                               ------------



                            EXISTING INVESTMENTS



                                      Percent
                                    Ownership or
Person in Which Borrower has a       Principal
Direct or Indirect Investment      Amount of Note     Holder of Investment
---------------------------------  -------------- -----------------------------

Chambersburg (Pennsylvania)        $1,700,000     General Signal Technology
Area Development Corporation (as   (as described  Corporation (as described in
described in Schedule 6.2)         in Schedule    Schedule 6.2)
                                   6.2)

DeZurik India                      40%            General Signal Corporation

DeZurik Japan Co., Ltd.            48%            General Signal Corporation.

DeZurik Mexico S.A. de C.V.        49%            General Signal Corporation

EGS LLC                            40.29%         General Signal Corporation

                                   4.21%          Edwards Systems Technology,
                                                  Inc.

Fairbanks Morse India Limited      35%            Fairbanks Morse Pump
                                                  Corporation

Industrial Board of the City of    $2,000,000     General Signal Corporation
Fort Payne                         Industrial
                                   Revenue Bond


Shenyang Stock Electric Power      50%            General Signal Corporation
Equipment Company Limited

SPX Corporation                    $2,365,000     SPX Netherlands, B.V.
                                   Intercompany
                                   Note

SPX Europe AG                      $4,487,000     SPX Netherlands, B.V.


                                                               EXHIBIT A-1






===========================================================================
===========================================================================




                     GUARANTEE AND COLLATERAL AGREEMENT


                                  made by


                              SPX CORPORATION


                      and certain of its Subsidiaries


                                in favor of


                         THE CHASE MANHATTAN BANK,
                            as Collateral Agent



                        Dated as of October 6, 1998,
                     as amended as of February 10, 2000



===========================================================================
===========================================================================

                             TABLE OF CONTENTS

                                                                    Page
                                                                    ----

SECTION 1.  DEFINED TERMS .............................................2
     1.1  Definitions .................................................2
     1.2  Other Definitional Provisions ...............................6

SECTION 2.  GUARANTEE .................................................7
     2.1  Guarantee ...................................................7
     2.2  Right of Contribution .......................................7
     2.3  No Subrogation ..............................................8
     2.4  Amendments, etc. with respect to the Borrower Obligations ...8
     2.5  Guarantee Absolute and Unconditional ........................9
     2.6  Reinstatement ..............................................10
     2.7  Payments ...................................................10

SECTION 3.  GRANT OF SECURITY INTEREST ...............................10

SECTION 4.  REPRESENTATIONS AND WARRANTIES ...........................11
     4.1  Title; No Other Liens ......................................11
     4.2  Perfected First Priority Liens .............................11
     4.3  Chief Executive Office .....................................12
     4.4  Inventory and Equipment ....................................12
     4.5  Farm Products ..............................................12
     4.6  Investment Property ........................................12
     4.7  Intellectual Property ......................................12

SECTION 5.  COVENANTS ................................................13
     5.1  Delivery of Instruments, Certificated Securities and
          Chattel Paper ..............................................13
     5.2  Maintenance of Insurance ...................................13
     5.3  Payment of Obligations .....................................14
     5.4  Maintenance of Perfected Security Interest; Further
          Documentation ..............................................14
     5.5  Notices ....................................................14
     5.6  Investment Property ........................................15
     5.7  Receivables ...............................................16
     5.8  Intellectual Property ......................................16

SECTION 6.  REMEDIAL PROVISIONS ......................................18
     6.1  Certain Matters Relating to Receivables ....................18
     6.2  Communications with Obligors; Grantors Remain Liable .......18
     6.3  Pledged Stock ..............................................19
     6.4  Proceeds to be Turned Over To Collateral Agent .............20
     6.5  Application of Proceeds ....................................20
     6.6  Code and Other Remedies ....................................21
     6.7  Registration Rights ........................................21
     6.8  Waiver; Deficiency .........................................22
     6.9  Letter of Credit Matters ...................................23

SECTION 7.  THE COLLATERAL AGENT .....................................23
     7.1  Collateral Agent's Appointment as Attorney-in-Fact, etc ....23
     7.2  Duty of Collateral Agent ...................................25
     7.3  Execution of Financing Statements ..........................25
     7.4  Authority of Collateral Agent ..............................25

SECTION 8.  MISCELLANEOUS ............................................26
     8.1  Amendments in Writing ......................................26
     8.2  Notices ....................................................26
     8.3  No Waiver by Course of Conduct; Cumulative Remedies ........26
     8.4  Enforcement Expenses; Indemnification ......................26
     8.5  Successors and Assigns .....................................27
     8.6  Set-Off ....................................................27
     8.7  Counterparts ...............................................27
     8.8  Severability ...............................................28
     8.9  Section Headings ..........................................28
     8.10  Integration ...............................................28
     8.11  GOVERNING LAW .............................................28
     8.12  Submission To Jurisdiction; Waivers .......................28
     8.13  Acknowledgements ..........................................29
     8.14  Additional Grantors .......................................29
     8.15  Releases ..................................................29
     8.16  Notice of Event of Default ................................30
     8.17  WAIVER OF JURY TRIAL ......................................30



SCHEDULES

Schedule 1   Notice Addresses
Schedule 2   Investment Property
Schedule 3   Perfection Matters
Schedule 4   Jurisdictions of Organization and Chief Executive Offices
Schedule 5   Inventory and Equipment Locations
Schedule 6   Intellectual Property

                           [COMPOSITE CONFORMED]
                     GUARANTEE AND COLLATERAL AGREEMENT

          GUARANTEE AND COLLATERAL AGREEMENT, dated as of October
6, 1998, as amended as of February 10, 2000, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of THE CHASE MANHATTAN BANK, as Collateral Agent (in such capacity, the "Collateral Agent") for the banks and other financial institutions (the "Lenders") from time to time parties to the Credit Agreement, dated as of October 6, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among SPX Corporation (the "Borrower"), the Lenders and The Chase Manhattan Bank, as Administrative Agent (in such capacity, the "Administrative Agent").

                            W I T N E S S E T H:
                            - - - - - - - - - -

          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

          WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

          WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

          WHEREAS, each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties (as defined below);

          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

                          SECTION 1. DEFINED TERMS

          1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Documents, Equipment, Farm Products, Instruments and Inventory.

          (b) The following terms shall have the following meanings:

          "Agreement": this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Borrower Obligations": the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Collateral Agent or any other Secured Party (or, in the case of any Lender Hedge Agreement, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit, any Lender Hedge Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent or to the other Secured Parties that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

          "Collateral": as defined in Section 3.

          "Collateral Account": any collateral account established by the Collateral Agent as provided in Section 6.1 or 6.4.

          "Copyrights": (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule
     6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

          "Copyright Licenses": any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6, but excluding any Excluded License), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright; provided, that the foregoing limitation with respect to Excluded Licenses shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such Excluded License.

          "Deposit Account": as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

          "Excluded License": any present or future written agreement naming any Grantor as licensee or licensor of a Copyright, Patent or Trademark, in each case to the extent, and only to the extent, the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such agreement is prohibited by such agreement without the consent of any other party thereto, would give any other party to such agreement the right to terminate its obligations thereunder, or is permitted only with consent if all necessary consents to such grant of a security interest have not been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents).

          "Foreign Subsidiary Voting Stock": the voting Capital Stock of any Foreign Subsidiary.

          "General Intangibles": all "general intangibles" as such term is defined in Section 9-106 of the New York UCC and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith,
     (ii) all rights of such Grantor to damages arising thereunder and
     (iii) all rights of such Grantor to perform and to exercise all remedies thereunder, in each case to the extent, and only to the extent, the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

          "Guarantor Obligations": with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent or to the other Secured Parties that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

          "Guarantors": the collective reference to each Grantor other than the Borrower.

          "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Intercompany Note": any promissory note evidencing loans made by any Grantor to the Borrower or any of its Subsidiaries.

          "Investment Property": the collective reference to (i) all "investment property" as such term is defined in Section 9-115 of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of "Pledged Stock") and (ii) whether or not constituting "investment property" as so defined, all Pledged Notes and all Pledged Stock.

          "Issuers": the collective reference to each issuer of any Investment Property.

          "Lender Hedge Agreements": all Hedging Agreements entered into by the Borrower with any Lender (or any Affiliate of any Lender).

          "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

          "Obligations": (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

          "Patents": (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6,
     (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof and (iii) all rights to obtain any reissues or extensions of the foregoing.

          "Patent License": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6, but excluding any Excluded License; provided, that the foregoing limitation with respect to Excluded Licenses shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such Excluded License.

          "Pledged Notes": all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

          "Pledged Stock": the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person (other than, in the case of GSX, the Capital Stock of G.S. Building Systems Corporation) that may be issued or granted to, or directly held by, any Grantor while this Agreement is in effect; provided that (i) in no event shall more than 66% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder and (ii) in no event shall the Capital Stock of any non-Wholly Owned Subsidiary be required to be pledged hereunder by any Grantor to the extent, and only to the extent, the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such Capital Stock is prohibited by the organizational or governing documents of such non-Wholly Owned Subsidiary.

          "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

          "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

          "Secured Parties": the collective reference to the Collateral Agent, the Administrative Agent and the Lenders.

          "Securities Act": the Securities Act of 1933, as amended.

          "Shared Collateral": the collective reference to all "Collateral", as such term is defined in the Shared Collateral Agreement.

          "Trademarks": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.

          "Trademark License": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6, but excluding any Excluded License; provided, that the foregoing limitation with respect to Excluded Licenses shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such Excluded License.

          1.2 Other Definitional Provisions. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                            SECTION 2. GUARANTEE

          2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

          (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

          (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this
Section 2 or affecting the rights and remedies of the Collateral Agent or any other Secured Party hereunder.

          (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

          (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Collateral Agent or any other Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

          2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Collateral Agent and the other Secured Parties, and each Guarantor shall remain liable to the Collateral Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.

          2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Collateral Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agent or any other Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Collateral Agent or any other Secured Party for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Collateral Agent and the other Secured Parties by the Borrower on account of the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Collateral Agent may determine.

          2.4 Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Collateral Agent or any other Secured Party may be rescinded by the Collateral Agent or such Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent (or the Administrative Agent, the Required Lenders or all Lenders, as the case may
be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

          2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Collateral Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Collateral Agent or any other Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any other Secured Party against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

          2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent without set-off or counterclaim in Dollars at the office of the Collateral Agent located at 270 Park Avenue, New York, New York 10017.

                   SECTION 3. GRANT OF SECURITY INTEREST

          Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations:

          (a) all Accounts;

          (b) all Chattel Paper;

          (c) all Deposit Accounts;

          (d) all Documents;

          (e) all Equipment;

          (f) all General Intangibles;

          (g) all Instruments;

          (h) all Intellectual Property;

          (i) all Inventory;

          (j) all Investment Property;

          (k) all other property not otherwise described above;

          (l) all books and records pertaining to the Collateral; and

          (m) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however that notwithstanding the foregoing, "Collateral" shall not include any Shared Collateral.

                 SECTION 4. REPRESENTATIONS AND WARRANTIES

          To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Collateral Agent and each other Secured Party that:

          4.1 Title; No Other Liens. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement.

          4.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral (other than any Inventory and Equipment kept at locations where there is less than $1,000,000 aggregate book value of Inventory and Equipment) in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law.

          4.3 Chief Executive Office. On the date hereof, such Grantor's jurisdiction of organization and the location of such Grantor's chief executive office or sole place of business are specified on Schedule 4.

          4.4 Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods and other than any Inventory and Equipment kept at locations where there is less than $1,000,000 aggregate book value of Inventory and Equipment) are kept at the locations listed on
Schedule 5.

          4.5 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

          4.6 Investment Property. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer listed on Schedule 2 owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 66% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

          (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

          (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

          4.7 Intellectual Property. (a) Schedule 6 lists all Intellectual Property owned by such Grantor in its own name on the date hereof.

          (b) On the date hereof, all Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person, except as could not reasonably be expected to have a Material Adverse Effect.

          (c) Except as set forth in Schedule 6, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

          (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

          (e) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor's ownership interest therein, or (ii) which, if adversely determined, would have an adverse effect on the value of any Intellectual Property, except for actions and proceedings as could not reasonably be expected to have a Material Adverse Effect.

                            SECTION 5. COVENANTS

          Each Grantor covenants and agrees with the Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

          5.1 Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

          5.2 Maintenance of Insurance. (a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties comparable in scope and coverage as insurance maintained by companies engaged in the same or similar businesses and (ii) insuring such Grantor and the Collateral Agent against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as are usually maintained by companies engaged in the same or similar businesses.

          (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (ii) name the Collateral Agent as additional insured party or loss payee, (iii) if reasonably requested by the Collateral Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Collateral Agent.

          (c) The Borrower shall deliver to the Collateral Agent and the other Secured Parties a report of a reputable insurance broker with respect to such insurance substantially concurrently with each delivery of the Borrower's audited annual financial statements and such supplemental reports with respect thereto as the Collateral Agent may from time to time reasonably request.

          5.3 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in a Material Adverse Effect.

          5.4 Maintenance of Perfected Security Interest; Further
Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

          (b) Such Grantor will furnish to the Collateral Agent and the other Secured Parties from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Agent may reasonably request, all in reasonable detail.

          (c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

          5.5 Notices. Such Grantor will advise the Collateral Agent promptly, in reasonable detail, of the occurrence of any event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

          5.6 Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent and the other Secured Parties, hold the same in trust for the Collateral Agent and the other Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

          (b) Without the prior written consent of the Collateral Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer (except pursuant to a transaction expressly permitted by the Credit Agreement), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof (other than in anticipation of a Disposition of Investment Property in a transaction expressly permitted by the Credit Agreement).

          (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.6(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Investment Property issued by it.

          5.7 Receivables. (a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable,
(iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

          (b) Such Grantor will deliver to the Collateral Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

          5.8 Intellectual Property. (a) Such Grantor (either itself or through licensees) will (i) use each material Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law and (ii) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

          (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

          (c) Such Grantor (either itself or through licensees) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

          (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

          (e) Such Grantor will notify the Collateral Agent and the other Secured Parties immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same, in each case to the extent the same could reasonably be expected to have a Material Adverse Effect.

          (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Collateral Agent on the Collateral Date next succeeding the date on which such filing occurs. Upon request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent's and the other Secured Parties' security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

          (g) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

          (h) In the event that any Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Collateral Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, except to the extent that failure to take such action could not reasonably be expected to have a Material Adverse Effect.

                       SECTION 6. REMEDIAL PROVISIONS

          6.1 Certain Matters Relating to Receivables. (a) The Collateral Agent shall at reasonable times and upon reasonable request have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may require in connection with such test verifications. At any time after the occurrence and during the continuance of an Event of Default, upon the Collateral Agent's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

          (b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor's Receivables and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

          (c) At any time after the occurrence and during the continuance of an Event of Default, upon the Collateral Agent's request, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

          6.2 Communications with Obligors; Grantors Remain Liable. (a) At any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent in its own name or in the name of others may at any time communicate with obligors under the Receivables to verify with them to the Collateral Agent's satisfaction the existence, amount and terms of any Receivables.

          (b) Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

          (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Party of any payment relating thereto, nor shall the Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          6.3 Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate right exercised or other action taken which could reasonably be expected to impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

          (b) If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in such order as the Collateral Agent may determine, and
(ii) any or all of the Investment Property shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

          (c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and
(y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Collateral Agent.

          6.4 Proceeds to be Turned Over To Collateral Agent. In addition to the rights of the Collateral Agent and the other Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

          6.5 Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Collateral Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent's election, the Collateral Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Collateral Agent may elect, and any part of such funds which the Collateral Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Collateral Agent to the Borrower or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive the same.

          6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any other Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

          6.7 Registration Rights. (a) If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the Collateral Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of
Section 11(a) of the Securities Act.

          (b) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

          (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

          6.8 Waiver; Deficiency. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any other Secured Party to collect such deficiency.

          6.9 Letter of Credit Matters. Notwithstanding anything to the contrary in this Agreement, Specified Letter of Credit Obligations (as defined below) shall be deemed not to be secured by any Collateral granted hereunder by GSX or any of its Subsidiaries. As used in this Section, "Specified Letter of Credit Obligations" refers to Guarantor Obligations of GSX and its Subsidiaries to the extent, but only to the extent, that such Guarantor Obligations cover any reimbursement obligations of the Borrower to the Issuing Lender in respect of the Letter of Credit issued on the Effective Date for the benefit of Wachovia Bank, National Association.

                      SECTION 7. THE COLLATERAL AGENT

          7.1 Collateral Agent's Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

          (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

          (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent's and the other Secured Parties' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

          (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

          (iv) execute, in connection with any sale provided for in Section
     6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

          (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;
     (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's and the other Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

     Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

          (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

          (c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

          (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

          7.2 Duty of Collateral Agent. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the other Secured Parties hereunder are solely to protect the Collateral Agent's and the other Secured Parties' interests in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

          7.3 Execution of Financing Statements. Pursuant to Section 9-402 of the New York UCC and any other applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

          7.4 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                          SECTION 8. MISCELLANEOUS

          8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.2(b) of the Credit Agreement.

          8.2 Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.1 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

          8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          8.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse the Collateral Agent and each other Secured Party for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Collateral Agent and of counsel to each other Secured Party.

          (b) Each Guarantor agrees to pay, and to save the Collateral Agent and the other Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

          (c) Each Guarantor agrees to pay, and to save the Collateral Agent and the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 9.3 of the Credit Agreement.

          (d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

          8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

          8.6 Set-Off. Each Grantor hereby irrevocably authorizes the Collateral Agent and each other Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Collateral Agent or such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Collateral Agent or such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to the Collateral Agent or such Secured Party hereunder and claims of every nature and description of the Collateral Agent or such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Collateral Agent or such Secured Party may elect, whether or not the Collateral Agent or any other Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Collateral Agent and each other Secured Party shall notify such Grantor promptly of any such set-off and the application made by the Collateral Agent or such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent and each other Secured Party under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent or such Secured Party may have.

          8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          8.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Collateral Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

          8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, IN WHICH CASE THE LAW OF SUCH STATE JURISDICTION SHALL APPLY.

          8.12 Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          8.13 Acknowledgements. Each Grantor hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

          (b) neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

          8.14 Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 5.11 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

          8.15 Releases. (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

          (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that such Guarantor ceases to be a Wholly Owned Subsidiary pursuant to a transaction expressly permitted by the Credit Agreement and if, as a result of such transaction, the Borrower and its Subsidiaries own less than 75% of the outstanding voting Capital Stock of such Guarantor. In addition, at the request and sole expense of the Borrower, not more than twice during the term of the Credit Agreement, a Guarantor and the Subsidiaries of such Guarantor shall be released from their respective obligations hereunder in the event that a portion of the Capital Stock of such Guarantor is Disposed of in a transaction expressly permitted by Section 6.7(c) of the Credit Agreement (but which does not satisfy the requirements of the preceding sentence), provided that the aggregate Consolidated EBITDA for the most recently completed period of four consecutive fiscal quarters for which financial statements have been delivered pursuant to Section 5.1 of the Credit Agreement (in each case determined at the time of such transaction) that is attributable to the Subsidiaries released from their obligations hereunder pursuant to this sentence shall not exceed $50,000,000. Further, in the event that any Subsidiary is released from its obligations hereunder pursuant to this
Section 8.15(b), any Mortgage granted by such Subsidiary to the Administrative Agent or the Collateral Agent shall also be released.

          8.16 Notice of Event of Default. Prior to exercising any remedies hereunder against GSX or any of its Subsidiaries, or in respect of any Collateral in which a security interest is granted by any of them hereunder, the Collateral Agent agrees to deliver to the Borrower two Business Days' notice of the Event of Default giving rise to such exercise of remedies and a demand for payment of all Obligations then outstanding; provided, however, that the occurrence of an Event of Default in respect of the Borrower under Section 7(h), (i) or (j) of the Credit Agreement shall be deemed to constitute delivery by the Collateral Agent to the Borrower of such notice. If the event or condition giving rise to such Event of Default is not cured within two Business Days after notice thereof has been so delivered or deemed delivered, there shall be no restriction on the ability of the Collateral Agent to exercise its rights and remedies hereunder against GSX and its Subsidiaries and the Collateral in which a security interest is granted by them hereunder.

          8.17 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY
COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.


                                        SPX CORPORATION


                                        By: /s/ Patrick O'Leary
                                            ---------------------------------
                                            Title: Vice President - Finance,
                                                   Treasurer and Chief
                                                   Financial Officer


                                        KODIAK PARTNERS CORP.


                                        By:  /s/ Patrick O'Leary
                                            ---------------------------------
                                            Title: Authorized Signatory


                                        KODIAK PARTNERS II CORP.


                                        By:  /s/ Patrick O'Leary
                                            ---------------------------------
                                            Title: Authorized Signatory


                                        SPX SALES AND SERVICE, INC.


                                        By:  /s/ Patrick O'Leary
                                            ---------------------------------
                                            Title: Authorized Signatory


                                        A. R. BRASCH MARKETING INC.


                                        By:  /s/ Patrick O'Leary
                                            ---------------------------------
                                            Title: Authorized Signatory


                                        SUN TECHNICOM, INC.


                                        By:  /s/ Patrick O'Leary
                                            ---------------------------------
                                           Title: Authorized Signatory


                                        VALLEY FORGE MANUFACTURING CORPORATION


                                        By:  /s/ Patrick O'Leary
                                            ---------------------------------
                                            Title: Authorized Signatory


                                        TOLEDO TRANS-KIT, INC.


                                        By:  /s/ Patrick O'Leary
                                            ---------------------------------
                                            Title: Authorized Signatory


                                        SPX RISK MANAGEMENT CO.


                                        By:  /s/ Patrick O'Leary
                                            ---------------------------------
                                            Title: Authorized Signatory


                                        GENERAL SIGNAL CORPORATION


                                        By:  /s/ Patrick O'Leary
                                            ---------------------------------
                                            Title: Authorized Signatory


                                        AURORA/HYDROMATIC PUMPS INC.


                                        By:  /s/ Patrick O'Leary
                                            ---------------------------------
                                            Title: Authorized Signatory


                                        FAIRBANKS MORSE PUMP CORPORATION


                                        By:  /s/ Patrick O'Leary
                                            ---------------------------------
                                            Title: Authorized Signatory


                                        GENERAL SIGNAL POWER SYSTEMS, INC.


                                        By:  /s/ Patrick O'Leary
                                            ---------------------------------
                                            Title: Authorized Signatory


                                        G. S. BUILDING SYSTEMS CORPORATION


                                        By:  /s/ Patrick O'Leary
                                            ---------------------------------
                                            Title: Authorized Signatory


                                        GENERAL SIGNAL HOLDINGS COMPANY


                                        By:  /s/ Patrick O'Leary
                                            ---------------------------------
                                            Title: Authorized Signatory


                                        GENERAL SIGNAL TECHNOLOGY
                                          CORPORATION

                                        By:  /s/ Patrick O'Leary
                                            ---------------------------------
                                            Title: Authorized Signatory


                                        INRANGE TECHNOLOGIES CORPORATION

                                        By:  /s/ Patrick O'Leary
                                            ---------------------------------
                                            Title: Authorized Signatory


                                        GENERAL FAREBOX SERVICE OF
                                          ATLANTA, INC.


                                        By:  /s/ Patrick O'Leary
                                            ---------------------------------
                                            Title: Authorized Signatory


                                        DATA SWITCH COLLECTIONS, INC.


                                        By:  /s/ Patrick O'Leary
                                            ---------------------------------
                                            Title: Authorized Signatory


                                        DATA SWITCH INTELLECTUAL PROPERTY,
                                          INC.


                                        By:  /s/ Patrick O'Leary
                                            ---------------------------------
                                            Title: Authorized Signatory


                                        DATA SWITCH SUBSIDIARY STOCK
                                          CORPORATION

                                        By:  /s/ Patrick O'Leary
                                            ---------------------------------
                                            Title: Authorized Signatory


                                        METAL FORGE COMPANY, INC.


                                        By:  /s/ Patrick O'Leary
                                            ---------------------------------
                                            Title: Authorized Signatory


                                        GCA INTERNATIONAL CORPORATION


                                        By:  /s/ Patrick O'Leary
                                            ---------------------------------
                                            Title: Authorized Signatory


                                        GENERAL SIGNAL INTERNATIONAL
                                          CORPORATION


                                        By:  /s/ Patrick O'Leary
                                            ---------------------------------
                                            Title: Authorized Signatory


                                        NEW SIGNAL, INC.


                                        By:  /s/ Patrick O'Leary
                                            ---------------------------------
                                            Title: Authorized Signatory


                                        GSR MERGER SUB., INC.


                                        By:  /s/ Patrick O'Leary
                                            ---------------------------------
                                            Title: Authorized Signatory


                                        LEEDS & NORTHRUP COMPANY


                                        By:  /s/ Patrick O'Leary
                                            ---------------------------------
                                            Title: Authorized Signatory


                                        DUAL-LITE MANUFACTURING, INC.


                                        By:  /s/ Patrick O'Leary
                                            ---------------------------------
                                            Title: Authorized Signatory

                                                                   Schedule 1
                                                                   ----------

                       NOTICE ADDRESSES OF GUARANTORS

                                                                   Schedule 2
                                                                   ----------

                     DESCRIPTION OF INVESTMENT PROPERTY


PLEDGED STOCK:

                                           Stock                    Percent of
                          Class of      Certificate   Number of    Outstanding
   Issuer     Holder        Stock         Number        Shares        Shares
----------- ---------- -------------- --------------- ---------- ---------------











PLEDGED NOTES:

          Issuer                    Payee                 Principal Amount
----------------------------- -------------------- --------------------------

                                                                 Schedule 3
                                                                 ----------

                         FILINGS AND OTHER ACTIONS
                   REQUIRED TO PERFECT SECURITY INTERESTS



                      Uniform Commercial Code Filings
                      -------------------------------

       [List each office where a financing statement is to be filed]




                   Actions with respect to Pledged Stock
                   -------------------------------------



                               Other Actions
                               -------------


                    [Describe other actions to be taken]

                                                                 Schedule 4
                                                                 ----------

    LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE


            Grantor                                         Location
            -------                                         --------

                                                                 Schedule 5
                                                                 ----------

                    LOCATION OF INVENTORY AND EQUIPMENT


            Grantor                                         Location
            -------                                         --------

                                                                 Schedule 6
                                                                 ----------

                     COPYRIGHTS AND COPYRIGHT LICENSES




                        PATENTS AND PATENT LICENSES




                     TRADEMARKS AND TRADEMARK LICENSES

                        ACKNOWLEDGEMENT AND CONSENT


          The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of October 6, 1998 (the "Agreement"), made by the Grantors parties thereto for the benefit of The Chase Manhattan Bank, as Collateral Agent. The undersigned agrees for the benefit of the Collateral Agent and the other Secured Parties as follows:

(a) The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

(b) The undersigned will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.6(a) of the Agreement.

(c) The terms of Sections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of the Agreement.

[NAME OF ISSUER]


By
  -----------------------------------
  Name:
  Title:


Address for Notices:
-------------------------------------
-------------------------------------
-------------------------------------

Fax:

                                                                Annex 1 to
                                        Guarantee and Collateral Agreement
                                        ----------------------------------

          ASSUMPTION AGREEMENT, dated as of ________________, ____, made by ______________________________, a ______________ corporation (the
"Additional Grantor"), in favor of THE CHASE MANHATTAN BANK, as collateral agent (in such capacity, the "Collateral Agent") for the banks and other financial institutions (the "Lenders") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

                           W I T N E S S E T H :
                            - - - - - - - - - -


          WHEREAS, SPX Corporation (the "Borrower"), the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of October 6, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

          WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of October 6, 1998 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Collateral Agent for the benefit of the Secured Parties (as defined in the Guarantee and Collateral Agreement);

          WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

          WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

          NOW, THEREFORE, IT IS AGREED:

          1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

          2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


          IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                         [ADDITIONAL GRANTOR]


                                         By:
                                            -----------------------------
                                            Name:
                                            Title:

                                                              Annex 1-A to
                                                      Assumption Agreement
                                                      --------------------

                          Supplement to Schedule 1
                          ------------------------



                          Supplement to Schedule 2
                          ------------------------



                          Supplement to Schedule 3
                          ------------------------



                          Supplement to Schedule 4
                          ------------------------



                          Supplement to Schedule 5
                          ------------------------



                          Supplement to Schedule 6
                          ------------------------

                                                                EXHIBIT A-2





===========================================================================
===========================================================================


                            COLLATERAL AGREEMENT


                                  made by


                         GENERAL SIGNAL CORPORATION


                      and certain of its Subsidiaries


                                in favor of


                         THE CHASE MANHATTAN BANK,
                            as Collateral Agent

                        Dated as of October 6, 1998,
                    as amended as of February 10, 2000


===========================================================================
===========================================================================

                             TABLE OF CONTENTS

                                                                      Page
                                                                      ----

SECTION 1.  DEFINED TERMS ...............................................2
     1.1  Definitions ...................................................2
     1.2  Other Definitional Provisions .................................4

SECTION 2. GRANT OF SECURITY INTEREST ...................................4

SECTION 3.  REPRESENTATIONS AND WARRANTIES ..............................5
     3.1  Title; No Other Liens .........................................5
     3.2  Perfected First Priority Liens ................................5
     3.3  Inventory and Equipment .......................................6
     3.4  Farm Products .................................................6
     3.5  Investment Property ...........................................6

SECTION 4.  COVENANTS ...................................................6
     4.1  Delivery of Instruments, Certificated Securities
          and Chattel Paper .............................................6
     4.2  Maintenance of Insurance ......................................7
     4.3  Payment of Obligations ........................................7
     4.4  Maintenance of Perfected Security Interest;
          Further Documentation .........................................7
     4.5  Notices .......................................................8
     4.6  Investment Property ..........................................8

SECTION 5.  REMEDIAL PROVISIONS .........................................9
     5.1  Pledged Stock .................................................9
     5.2  Proceeds to be Turned Over To Collateral Agent ...............10
     5.3  Application of Proceeds ......................................10
     5.4  Code and Other Remedies ......................................11
     5.5  Registration Rights ..........................................11
     5.6  Waiver; Deficiency ...........................................12
     5.7  Letter of Credit Matters .....................................13

SECTION 6.  THE COLLATERAL AGENT .......................................13
     6.1  Collateral Agent's Appointment as Attorney-in-Fact, etc ......13
     6.2  Duty of Collateral Agent .....................................15
     6.3  Execution of Financing Statements ............................15
     6.4  Authority of Collateral Agent ................................15

SECTION 7.  MISCELLANEOUS ..............................................16
     7.1  Amendments in Writing .......................................16
     7.2  Notices ......................................................16
     7.3  No Waiver by Course of Conduct; Cumulative Remedies ..........16
     7.4  Enforcement Expenses; Indemnification ........................16
     7.5  Successors and Assigns .......................................17
     7.6  Counterparts .................................................17
     7.7  Severability .................................................17
     7.8  Section Headings .............................................17
     7.9  Integration ..................................................17
     7.10  GOVERNING LAW ...............................................17
     7.11  Submission To Jurisdiction; Waivers .........................18
     7.12  Acknowledgements ............................................18
     7.13  Additional Grantors .........................................19
     7.14  Releases ...................................................19
     7.15  Notice of Event of Default ..................................20
     7.16  WAIVER OF JURY TRIAL ........................................20
     7.17  Collateral Sharing Agreement ................................20



SCHEDULES

Schedule 1    Notice Addresses
Schedule 2    Investment Property
Schedule 3    Perfection Matters
Schedule 4    Inventory and Equipment Locations

ANNEX

Annex 1       Assumption Agreement

                           [COMPOSITE CONFORMED]
                            COLLATERAL AGREEMENT

          COLLATERAL AGREEMENT, dated as of October 6, 1998, amended as of February 10, 2000, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of THE CHASE MANHATTAN BANK, as Collateral Agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined below).

                            W I T N E S S E T H:
                            - - - - - - - - - -

          WHEREAS, pursuant to the Credit Agreement, dated as of October 6, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among SPX Corporation (the "Borrower"), the banks and other financial institutions (the "Lenders") from time to time party thereto and The Chase Manhattan Bank, as Administrative Agent (in such capacity, the "Administrative Agent"), the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

          WHEREAS, the Borrower is a member of an affiliated group of companies that includes each Grantor;

          WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the Grantors in connection with the operation of their respective businesses;

          WHEREAS, each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;

          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties; and

          WHEREAS, it is a requirement under the MTN Indenture (as defined in the Credit Agreement) that the assets in which a security interest is created hereunder must secure the securities issued under the MTN Indenture (the "Public Debt Securities") equally and ratably with all other indebtedness secured thereby;

          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement, to induce the Lenders to make their respective extensions of credit to the Borrower thereunder and to satisfy the requirement referred to in the preceding paragraph, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

                                 SECTION 1.
                               DEFINED TERMS

          1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Certificated Security, Chattel Paper, Documents, Equipment, Farm Products, Instruments and Inventory.

          (b) The following terms shall have the following meanings:

          "Agreement": this Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Collateral": as defined in Section 2.

          "Collateral Account": any collateral account established by the Collateral Agent as provided in Section 5.2.

          "Foreign Subsidiary Voting Stock": the voting Capital Stock of any Foreign Subsidiary.

          "Guarantor Obligations": with respect to any Grantor, all obligations and liabilities of such Grantor which may arise under or in connection with the Subsidiary Guarantee, this Agreement or any other Loan Document to which such Grantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent, the Administrative Agent or the Lenders that are required to be paid by such Grantor pursuant to the terms of this Agreement or any other Loan Document).

          "Holder Representative": (i) in respect of the Guarantor Obligations, the Administrative Agent, and (ii) in respect of the Public Debt Obligations, the Public Debt Trustee.

          "Holders": the holders of the Public Debt Obligations (including, when the context permits, the Public Debt Trustee acting on behalf of such holders).

          "Intercompany Note": any promissory note evidencing loans made by any Grantor to the Borrower or any of its Subsidiaries.

          "Investment Property": the collective reference to (i) all "investment property" as such term is defined in Section 9-115 of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of "Pledged Stock") and (ii) whether or not constituting "investment property" as so defined, all Pledged Notes and all Pledged Stock.

          "Issuers": the collective reference to each issuer of any Investment Property.

          "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

          "Pledged Notes": all Intercompany Notes at any time issued to any Grantor.

          "Pledged Stock": the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person (other than, in the case of GSX, the Capital Stock of G.S. Building Systems Corporation) that may be issued or granted to, or directly held by, any Grantor while this Agreement is in effect; provided that (i) in no event shall more than 66% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder and (ii) in no event shall the Capital Stock of any non-Wholly Owned Subsidiary be required to be pledged hereunder by any Grantor to the extent, and only to the extent, the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such Capital Stock is prohibited by the organizational or governing documents of such non-Wholly Owned Subsidiary.

          "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

          "Public Debt Obligations": the unpaid principal of, and premium, if any, and interest on, the Public Debt Securities (including, without limitation, interest accruing at the then applicable rate provided in the instruments governing the Public Debt Securities after the maturity of the Public Debt Securities and interest accruing at the then applicable rate provided in such instruments after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to GSX, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

          "Public Debt Securities": as defined in the recitals hereto.

          "Public Debt Trustee": The Chase Manhattan Bank, in its capacity as trustee under the MTN Indenture, and any successor trustee appointed under the MTN Indenture.

          "Secured Obligations": the collective reference to (a) the Guarantor Obligations of each Grantor, (b) the Public Debt Obligations and (c) the Collateral Agent Fees (as defined in the Collateral Sharing Agreement).

          "Secured Parties": the collective reference to (a) the Lenders,
     (b) the Holders, (c) the Administrative Agent and (d) the Collateral
     Agent.

          "Securities Act": the Securities Act of 1933, as amended.

          "Subsidiary Guarantee": the guarantee contained in Section 2 of the Guarantee and Collateral Agreement.

          1.2 Other Definitional Provisions. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                   SECTION 2. GRANT OF SECURITY INTEREST

          Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(a)  all Chattel Paper;

(b)  all Documents;

(c)  all Equipment;

(d)  all Instruments;

(e)  all Inventory;

(f)  all Investment Property;

(g)  all other tangible property not otherwise described above;

(h)  all books and records pertaining to the Collateral; and

(i) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however that notwithstanding the foregoing, "Collateral" shall only include the foregoing items to the extent, and only to the extent, that such items constitute "Principal Property, shares of stock or Debt of a Restricted Subsidiary" within the meaning of the MTN Indenture as in effect on the date of this Agreement.

                 SECTION 3. REPRESENTATIONS AND WARRANTIES

          Each Grantor hereby represents and warrants to the Collateral Agent that:

          3.1 Title; No Other Liens. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement.

          3.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral (other than any Inventory and Equipment kept at locations where there is less than $1,000,000 aggregate book value of Inventory and Equipment) in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law.

          3.3 Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods and other than any Inventory and Equipment kept at locations where there is less than $1,000,000 aggregate book value of Inventory and Equipment) are kept at the locations listed on
Schedule 4.

          3.4 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

          3.5 Investment Property. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer listed on Schedule 2 owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 66% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

          (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

          (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

                            SECTION 4. COVENANTS

          Each Grantor covenants and agrees with the Collateral Agent that, from and after the date of this Agreement until the Secured Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

          4.1 Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

          4.2 Maintenance of Insurance. (a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties comparable in scope and coverage as insurance maintained by companies engaged in the same or similar businesses and (ii) insuring such Grantor and the Collateral Agent against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as are usually maintained by companies engaged in the same or similar businesses.

          (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (ii) name the Collateral Agent as additional insured party or loss payee, (iii) if reasonably requested by the Collateral Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Collateral Agent.

          4.3 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in a Material Adverse Effect.

          4.4 Maintenance of Perfected Security Interest; Further
Documentation. Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

          (b) Such Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Agent may reasonably request, all in reasonable detail.

          (c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

          4.5 Notices. Such Grantor will advise the Collateral Agent promptly, in reasonable detail, of the occurrence of any event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

          4.6 Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent and the other Secured Parties, hold the same in trust for the Collateral Agent and the other Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Secured Obligations.

          (b) Without the prior written consent of the Collateral Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer (except pursuant to a transaction expressly permitted by the Credit Agreement), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof (other than in anticipation of a Disposition of Investment Property in a transaction expressly permitted by the Credit Agreement).

          (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 4.6(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 5.1(c) and 5.5 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.1(c) or 5.5 with respect to the Investment Property issued by it.

                       SECTION 5. REMEDIAL PROVISIONS

          5.1 Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent's intent to exercise its corresponding rights pursuant to Section 5.1(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate right exercised or other action taken which could reasonably be expected to impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

          (b) If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Secured Obligations in the order specified in the Collateral Sharing Agreement, and (ii) any or all of the Investment Property shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and
(y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

          (c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and
(y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Collateral Agent.

          5.2 Proceeds to be Turned Over To Collateral Agent. If an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in
Section 5.3.

          5.3 Application of Proceeds. At such intervals as may be agreed upon by GSX and the Collateral Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent's election, the Collateral Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Secured Obligations in the order specified in the Collateral Sharing Agreement.

          5.4 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.4, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in the order specified in the Collateral Sharing Agreement, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any other Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

          5.5 Registration Rights. If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to
Section 5.4, and if in the opinion of the Collateral Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and
(iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

          (b) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

          (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 5.5 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.5 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

          5.6 Waiver; Deficiency. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any other Secured Party to collect such deficiency.

          5.7 Letter of Credit Matters. Notwithstanding anything to the contrary in this Agreement, Specified Letter of Credit Obligations (as defined below) shall be deemed not to be secured by any Collateral granted hereunder by GSX or any of its Subsidiaries. As used in this Section, "Specified Letter of Credit Obligations" refers to Guarantor Obligations of GSX and its Subsidiaries to the extent, but only to the extent, that such Guarantor Obligations cover any reimbursement obligations of the Borrower to the Issuing Lender in respect of the Letter of Credit issued on the Effective Date for the benefit of Wachovia Bank, National Association.

                      SECTION 6. THE COLLATERAL AGENT

          6.1 Collateral Agent's Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

          (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due with respect to any Collateral whenever payable;

          (ii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

          (iii) execute, in connection with any sale provided for in
     Section 5.4 or 5.5, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

          (iv) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;
     (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; and (7) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's and the other Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

     Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

          (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

          (c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

          (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

          6.2 Duty of Collateral Agent. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the other Secured Parties hereunder are solely to protect the Collateral Agent's and the other Secured Parties' interests in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

          6.3 Execution of Financing Statements. Pursuant to Section 9-402 of the New York UCC and any other applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

          6.4 Authority of Collateral Agent. Each Grantor and each Secured Party by accepting the benefits of this Agreement acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Credit Agreement, the Collateral Sharing Agreement and such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor or Secured Party shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                          SECTION 7. MISCELLANEOUS

          7.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.2(b) of the Credit Agreement.

          7.2 Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 6.1 of the Collateral Sharing Agreement; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 1 and that any such notice, request or demand to or upon the Collateral Agent shall be addressed to the Collateral Agent at its notice address set forth in the Collateral Sharing Agreement.

          7.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          7.4 Enforcement Expenses; Indemnification. (a) Each Grantor agrees to pay or reimburse the Collateral Agent for all its costs and expenses incurred in enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Collateral Agent.

          (b) Each Grantor agrees to pay, and to save the Collateral Agent and the other Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

          (c) Each Grantor agrees to pay, and to save the Collateral Agent and the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 9.3 of the Credit Agreement.

          (d) The agreements in this Section 7.4 shall survive repayment of the Secured Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

          7.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

          7.6 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          7.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          7.8 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          7.9 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Collateral Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

          7.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, IN WHICH CASE THE LAW OF SUCH STATE JURISDICTION SHALL APPLY.

          7.11 Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 7.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          7.12 Acknowledgements. Each Grantor hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

          (b) neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

          7.13 Additional Grantors. Each Subsidiary of GSX that is required to become a party to this Agreement pursuant to Section 5.11 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

          7.14 Releases. (a) At such time as the Loans, the Reimbursement Obligations and the other Secured Obligations shall have been paid in full, the Commitments have been terminated, no Letters of Credit shall be outstanding, and the Holder Representatives on behalf of the Secured Parties have so certified to the Collateral Agent, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination. In addition, the Collateral Agent shall release the Collateral upon directions from the Administrative Agent as provided in Section 6.9 of the Collateral Sharing Agreement.

          (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Grantor shall be released from its obligations hereunder in the event that such Grantor ceases to be a Wholly Owned Subsidiary pursuant to a transaction expressly permitted by the Credit Agreement and if, as a result of such transaction, the Borrower and its Subsidiaries own less than 75% of the outstanding voting Capital Stock of such Grantor. In addition, at the request and sole expense of the Borrower, not more than twice during the term of the Credit Agreement, a Grantor and the Subsidiaries of such Grantor shall be released from their respective obligations hereunder in the event that a portion of the Capital Stock of such Grantor is Disposed of in a transaction expressly permitted by Section 6.7(c) of the Credit Agreement (but which does not satisfy the requirements of the preceding sentence), provided that the aggregate Consolidated EBITDA for the most recently completed period of four consecutive fiscal quarters for which financial statements have been delivered pursuant to Section 5.1 of the Credit Agreement (in each case determined at the time of such transaction) that is attributable to the Subsidiaries released from their obligations hereunder pursuant to this sentence shall not exceed $50,000,000. Further, in the event that any Subsidiary is released from its obligations hereunder pursuant to this
Section 7.14(b), any Mortgage granted by such Subsidiary to the Administrative Agent or the Collateral Agent shall also be released.

          (c) The Collateral Agent will, at any time, upon the written instruction of the Administrative Agent, at the sole expense of the relevant Grantor, execute and deliver to the relevant Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on the Collateral specified by the Administrative Agent in such instruction.

          (d) By acceptance of the benefits hereof, each Secured Party acknowledges and consents to the provisions of this Section 7.14, agrees that the Collateral Agent shall incur no liability whatsoever to any Secured Party for any release effected by the Collateral Agent in accordance with this Section 7.14 and agrees that the Administrative Agent shall incur no liability whatsoever to any Secured Party for any release directed or consented to by it in accordance with the Credit Agreement.

          7.15 Notice of Event of Default. Prior to exercising any remedies hereunder against any Grantor, or in respect of any Collateral in which a security interest is granted by any of them hereunder, the Collateral Agent agrees to deliver to the Borrower two Business Days' notice of the Event of Default giving rise to such exercise of remedies and a demand for payment of all Obligations then outstanding; provided, however, that the occurrence of an Event of Default in respect of the Borrower under Section 7(h), (i) or (j) of the Credit Agreement shall be deemed to constitute delivery by the Collateral Agent to the Borrower of such notice. If the event or condition giving rise to such Event of Default is not cured within two Business Days after notice thereof has been so delivered or deemed delivered, there shall be no restriction on the ability of the Collateral Agent to exercise its rights and remedies hereunder against the Grantors and the Collateral in which a security interest is granted by them hereunder.

          7.16 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY
COUNTERCLAIM THEREIN.

          7.17 Collateral Sharing Agreement. By becoming a party to this Agreement, each Grantor agrees to be bound by the terms of the Collateral Sharing Agreement and, without limiting the generality of the foregoing, expressly agrees that all obligations and liabilities of a Grantor thereunder apply to such Grantor with the same force and effect as if such Grantor were a signatory thereto.

          IN WITNESS WHEREOF, each of the undersigned has caused this Collateral Agreement to be duly executed and delivered as of the date first above written.

                                        GENERAL SIGNAL CORPORATION


                                        By: /s/ Christopher J. Kearney
                                            -------------------------------
                                            Title: Secretary


                                        AURORA/HYDROMATIC PUMPS INC.


                                        By: /s/ Christopher J. Kearney
                                            -------------------------------
                                            Title: Secretary


                                        FAIRBANKS MORSE PUMP CORPORATION


                                        By: /s/ Christopher J. Kearney
                                            -------------------------------
                                            Title: Secretary


                                        GENERAL SIGNAL POWER SYSTEMS, INC.


                                        By: /s/ Christopher J. Kearney
                                            -------------------------------
                                            Title: Secretary


                                        G. S. BUILDING SYSTEMS CORPORATION


                                        By: /s/ Christopher J. Kearney
                                            -------------------------------
                                            Title: Secretary


                                        GENERAL SIGNAL HOLDINGS COMPANY


                                        By: /s/ Christopher J. Kearney
                                            -------------------------------
                                            Title: Secretary


                                        GENERAL SIGNAL TECHNOLOGY
                                          CORPORATION

                                        By: /s/ Christopher J. Kearney
                                            -------------------------------
                                            Title: Secretary


                                        INRANGE TECHNOLOGIES CORPORATION


                                        By: /s/ Christopher J. Kearney
                                            -------------------------------
                                            Title: Secretary


                                        GENERAL FAREBOX SERVICE OF ATLANTA, INC.


                                        By: /s/ Christopher J. Kearney
                                            -------------------------------
                                            Title: Secretary


                                        DATA SWITCH COLLECTIONS, INC.


                                        By: /s/ Christopher J. Kearney
                                            -------------------------------
                                            Title: Secretary


                                        DATA SWITCH INTELLECTUAL PROPERTY,
                                          INC.

                                        By: /s/ Christopher J. Kearney
                                            -------------------------------
                                            Title: Secretary


                                        DATA SWITCH SUBSIDIARY STOCK
                                          CORPORATION

                                        By: /s/ Christopher J. Kearney
                                            -------------------------------
                                            Title: Secretary


                                        METAL FORGE COMPANY, INC.


                                        By: /s/ Christopher J. Kearney
                                            -------------------------------
                                            Title: Secretary


                                        GCA INTERNATIONAL CORPORATION


                                        By: /s/ Christopher J. Kearney
                                            -------------------------------
                                            Title: Secretary


                                        GENERAL SIGNAL INTERNATIONAL
                                          CORPORATION


                                        By: /s/ Christopher J. Kearney
                                            -------------------------------
                                            Title: Secretary


                                        NEW SIGNAL, INC.


                                        By: /s/ Christopher J. Kearney
                                            -------------------------------
                                            Title: Secretary


                                        GSR MERGER SUB, INC.


                                        By: /s/ Christopher J. Kearney
                                            -------------------------------
                                            Title: Secretary


                                        LEEDS & NORTHRUP COMPANY


                                        By: /s/ Christopher J. Kearney
                                            -------------------------------
                                            Title: Secretary


                                        DUAL-LITE MANUFACTURING, INC.


                                        By: /s/ Christopher J. Kearney
                                            -------------------------------
                                            Title: Secretary

                                                               Schedule 1
                                                               ----------

                        NOTICE ADDRESSES OF GRANTORS

                                                               Schedule 2
                                                               ----------

                     DESCRIPTION OF INVESTMENT PROPERTY

PLEDGED STOCK:

                                           Stock                     Percent of
                          Class of      Certificate    Number of    Outstanding
   Issuer       Holder      Stock         Number          Shares       Shares
------------  ----------  --------  ---------------- ------------- -------------

                                                               Schedule 3
                                                               ----------

                         FILINGS AND OTHER ACTIONS
                   REQUIRED TO PERFECT SECURITY INTERESTS


                      Uniform Commercial Code Filings
                      -------------------------------

       [List each office where a financing statement is to be filed]






                   Actions with respect to Pledged Stock
                   -------------------------------------




                               Other Actions
                               -------------


                    [Describe other actions to be taken]

                                                             Schedule 4
                                                             ----------

                    LOCATION OF INVENTORY AND EQUIPMENT


               Grantor                            Locations
               -------                            ---------

                        ACKNOWLEDGEMENT AND CONSENT

          The undersigned hereby acknowledges receipt of a copy of the Collateral Agreement dated as of October 6, 1998 (the "Agreement"), made by the Grantors parties thereto for the benefit of The Chase Manhattan Bank, as Collateral Agent. The undersigned agrees for the benefit of the Collateral Agent and the other Secured Parties as follows:

          (a) The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

          (b) The undersigned will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 4.6(a) of the Agreement.

          (c) The terms of Sections 5.1(c) and 5.5 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.1(c) or 5.5 of the Agreement.

                                        [NAME OF ISSUER]


                                        By
                                          -------------------------------
                                          Name:
                                          Title:


                                        Address for Notices:

                                        ---------------------------------
                                        ---------------------------------
                                        ---------------------------------

                                        Fax:

                                                               Annex 1 to
                                                     Collateral Agreement
                                                     --------------------

          ASSUMPTION AGREEMENT, dated as of ________________, ____, made by ______________________________, a ______________ corporation (the
"Additional Grantor"), in favor of THE CHASE MANHATTAN BANK, as collateral agent (in such capacity, the "Collateral Agent") for the banks and other financial institutions (the "Lenders") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

                           W I T N E S S E T H :
                            - - - - - - - - - -


          WHEREAS, SPX Corporation (the "Borrower"), the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of October 6, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

          WHEREAS, in connection with the Credit Agreement, GSX and certain of its Affiliates (other than the Additional Grantor) have entered into the Collateral Agreement, dated as of October 6, 1998 (as amended, supplemented or otherwise modified from time to time, the "Shared Collateral Agreement") in favor of the Collateral Agent for the benefit of the Secured Parties (as defined in the Shared Collateral Agreement);

          WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Shared Collateral Agreement; and

          WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Shared Collateral Agreement;

          NOW, THEREFORE, IT IS AGREED:

          1. Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 7.13 of the Shared Collateral Agreement, hereby becomes a party to the Shared Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder and under the Collateral Sharing Agreement. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Shared Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Shared Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

          2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


          IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                    [ADDITIONAL GRANTOR]


                                    By:
                                       --------------------------------
                                       Name:
                                       Title:

                                                        Annex 1-A to
                                                Assumption Agreement
                                                --------------------

                         Supplement to Schedule 1
                         ------------------------



                         Supplement to Schedule 2
                         ------------------------



                         Supplement to Schedule 3
                         ------------------------



                         Supplement to Schedule 4
                         ------------------------

                                                              EXHIBIT A-3








                                  FORM OF

                                  MORTGAGE

                                    from

                             [Owner/Mortgagor]


                                     to

          THE CHASE MANHATTAN BANK, as Collateral Agent, Mortgagee


                       DATED AS OF ________ __, ____



                     After recording, please return to:

                         Simpson Thacher & Bartlett
                            425 Lexington Avenue
                          New York, New York 10017

                          ATTN: Amy Jedlicka, Esq.

                             TABLE OF CONTENTS
                             -----------------

                                                                      Page
                                                                      ----

Background ..............................................................1

Granting Clauses ........................................................2

Terms and Conditions ....................................................6
     1.  Warranty of Title ..............................................6
     2.  Payment of Indebtedness ........................................6
     3.  Requirements ...................................................6
     4.  Payment of Taxes and Other Impositions .........................7
     5.  Insurance ......................................................8
     6.  Restrictions on Liens and Encumbrances ........................12
     7.  Due on Sale and Other Transfer Restrictions ...................12
     8.  Maintenance; No Alteration; Inspection; Utilities .............12
     9.  Condemnation/Eminent Domain ...................................13
     10.  Restoration ..................................................13
     11.  Leases .......................................................14
     12.  Further Assurances ..........................................15
     13.  Mortgagee's Right to Perform .................................15
     14.  Events of Default ............................................16
     15.  Remedies .....................................................16
     16.  Right of Mortgagee to Credit Sale ............................17
     17.  Appointment of Receiver ......................................17
     18.  Extension, Release, etc. .....................................18
     19.  Security Agreement under Uniform Commercial Code .............18
     20.  Assignment of Rents ..........................................19
     21.  Additional Rights ............................................20
     22.  Changes in Method of Taxation ................................20
     23.  Notices ......................................................21
     24.  No Oral Modification .........................................21
     25.  Partial Invalidity ..........................................21
     26.  Mortgagor's Waiver of Rights .................................21
     27.  Remedies Not Exclusive .......................................22
     28.  Multiple Security ............................................22
     29.  Successors and Assigns .......................................23
     30.  No Waivers, etc. .............................................23
     31.  Governing Law, etc. ..........................................24
     32.  Waiver of Trial by Jury ......................................24
     33.  Certain Definitions ..........................................24
     34.  Release of Mortgage ..........................................24
     35.  Conflict with Credit Agreement ...............................25

Schedule A .............................................................27

                              FORM OF MORTGAGE
                              ----------------

          THIS MORTGAGE, dated as of _______ ___, ____ and which includes a security agreement, an assignment of leases, rents and profits, a financing statement and a fixture filing, is made by [Insert name of owner/mortgagor] ("Mortgagor"), a [ ] corporation whose address is __________________________ ("Mortgagor"), to THE CHASE MANHATTAN BANK, a New York banking corporation whose address is 270 Park Avenue, New York, New York 10017, as Collateral Agent ("Mortgagee") for [(a) itself, (b) the banks and other financial institutions (collectively, the "Lenders") (together with any banking affiliate of any Lender entering into any Hedging Agreement) from time to time parties to the Credit Agreement, dated as of October 6, 1998, as amended and restated as of February __, 2000 (as the same may be further amended, waived, supplemented or otherwise modified from time to time and together with any successor agreement, the "Credit Agreement") among SPX Corporation (the "Borrower"), the Lenders and The Chase Manhattan Bank, as administrative agent (in such capacity, the "Administrative Agent"), and (c) the Administrative Agent (the Persons referred to in the foregoing clauses (a) through (c) being, collectively, the "Secured Parties")] [(a) itself, (b) the banks and other financial institutions (collectively, the "Lenders") together with any banking affiliate of any Lender entering into any Hedging Agreement) from time to time parties to the Credit Agreement, dated as of October 6, 1998, as amended and restated as of February __, 2000 (as the same may be further amended, waived, supplemented or otherwise modified from time to time and together with any successor agreement the "Credit Agreement"), among SPX Corporation (the "Borrower"), the Lenders and The Chase Manhattan Bank, as administrative agent (in such capacity, the "Administrative Agent"), (c) the Administrative Agent and (d) the holders of debt securities issued pursuant to the MTN Indenture (as defined in the Credit Agreement), including The Chase Manhattan Bank, in its capacity as trustee (the "Public Debt Trustee") under the MTN Indenture acting on behalf of such holders (the Persons referred to in the foregoing clauses (a) through (d) being, collectively, the "Secured Parties")]. References to this "Mortgage" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument. Unless otherwise defined herein, capitalized terms herein shall have the meanings ascribed to them in the Credit Agreement.

                                 Background
                                 ----------

          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

          WHEREAS, the Borrower is a member of an affiliated group of companies (collectively, the "Affiliates") that includes Mortgagor;

          WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Affiliates in connection with the operation of their respective businesses;

          WHEREAS, Mortgagor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that Mortgagor shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of Mortgagee and the Secured Parties;

          [WHEREAS, it is a requirement under the MTN Indenture that the assets in which a security interest is created hereunder must secure the securities issued under the MTN Indenture equally and ratably with all other indebtedness secured thereby;]

          WHEREAS, pursuant to the terms of the Credit Agreement, the Lenders have agreed, among other things, to make the Loans and each Issuing Lender has agreed to issue the Letter(s) of Credit for the account of Mortgagor on the condition (among others) that Mortgagor grant to Mortgagee a first lien upon and perfected security interest in, among other things, all estate, right, title and interest of Mortgagor in and to the Real Estate pursuant to the terms hereof; and

          WHEREAS, Mortgagor is the fee owner of the parcel(s) of real property together with the improvements located thereon (the
"Improvements") described on Schedule A attached hereto (the "Real
Estate");

          NOW THEREFORE, in consideration of the premises and for the sum of Ten Dollars ($10.00), the receipt and sufficiency of which is hereby acknowledged, Mortgagor hereby agrees as follows:

                              Granting Clauses
                              ----------------

          For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees that to secure:

          (a) the repayment of principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans (as they may be evidenced by notes from time to time) and all other obligations (including the Reimbursement Obligations) and liabilities of Mortgagor to Mortgagee, the Administrative Agent, the Issuing Lender and the Lenders (and) any banking affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Loans, the Letters of Credit, the Security Documents (as defined below) or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or any Lender that are required to be paid by any Loan Party pursuant to the Credit Agreement) (the items set forth above being referred to collectively as the "[Secured] [Loan Document]Indebtedness"); [and]

          [(b)] the repayment of principal of, and premium, if any, and interest on, the securities issued under the MTN Indenture (the "Public Debt Securities") (including, without limitation, interest accruing at the then applicable rate provided in the instruments governing the Public Debt Securities after the maturity of the Public Debt Securities and interest accruing at the then applicable rate provided in such instruments after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to GSX, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) (the items set forth above being referred to collectively as the "Public Debt Obligations" and, together with the Loan Document Indebtedness, the "Secured Indebtedness"); and]

          [(c)] the performance of all covenants, agreements, obligations and liabilities of Mortgagor (the "Obligations") under or pursuant to the provisions of the Credit Agreement, the Loans, [the MTN Indenture, the Public Debt Securities,] this Mortgage, any other document securing payment of the Secured Indebtedness (the "Security Documents") and any amendments, supplements, extensions, renewals, restatements, replacements or modifications of any of the foregoing (the Credit Agreement, the Loans, the Letters of Credit, this Mortgage and all other documents and instruments from time to time evidencing, securing or guaranteeing the payment of the Secured Indebtedness or the performance of the Obligations, as any of the same may be amended, supplemented, extended, renewed, restated, replaced or modified from time to time, are collectively referred to as the "Loan Documents"); and

MORTGAGOR HEREBY GRANTS TO MORTGAGEE A LIEN UPON AND A SECURITY INTEREST IN, AND HEREBY MORTGAGES, WARRANTS, GRANTS, BARGAINS, SELLS, CONVEYS, ASSIGNS, TRANSFERS AND SETS OVER TO MORTGAGEE:

          (A) the Real Estate;

          (B) all the estate, right, title, claim or demand whatsoever of Mortgagor, in possession or expectancy, in and to the Real Estate or any part thereof;

          (C) all right, title and interest of Mortgagor in, to and under all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

          (D) all right, title and interest of Mortgagor in and to all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories), currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (D) being referred to as the "Equipment");

          (E) all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor;

          (F) all right, title and interest of Mortgagor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the "Leases"), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the "Rents");

          (G) all books and records relating to or used in connection with the operation of the Real Estate or the Equipment or any part thereof;

          (H) all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor's interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein, subject to the provisions relating to condemnation awards generally set forth below;

          (I) all right, title and interest of Mortgagor, to the extent assignable without causing invalidity, termination or default thereunder, in and to (i) all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options (collectively, the "Contracts"), (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof (collectively, the "Permits") and
     (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate (collectively, the "Plans");

          (J) any and all monies now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by Mortgagee as provided in this Mortgage;

          (K) all accounts and revenues arising from the operation of the Improvements; and

          (L) all proceeds, both cash and noncash, of the foregoing;

          (all of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (A) through (E) are collectively referred to as the "Premises", and those described in the foregoing clauses (A) through (L) are collectively referred to as the "Mortgaged Property").

          Mortgagee shall have a lien upon and security interest in the plant, property and equipment and all replacements thereof and accessions thereto, including replacement parts and equipment, located in and on the Mortgaged Property owned by Mortgagor and which are now and hereafter shall become fixtures, to the extent that the foregoing are deemed to be real property under the laws of the State in which the Premises are located. This instrument shall constitute a fixture financing statement and filing under the Uniform Commercial Code (the "Code").

          TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto Mortgagee, its successors and assigns for the uses and purposes set forth, until the Secured Indebtedness is fully paid and the Obligations fully performed.

                            Terms and Conditions
                            --------------------

          Mortgagor further represents, warrants, covenants and agrees with Mortgagee as follows:

          1. Warranty of Title. Mortgagor warrants that Mortgagor has good title to the Real Estate in fee simple and good title to the rest of the Mortgaged Property, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies being issued to Mortgagee to insure the lien of this Mortgage and Liens permitted by
Section 6.3 of the Credit Agreement (the "Permitted Exceptions") and Mortgagor shall warrant, defend and preserve such title and the lien of the Mortgage thereon against all claims of all persons and entities. Mortgagor further warrants that it has the right to mortgage the Mortgaged Property.

          2. Payment of Indebtedness. Mortgagor shall pay the Secured Indebtedness at the times and places and in the manner specified in the Credit Agreement [and the MTN Indenture, as the case may be,] and shall perform all the Obligations.

          3. Requirements. (a) Mortgagor shall promptly comply with, or cause to be complied with, and conform to all applicable present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements, and irrespective of the nature of the work to be done, of each of the United States of America, any State and any municipality, local government or other political subdivision thereof and any agency, department, bureau, board, commission or other instrumentality of any of them, now existing or subsequently created (collectively, "Governmental Authority") which has jurisdiction over the Mortgaged Property and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property, except to the extent that failure to comply therewith, in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every Governmental Authority applicable to Mortgagor or to any of the Mortgaged Property and all covenants, restrictions, and conditions which now or later may be applicable to any of the Mortgaged Property are collectively referred to as the "Legal Requirements".

          (b) From and after the date of this Mortgage, Mortgagor shall not by act or omission permit, other than Permitted Exceptions, any building or other improvement on any premises not subject to the lien of this Mortgage to rely on the Premises or any part thereof or any interest therein to fulfill any Legal Requirement without Mortgagee's consent, which consent shall not be unreasonably withheld or delayed, and such consent shall be deemed granted if not denied within 15 days after Mortgagee's request therefor. Mortgagor shall not by act or omission impair the integrity of any of the Real Estate as a single zoning lot separate and apart from all other premises. Mortgagor represents that each parcel of the Real Estate constitutes one or more legally subdivided lots, in compliance with all subdivision laws and similar Legal Requirements, except to the extent that failure to comply therewith, in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Any act or omission by Mortgagor which would result in a violation of any of the provisions of this subsection shall be void.

          4. Payment of Taxes and Other Impositions. (a) Subject to the terms of clause (d) below, Mortgagor, prior to delinquency, shall pay and discharge all taxes of every kind and nature (including, without limitation, all real and personal property, income, franchise, withholding, transfer, gains, profits and gross receipts taxes), all charges for any easement or agreement maintained for the benefit of any of the Mortgaged Property, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges and all other public charges even if unforeseen or extraordinary, in each case, imposed upon or assessed against or which may become a lien on any of the Mortgaged Property, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as the "Impositions"). Mortgagor shall within thirty (30) days after the written request of Mortgagee deliver to Mortgagee (i) copies of receipted bills and cancelled checks evidencing payment of such Imposition if it is a real estate tax or other public charge or (ii) other evidence reasonably acceptable to Mortgagee showing the payment of any Imposition. If by law any Imposition, at Mortgagor's option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

          (b) Subject to the terms of clause (d) below, nothing herein shall affect any right or remedy of Mortgagee under this Mortgage or otherwise, without notice or demand to Mortgagor, to pay any Imposition after the date such Imposition shall have become delinquent, and to add to the Indebtedness the amount so paid, together with interest from the time of payment at the rate of interest described in Subsection 2.14(c) of the Credit Agreement (the "Default Rate"). Any sums paid by Mortgagee in discharge of any Impositions shall be (i) a lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Mortgage, and (ii) payable on demand by Mortgagor to Mortgagee together with interest at the Default Rate as set forth above.

          (c) Mortgagor shall not claim, demand or be entitled to receive any credit or credits toward the satisfaction of this Mortgage or on any interest payable thereon for any taxes assessed against the Mortgaged Property or any part thereof, and shall not claim any deduction from the taxable value of the Mortgaged Property by reason of this Mortgage.

          (d) Mortgagor shall have the right to contest or object in good faith to the amount or validity of any Imposition by appropriate legal proceedings, but such right shall not be deemed or construed in any way as relieving, modifying, or extending Mortgagor's covenant to pay any such Imposition at the time and in the manner provided in this Section unless
(i) Mortgagor has given prior written notice to Mortgagee of Mortgagor's intent so to contest or object to an Imposition and (ii) Mortgagor shall demonstrate to Mortgagee's satisfaction that the legal proceedings shall operate conclusively to prevent the sale of the Mortgaged Property, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings.

          (e) Upon written notice to Mortgagor, Mortgagee during the continuance of an Event of Default (as defined below) shall be entitled to require Mortgagor to pay monthly in advance to Mortgagee the equivalent of 1/12th of the estimated annual Impositions. Such funds shall be held by Mortgagee in a segregated, interest-bearing account. Upon the cure of said Event of Default, all such funds on deposit, plus interest thereon, shall be returned to Mortgagor.

          5. Insurance. (a) Mortgagor shall maintain or cause to be maintained on all of the Premises

               (i) property insurance against loss or damage by fire, lightning, windstorm, tornado, water damage, flood and by such other further risks and hazards as now are or subsequently may be covered by an "all risk" policy or a fire policy covering "special" causes of loss (provided, however, that the maintenance of insurance against flood risks shall be subject to availability of such insurance coverage on commercially reasonable terms). The policy shall include
     (x) boiler and machinery property insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, air conditioning and elevator equipment and escalator equipment, provided the Improvements contain equipment of such nature and (y) building ordinance law endorsements and the policy limits shall be automatically reinstated after each loss (other than with respect to flood coverage which shall be reinstated on a commercially reasonable basis);

               (ii) commercial general liability insurance under a policy including the "broad form CGL endorsement" (or which incorporates the language or similar language of such endorsement), covering all claims for personal injury, bodily injury or death, or property damage, subject to standard policy terms, conditions and exclusions, occurring on, in or about the Premises in an amount not less than $10,000,000 combined single limit with respect to personal injury, bodily injury or death, or property damage, relating to any one occurrence plus such excess limits as are then being generally and reasonably required by lenders similar to Mortgagee in connection with credit facilities similar to the credit facility evidenced by the Credit Agreement;

               (iii) during the course of any construction or material repair of Improvements, commercial general liability insurance under a policy including the "broad form CGL endorsement" (or which incorporates the language or similar language of such endorsement), (including coverage for elevators and escalators, if any). The policy shall include coverage for independent contractors and completed operations. The policy shall provide coverage on an occurrence basis against claims for personal injury, bodily injury, death and property damage resulting from Mortgagor's negligence or other behavior for which Mortgagor may be adjudged tortiously liable, subject to standard policy terms, conditions and exclusions, occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways, such insurance to afford immediate minimum protection to a limit of not less than that reasonably required by Mortgagee with respect to personal injury, bodily injury or death to any one or more persons or damage to property;

               (iv) during the course of any construction or repair of the Improvements, workers' compensation insurance (including employer's liability insurance) for all employees of Mortgagor engaged on or with respect to the Premises in such amounts as are no less than the amounts established by law;

               (v) if any portion of the Premises are located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, flood insurance in an amount reasonably satisfactory to Mortgagee, which coverages and in which amounts are then being reasonably carried by similarly situated Persons occupying or using like properties in the locality or localities in which the Real Estate is situated; and

               (vi) such other insurance in such amounts as Mortgagee may reasonably request from time to time, which coverages and in which amounts are then being reasonably carried by similarly situated persons occupying or using like properties in the locality or localities in which the Real Estate is situated;

provided, however, that so long as no Event of Default shall have occurred and be continuing, Mortgagee may not request an increase to any of the coverages identified above more than once in any calendar year.

Each insurance policy (other than flood insurance written under the National Flood Insurance Act of 1968, as amended, in which case to the extent available) shall (i) provide that it shall not be cancelled, non-renewed or materially amended without thirty (30) days' prior written notice to Mortgagee, and (ii) with respect to all property insurance, provide for deductibles not to exceed $500,000, other than with respect to windstorm perils for which deductibles shall not exceed $750,000, contain a "Replacement Cost Endorsement" without any deduction made for depreciation and with no co-insurance penalty (or attaching an agreed amount endorsement reasonably satisfactory to Mortgagee), with (except as provided in clause
(f) below) loss payable solely to Mortgagee (modified, if necessary, to provide that proceeds in the amount of actual cash value may be retained by Mortgagee without the obligation to rebuild) as its interest may appear, without contribution, under a "standard" or "New York" mortgagee clause reasonably acceptable to Mortgagee and be written by insurance companies having an A.M. Best Company, Inc. rating of A- or higher and a financial size category of not less than VII, or otherwise as reasonably approved by Mortgagee. Liability insurance policies shall name Mortgagee as an additional insured and contain a waiver of subrogation against Mortgagee; all such policies shall indemnify and hold Mortgagee harmless as an additional insured, subject to standard policy terms, conditions and exclusions. The amounts of each insurance policy and the form of each such policy shall at all times be reasonably satisfactory to Mortgagee, taking into account policy amounts then being carried by Persons similar to Mortgagor in locations similar to the location of the Mortgaged Property. If any required insurance shall expire, be withdrawn, become void by breach of any condition thereof by Mortgagor or by any lessee of any part of the Mortgaged Property or become void or unsafe by reason of the failure or impairment of the capital of any insurer, Mortgagor shall immediately obtain new or additional insurance reasonably satisfactory to Mortgagee in accordance with the provisions of this Section 5. As of the date hereof, Mortgagor's present insurers and coverages required under this Mortgage are deemed approved.

          (b) Mortgagor shall deliver to Mortgagee an original certificate in respect of each insurance policy required to be maintained, reasonably acceptable to Mortgagee, together with a copy of the declaration page for each such policy. Mortgagor shall (i) pay as they become due all premiums for such insurance, (ii) not later than 7 days prior to the expiration of each policy to be furnished pursuant to the provisions of this Section, deliver a renewed certificate of insurance reasonably acceptable to Mortgagee. Within 60 days of the inception of each insurance policy or renewal, Mortgagor shall deliver, within 10 days of Mortgagee's written request therefor, to Mortgagee evidence reasonably satisfactory to Mortgagee of payment therefor.

          (c) If Mortgagor is in default of its obligations to insure or deliver any such prepaid policy or policies or certificates of insurance reasonably acceptable to Mortgagee, then Mortgagee, upon thirty (30) days' prior written notice to Mortgagor, may effect such insurance from year to year, and pay the premium or premiums therefor, and Mortgagor shall pay to Mortgagee on demand such premium or premiums so paid by Mortgagee with interest from the time of payment at the Default Rate and the same shall be deemed to be secured by this Mortgage and shall be collectible in the same manner as the Indebtedness secured by this Mortgage.

          (d) Mortgagor promptly shall in all material respects comply with and conform to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Mortgagor or to any of the Mortgaged Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Property. Mortgagor shall not use or permit the use of the Mortgaged Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Mortgage.

          (e) If the Mortgaged Property, or any material part thereof, shall be destroyed or damaged by fire or any other casualty, whether insured or uninsured, or in the event any claim is made against Mortgagor for any personal injury, bodily injury or property damage incurred on or about the Premises, Mortgagor shall promptly give notice thereof to Mortgagee. If the Mortgaged Property is damaged by fire or other casualty and the cost to repair such damage is less than $10,000,000, then provided that no Event of Default shall have occurred and be continuing, Mortgagor shall have the right to adjust or otherwise settle such loss without Mortgagee's consent, and the insurance proceeds relating to such loss shall be paid over to Mortgagor; provided that Mortgagor shall, promptly after any such damage, repair in all material respects all such damage regardless of whether any insurance proceeds have been received or whether such proceeds, if received, are sufficient to pay for the costs of repair. In the event of the total or substantial destruction of the Mortgaged Property, by fire or any other casualty, then Mortgagor may, upon prompt notice to Mortgagee, opt not to restore or rebuild the Mortgaged Property; provided, however that any insurance proceeds received by Mortgagee as a result thereof shall be applied, toward the reimbursement of the Secured Indebtedness [in the order specified in the Credit Agreement/Collateral Sharing Agreement].

          (f) If the Mortgaged Property is damaged by fire or other casualty, and the cost to repair such damage exceeds limit set forth in clause (e) above, or if an Event of Default shall have occurred and be continuing, then Mortgagor authorizes and empowers Mortgagee, at Mortgagee's option and in Mortgagee's reasonable discretion, as attorney-in-fact for Mortgagor, to make proof of loss, to adjust and compromise any claim under any insurance policy, to appear in and prosecute any action arising from any policy, to collect and receive insurance proceeds and to deduct therefrom Mortgagee's reasonable out-of-pocket expenses (including but not limited to attorney's fees) incurred in the collection process. Each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Mortgagee. Mortgagee shall have the right to require Mortgagor to repair or restore the Mortgaged Property in all material respects, and Mortgagor hereby designates Mortgagee as its attorney-in-fact for the purpose of making any election required or permitted under any insurance policy relating to repair or restoration. The insurance proceeds or any part thereof received by Mortgagee may be applied by Mortgagee toward reimbursement of all reasonable out-of-pocket costs (including but not limited to attorney's fees) and expenses of Mortgagee in collecting such proceeds, and the balance shall be advanced to Mortgagor to be used for the restoration or repair of the Mortgaged Property; provided, however, if an Event of Default has occurred and is continuing, the balance may be applied, at Mortgagee's option in its sole and absolute discretion, to the principal (to the installments in inverse order of maturity, if payable in installments) and interest due or to become due on the Loans, to fulfill any other Obligation of Mortgagor, to the restoration or repair of the property damaged, or released to Mortgagor. In the event Mortgagee elects to release such proceeds to Mortgagor, Mortgagor shall be obligated to use such proceeds to restore or repair the Mortgaged Property. Application by Mortgagee of any insurance proceeds toward the last maturing installments of principal and interest due or to become due on the Loans shall not excuse Mortgagor from making any regularly scheduled payments due thereunder, nor shall such application extend or reduce the amount of such payments.

          (g) In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property in extinguishment of the Indebtedness, all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee and Mortgagor hereby appoints Mortgagee its attorney-in-fact, in Mortgagor's name, to assign and transfer all such policies and proceeds to such purchaser or grantee.

          (h) Upon written notice to Mortgagor, Mortgagee, during the continuance of an Event of Default, shall be entitled to require Mortgagor to pay monthly in advance to Mortgagee the equivalent of 1/12th of the estimated annual premiums due on such insurance. Mortgagee shall maintain such funds in a separate, interest-bearing account and shall not commingle such funds with its own funds. Upon the cure of said Event of Default, all such funds on deposit, plus interest thereon, shall be returned to Mortgagor.

          (i) Mortgagor may maintain insurance required under this Mortgage by means of one or more blanket insurance policies maintained by Mortgagor; provided, however, that (A) any such policy shall specify, or Mortgagor shall furnish to Mortgagee a written statement from the insurer so specifying, the maximum amount of the total insurance afforded by such blanket policy that is allocated to the Premises and the other Mortgaged Property and any sublimits in such blanket policy applicable to the Premises and the other Mortgaged Property, (B) each such blanket policy shall include an endorsement providing that, in the event of a loss resulting from an insured peril, insurance proceeds shall be allocated to the Mortgaged Property in an amount equal to the coverages required to be maintained by Mortgagor as provided above and (C) the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Mortgaged Property.

          6. Restrictions on Liens and Encumbrances. Except for the lien of this Mortgage and the Permitted Exceptions and except as otherwise permitted pursuant to the terms of the Credit Agreement, Mortgagor shall not further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse; provided, however that Mortgagor shall have the right to contest, diligently and in good faith, the imposition of any mechanics' liens placed on the Mortgaged Property. The presence of any such mechanic's liens shall not constitute an Event of Default so long as Mortgagor is so diligently contesting such mechanics' liens.

          7. Due on Sale and Other Transfer Restrictions. Except as may be permitted pursuant to Sections 6.7 and 6.8 of the Credit Agreement, Mortgagor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property.

          8. Maintenance; No Alteration; Inspection; Utilities. (a) Mortgagor shall maintain or cause to be maintained all the Improvements in good condition and repair, ordinary wear and tear excepted, and shall not commit or suffer any waste of the Improvements. Subject to the terms of
Section 5, Mortgagor shall repair, restore, replace or rebuild promptly any part of the Premises which may be damaged or destroyed by any casualty whatsoever to a condition substantially equivalent to its condition prior to the damage or destruction. Except as permitted by the Credit Agreement, the Improvements shall not be demolished or materially altered, nor any material additions built, without the prior written consent of Mortgagee, provided that Mortgagor may make alterations or additions without the consent of Mortgagee that do not materially reduce the value of the Mortgaged Property.

          (b) Mortgagee and any persons authorized by Mortgagee shall, upon reasonable prior notice and at any reasonable time during business hours, on Business Days, have the right to enter and inspect the Premises and the right to inspect all work done, labor performed and materials furnished in and about the Improvements and the right to inspect and make copies, to the extent reasonable, of all books, contracts and records of Mortgagor relating to the Mortgaged Property, it being understood that the terms of
Section 9.12 of the Credit Agreement shall be deemed applicable to any inspection of the Mortgaged Property and any books and records relating thereto.

          (c) Mortgagor shall pay or cause to be paid prior to delinquency, all utility charges which are incurred for gas, electricity, water or sewer services furnished to the Premises and all other assessments or charges of a similar nature, whether public or private, affecting the Premises or any portion thereof, whether or not such assessments or charges are liens thereon; provided that Mortgagor shall have the right to contest, diligently and in good faith, the imposition of any such charges or assessments and the failure of Mortgagor to pay such utility charges shall not constitute an Event of Default so long as Mortgagor is so diligently contesting such charges or assessments.

          9. Condemnation/Eminent Domain. Promptly upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property, or any portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings. Mortgagor authorizes Mortgagee, at Mortgagee's option and in Mortgagee's reasonable discretion, as attorney-in-fact for Mortgagor, to commence, appear in and prosecute, in Mortgagee's or Mortgagor's name, any action or proceeding relating to any condemnation of the Mortgaged Property, or any portion thereof, and to settle or compromise any claim in connection with such condemnation upon the occurrence and during the continuance of an Event of Default. Prior to the occurrence of an Event of Default, Mortgagor may, without Mortgagee's consent, settle or compromise any such claim, and all awards and proceeds of condemnation shall be applied, toward the restoration of the Mortgaged Property. If Mortgagee elects not to participate in such condemnation proceeding, then Mortgagor shall, at its expense, diligently prosecute any such proceeding and shall consult with Mortgagee, its attorneys and experts and cooperate with them in any defense of any such proceedings. All awards and proceeds of condemnation shall be assigned to Mortgagee to be applied in the same manner as insurance proceeds, as provided above, and Mortgagor agrees to execute any such assignments of all such awards as Mortgagee may request.

          10. Restoration. If Mortgagee elects or is required hereunder to release funds to Mortgagor for restoration of any of the Mortgaged Property, then such restoration shall be performed only in accordance with the following conditions:

               (i) prior to the commencement of any restoration, the plans and specifications for such restoration, and the budgeted costs, shall be submitted to and reasonably approved by Mortgagee; provided, that if Mortgagee fails to approve or deny approval within 10 days of its receipt of such submission, Mortgagee shall be deemed to have consented to such proposal;

               (ii) prior to making any advance of restoration funds, Mortgagee shall be reasonably satisfied that the remaining restoration funds are sufficient to complete the restoration and to pay all related expenses, including interest on the Indebtedness and real estate taxes on the Premises, during restoration, or that Mortgagor will otherwise be able to pay the same out of other funds;

               (iii) at the time of any disbursement of the restoration funds, (A) no Event of Default shall then exist and be continuing and
     (B) no mechanics' or materialmen's liens shall have been filed and remain undischarged, except those either discharged by the disbursement of the requested restoration funds or being contested in accordance with Section 6 above;

               (iv) disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt by Mortgagee of a certificate from Mortgagor's architect of the stage of completion and of performance of the work in a good and workmanlike manner and substantially in accordance with the contracts, plans and specifications reasonably acceptable to Mortgagee;

               (v) the restoration funds shall bear interest and may not be commingled with Mortgagee's other funds;

               (vi) any restoration funds remaining shall be paid to Mortgagor or, at Mortgagor's option, be applied by Mortgagee to the Indebtedness in the order specified in the [Credit Agreement/Shared Collateral Agreement] or to other expenses related to the Mortgaged Property, as herein permitted.

          11. Leases. (a) Mortgagor shall not execute an assignment or pledge of any Lease relating to all or any portion of the Mortgaged Property other than in favor of Mortgagee.

          (b) As to any Lease now or hereafter in effect, Mortgagor shall:

               (i) promptly deliver to Mortgagee copies of any notices of default which Mortgagor may at any time forward to or receive from the lessee;

               (ii) promptly deliver to Mortgagee a fully executed counterpart of the Lease; and

               (iii) promptly deliver to Mortgagee, upon Mortgagee's reasonable request, an assignment of the Mortgagor's interest under such Lease.

          (c) Mortgagor shall deliver to Mortgagee, within 10 days after a reasonable request by Mortgagee, which request shall not be made more than once in any calendar year, a written statement, certified by Mortgagor as being true, correct and complete, containing the names of all lessees and other occupants of the Mortgaged Property, the terms of all Leases and the spaces occupied and rentals payable thereunder, and a list of all Leases which are then in default, including the nature and magnitude of the default.

          (d) All Leases entered into by Mortgagor after the date hereof, if any, and all rights of any lessees thereunder shall be subject and subordinate in all respects to the lien and provisions of this Mortgage unless Mortgagee shall otherwise elect in writing.

          (e) As to any Lease now or hereafter in existence Mortgagor shall not accept the payment of rent more than thirty (30) days in advance of its due date.

          (f) In the event of the enforcement by Mortgagee of any remedy under this Mortgage, the lessee under each Lease shall, if requested by Mortgagee or any other person succeeding to the interest of Mortgagee as a result of such enforcement, attorn to Mortgagee or to such person and shall recognize Mortgagee or such successor in interest as lessor under the Lease without change in the provisions thereof; provided however, that Mortgagee or such successor in interest shall not be: (i) bound by any payment of an installment of rent or additional rent which may have been made more than thirty (30) days before the due date of such installment, unless paid over to Mortgagee; (ii) bound by any amendment or modification to the Lease of which Mortgagee or such successor in interest does not have notice; (iii) liable for any previous act or omission of Mortgagor (or its predecessors in interest); (iv) responsible for any monies owing by Mortgagor to the credit of such lessee or subject to any credits, offsets, claims, counterclaims, demands or defenses which the lessee may have against Mortgagor (or its predecessors in interest) unless expressly set forth in the applicable Lease; (v) bound by any covenant to undertake or complete any construction of the Premises or any portion thereof, unless expressly set forth in the Lease; or (vi) obligated to make any payment to such lessee other than any security deposit actually delivered to Mortgagee or such successor in interest. Each lessee or other occupant, upon request by Mortgagee or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment. In addition, Mortgagor agrees that each Lease entered into after the date of this Mortgage shall include language to the effect of subsections (d)-(f) of this Section; provided that the provisions of such subsections shall be self-operative and any failure of any Lease to include such language shall not impair the binding effect of such provisions on any lessee under such Lease.

          12. Further Assurances. To further assure Mortgagee's rights under this Mortgage, Mortgagor agrees as soon as reasonably practicable after demand of Mortgagee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of each Lease in recordable form) as may be reasonably required by Mortgagee to confirm the lien of this Mortgage and all other rights or benefits conferred on Mortgagee by Mortgagor.

          13. Mortgagee's Right to Perform. If Mortgagor fails to perform any of the covenants or agreements of Mortgagor, Mortgagee, without waiving or releasing Mortgagor from any obligation or default under this Mortgage, may (but shall be under no obligation to), upon thirty (30) days' prior written notice to Mortgagor (unless an emergency would warrant shorter notice) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. No payment or advance of money by Mortgagee under this Section shall be deemed or construed to waive any right or remedy of Mortgagee.

          14. Events of Default. The occurrence of an Event of Default under the Credit Agreement shall constitute an Event of Default hereunder.

          15. Remedies. (a) Upon the occurrence and during the continuance of any Event of Default, in addition to any other rights and remedies Mortgagee may have pursuant to the Loan Documents, or as provided by law, the [Secured] [Loan Documents] Indebtedness and all other amounts payable with respect to the Loans, the Letters of Credit, the Credit Agreement, this Mortgage and the other Security Documents shall become due and payable as provided in the Credit Agreement. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. In addition, upon the occurrence of any Event of Default, Mortgagee may immediately take such commercially reasonable action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of
Mortgagee:

               (i) Mortgagee may, to the extent permitted by applicable law, (A) institute and maintain an action of mortgage foreclosure against all or any part of the Mortgaged Property, (B) institute and maintain an action on the Loans (including any notes issued to evidence the Loans), (C) sell all or part of the Mortgaged Property (Mortgagor expressly granting to Mortgagee the power of sale), or (D) take such other action at law or in equity for the enforcement of this Mortgage or any of the Loan Documents as the law may allow. Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon as provided in the Credit Agreement and all reasonable costs of suit, including, without limitation, reasonable attorneys' fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment.

               (ii) Subject to any applicable requirements of law, Mortgagee may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Secured Indebtedness and Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking of possession, Mortgagee shall be entitled, without limitation, (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such commercially reasonable conditions as Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other commercially reasonable act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.

          (b) In case of a foreclosure sale, the Real Estate may be sold, at Mortgagee's election, in one parcel or in more than one parcel and Mortgagee is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held.

          (c) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, and notwithstanding to the contrary any exculpatory or non-recourse language which may be contained herein, Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.

          [(d) Prior to exercising any remedies hereunder against Mortgagor, or in respect of any Mortgaged Property in which a security interest is granted by any of them hereunder, the Mortgagee agrees to deliver to the Borrower two Business Days' notice of the Event of Default giving rise to such exercise of remedies and a demand for payment of all Loan Document Indebtedness then outstanding; provided, however, that the occurrence of an Event of Default in respect of the Borrower under Section 7(h), (i) or (j) of the Credit Agreement shall be deemed to constitute delivery by the Mortgagee to the Borrower of such notice. If the event or condition giving rise to such Event of Default is not cured within two Business Days after notice thereof has been so delivered or deemed delivered, there shall be no restriction on the ability of the mortgagee to exercise its rights and remedies hereunder against Mortgagor and the Mortgaged Property in which a security interest is granted by them hereunder.]

          [(e) Notwithstanding anything to the contrary contained in this Mortgage, Specified Letters of Credit Obligations shall be deemed not to be secured by any Mortgaged Property granted hereunder by Mortgagor. As used in this subsection, "Specified Letter of Credit Obligations" refers to any Loan Document Indebtedness of Mortgagor to the extent, but only to the extent, that such Loan Document Indebtedness covers any reimbursement obligations of the Borrower to the Issuing Lender in respect of the Letter of Credit issued on the Effective Date for the benefit of Wachovia Bank, National Association.]

          16. Right of Mortgagee to Credit Sale. Upon the occurrence of any sale made under this Mortgage, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, Mortgagee may make settlement for the purchase price by crediting upon the Secured Indebtedness or other sums secured by this Mortgage the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage and any and all documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Indebtedness as having been paid.

          17. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Mortgagee as a matter of right and without notice to Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Secured Indebtedness and Obligations or the interest of Mortgagor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into commercially reasonable leases of all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

          18. Extension, Release, etc. (a) Without affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Secured Indebtedness, Mortgagee may, from time to time and without notice, agree to
(i) release any person liable for the [Secured][Loan Document] Indebtedness, (ii) extend the maturity or alter any of the terms of the [Secured][Loan Document] Indebtedness or any guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee's option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto. If at any time this Mortgage shall secure less than all of the principal amount of the Secured Indebtedness, it is expressly agreed that any repayments of the principal amount of the Secured Indebtedness shall not reduce the amount of the lien of this Mortgage until the lien amount shall equal the principal amount of the Indebtedness outstanding.

          (b) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the lien of this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

          (c) If Mortgagee shall have the right to foreclose this Mortgage, Mortgagor authorizes Mortgagee at its option to foreclose the lien of this Mortgage subject to the rights of any tenants of the Mortgaged Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Indebtedness or to foreclose the lien of this Mortgage.

          (d) Unless expressly provided otherwise, in the event that ownership of this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.

          19. Security Agreement under Uniform Commercial Code. (a) It is the intention of the parties hereto that this Mortgage shall constitute a Security Agreement within the meaning of the Uniform Commercial Code of the State in which the Mortgaged Property is located (the "Code"). If an Event of Default shall occur under this Mortgage, then in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Mortgagee shall elect to proceed under the Code, then 10 days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, reasonable attorneys' fees and legal expenses. At Mortgagee's request during the continuance of an Event of Default, Mortgagor shall assemble the personal property and make it available to Mortgagee at a place designated by Mortgagee which is reasonably convenient to both parties.

          (b) Mortgagor and Mortgagee agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word "Equipment" are or are to become fixtures on the Real Estate; (ii) this Mortgage upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9-313 and 9-402 of the Code; (iii) Mortgagor is the record owner of the Real Estate; and (iv) the addresses of Mortgagor and Mortgagee are as set forth on the first page of this Mortgage.

          (c) Mortgagor, upon request by Mortgagee from time to time, shall execute, acknowledge and deliver to Mortgagee one or more separate security agreements, in form reasonably satisfactory to Mortgagee, covering all or any part of the Mortgaged Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as Mortgagee may request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Mortgage and such security instrument. Mortgagor further agrees to pay to Mortgagee on demand all reasonable costs and expenses incurred by Mortgagee in connection with the preparation, execution, recording, filing and re-filing of any such document and all reasonable costs and expenses of any record searches for financing statements Mortgagee shall reasonably require. If Mortgagor shall fail to furnish any financing or continuation statement within 10 Business Days after request by Mortgagee, then pursuant to the provisions of the Code, Mortgagor hereby authorizes Mortgagee, without the signature of Mortgagor, to execute and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of Mortgagee to proceed against any personal property encumbered by this Mortgage as real property, as set forth above.

          20. Assignment of Rents. Mortgagor hereby assigns to Mortgagee the Rents as further security for the payment of the Secured Indebtedness and performance of the Obligations, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof[, and to apply the Rents on account of the Secured Indebtedness] [in accordance with the Collateral Sharing Agreement]. The foregoing assignment and grant is present and absolute and shall continue in effect until the Indebtedness is paid in full, but Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents, letting the Mortgaged Property or any part thereof or applying the Rents and Mortgagor shall be entitled to collect, receive, use and retain the Rents until the occurrence and during the continuance of an Event of Default under this Mortgage; such right of Mortgagor to collect, receive, use and retain the Rents may be revoked by Mortgagee upon the occurrence of any Event of Default under this Mortgage by giving not less than five days' written notice of such revocation to Mortgagor; in the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Mortgagee, or to any such receiver, the fair and reasonable rental value as determined by Mortgagee for the use and occupancy of the Mortgaged Property or of such part thereof as may be in the possession of Mortgagor or any affiliate of Mortgagor, and upon default in any such payment Mortgagor and any such affiliate will vacate and surrender the possession of the Mortgaged Property to Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any). Upon the cure of any Event of Default arising under this Section 20, Mortgagor's rights under this Section 20 shall be fully restored without further action.

          21. Additional Rights. The holder of any subordinate lien on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage nor shall any holder of any subordinate lien join any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Mortgage all subordinate lienholders are subject to and notified of this provision, and any action taken by any such lienholder contrary to this provision shall be null and void. Upon the occurrence of any Event of Default, Mortgagee may, in its sole discretion and without regard to the adequacy of its security under this Mortgage, apply all or any part of any amounts on deposit with Mortgagee under this Mortgage against all or any part of the Indebtedness. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Mortgagee on account of such Default or Event of Default.

          22. Changes in Method of Taxation. In the event of the passage after the date hereof of any law of any Governmental Authority deducting from the value of the Premises for the purposes of taxation any lien thereon, or changing in any materially adverse way the laws for the taxation of mortgages or debts secured thereby for federal, state or local purposes, or the manner of collection of any such taxes, and imposing a tax, either directly or indirectly, on mortgages or debts secured thereby, the holder of this Mortgage shall have the right to declare the Indebtedness due on a date to be specified by not less than thirty (30) days' written notice to be given to Mortgagor unless within such 30-day period Mortgagor shall assume as an Obligation hereunder the payment of any tax so imposed until full payment of the Secured Indebtedness and such assumption shall be permitted by law.

          23. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to Mortgagor, to it at ________________________________,
     Attention of ____________________ (Telecopy No. ____________________);

          (b) if to Mortgagee, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Janet Belden (Telecopy No. 212-552-5658), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Julie Long (Telecopy No. 212-972-9854); and

          (c) if to any other Lender, to it at its address (or telecopy number) set forth in the Administrative Questionnaire.

          24. No Oral Modification. This Mortgage may not be changed or terminated orally. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

          25. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding anything to the contrary contained in this Mortgage or in any provisions of the Secured Indebtedness or Loan Documents, the obligations of Mortgagor and of any other obligor under the Secured Indebtedness or Loan Documents shall be subject to the limitation that Mortgagee shall not charge, take or receive, nor shall Mortgagor or any other obligor be obligated to pay to Mortgagee, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Mortgagee.

          26. Mortgagor's Waiver of Rights. To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Secured Indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created.

          27. Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment of the Secured Indebtedness and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Secured Indebtedness and Obligations may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee's right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Mortgagee or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee. In no event shall Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a "mortgagee in possession," and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

          28. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Secured Indebtedness upon other property in the State in which the Premises are located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Secured Indebtedness (including the Mortgaged Property), which action may be brought or consolidated in the courts of any county in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to the Secured Parties to extend the Secured Indebtedness, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Secured Indebtedness, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage nor the exercise of any other rights hereunder nor the recovery of any judgment by Mortgagee in any such proceedings shall prejudice, limit or preclude Mortgagee's right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Secured Indebtedness, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of any remedies in such proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Secured Indebtedness (directly or indirectly) in the most economical and least time-consuming manner.

          29. Successors and Assigns. All covenants of Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in its sole discretion it deems such waiver advisable. All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them) and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee, its successors and assigns. The word "Mortgagor" shall be construed as if it read "Mortgagors" whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.

          30. No Waivers, etc. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in anywise impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien.

          31. Governing Law, etc. This Mortgage shall be governed by and construed in accordance with the laws of the State in which the Premises are located, except that Mortgagor expressly acknowledges that by its terms the Credit Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to principles of conflict of law, and for purposes of consistency, Mortgagor agrees that in any in personam proceeding related to this Mortgage the rights of the parties to this Mortgage shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State, without regard to principles of conflict of law.

          32. Waiver of Trial by Jury. Mortgagor and Mortgagee each hereby irrevocably and unconditionally waive trial by jury in any action, claim, suit or proceeding relating to this Mortgage and for any counterclaim brought therein.

          33. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein," the word "Mortgagee" shall mean "Mortgagee or any successor Collateral Agent," the word "notes" shall mean "the notes that may from time to time be issued pursuant to the terms of the Credit Agreement or any other evidence of indebtedness secured by this Mortgage," the word "person" shall include any individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, or other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof.

          34. Release of Mortgage. Upon payment in full of all the Loans, all Reimbursement Obligations and all other Secured Indebtedness the termination or expiration of all Letters of Credit, the termination of all Commitments (as defined in the Guarantee and Collateral Agreement) and the compliance with the Obligations then required to be complied with, [and the Administrative Agent and the Public Debt Trustee, on behalf of the Secured Parties, have so certified to Mortgagee] Mortgagee shall release the lien of this Mortgage and will promptly execute and deliver to Mortgagee satisfactions of mortgage and UCC-3 Financing Statements. This obligation of Mortgagee shall survive Mortgagor's repayment of the obligations set forth herein.

          [By acceptance of the benefits hereof, each Secured Party acknowledges and consents to the provisions of this Section 34, agrees that the Mortgagee shall incur no liability whatsoever to any Secured Party for any release effected by the Mortgagee in accordance with this Section 34 and agrees that the Administrative Agent shall incur no liability whatsoever to any Secured Party for any release directed or consented to by it in accordance with the Credit Agreement.]

          35. Conflict with Credit Agreement. In the event of any conflict or inconsistency between the terms and provisions of this Mortgage and the terms and provisions of the Credit Agreement, the terms and provisions of the Credit Agreement shall govern, other than with respect to the Governing Law provision set forth in Section 31 hereof.

          This Mortgage has been duly executed by Mortgagor on the date first above written.


                                         [MORTGAGOR]

                                         By:
                                            ---------------------------
                                            Name:
                                                 ----------------------
                                            Title:
                                                   --------------------

                    [Insert appropriate acknowledgment]

                                 Schedule A
                                 ----------

                        Description of the Premises

                 [Attach Legal Description of all parcels]


                                                                EXHIBIT A-4











---------------------------------------------------------------------------


                        COLLATERAL SHARING AGREEMENT

                        Dated as of October 6, 1998

                                  between

                         GENERAL SIGNAL CORPORATION

                                    and

                         THE CHASE MANHATTAN BANK,
                            as Collateral Agent


---------------------------------------------------------------------------

                             TABLE OF CONTENTS


                                                                    Page
                                                                    ----

PREAMBLE ..........................................................    1

SECTION 1.
DEFINED TERMS .....................................................    1
     1.1  Definitions..............................................    1

SECTION 2.
AUTHORITY OF COLLATERAL AGENT .....................................    3
     2.1  General Authority of the Collateral Agent over
            the Shared Collateral .................................    3
     2.2  Right to Initiate Judicial Proceedings ..................    4
     2.3  Right to Appoint a Receiver .............................    4
     2.4  Exercise of Powers ......................................    4
     2.5  Remedies Not Exclusive ..................................    5
     2.6  Waiver and Estoppel .....................................    5
     2.7  Limitation on Collateral Agent's Duty in Respect
            of Shared Collateral ..................................    6
     2.8  Limitation by Law .......................................    6
     2.9  Rights of Secured Parties under Secured Instruments .....    6

SECTION 3.
COLLATERAL ACCOUNT; DISTRIBUTIONS .................................    7
     3.1  The Collateral Account ..................................    7
     3.2  Control of Collateral Account ...........................    7
     3.3  Investment of Funds Deposited in Collateral Account .....    7
     3.4  Application of Moneys ...................................    7
     3.5  Application of Moneys Distributable to Public
            Debt Trustee ..........................................    9
     3.6  Collateral Agent's Calculations .........................    9
     3.7  Pro Rata Sharing ........................................    9

SECTION 4.
AGREEMENTS WITH COLLATERAL AGENT ..................................   10
     4.1  Delivery of Secured Instruments .........................   10
     4.2  Information as to Secured Parties, Administrative
            Agent and Public Debt Trustee .........................   10
     4.3  Compensation and Expenses ...............................   10
     4.4  Stamp and Other Similar Taxes ...........................   10
     4.5  Filing Fees, Excise Taxes, Etc. .........................   11
     4.6  Indemnification .........................................   11
     4.7  Collateral Agent's Lien .................................   11
     4.8  Further Assurances ......................................   12

SECTION 5.
THE COLLATERAL AGENT ..............................................   12
     5.1  Exculpatory Provisions ..................................   12
     5.2  Delegation of Duties ....................................   13
     5.3  Reliance by Collateral Agent ............................   13
     5.4  Limitations on Duties of Collateral Agent ...............   14
     5.5  Moneys to be Held in Trust ..............................   15
     5.6  Resignation and Removal of the Collateral Agent .........   15
     5.7  Status of Successor Collateral Agent ....................   17
     5.8  Merger of the Collateral Agent ..........................   17
     5.9  Co-Collateral Agent; Separate Collateral Agent ..........   17
     5.10 Treatment of Payee or Indorsee by Collateral Agent;
            Representatives of Secured Parties ....................   19

SECTION 6.
MISCELLANEOUS .....................................................   19
     6.1  Notices .................................................   19
     6.2  No Waivers ..............................................   19
     6.3  Amendments, Supplements and Waivers .....................   20
     6.4  Headings ................................................   20
     6.5  Severability ............................................   20
     6.6  Successors and Assigns ..................................   20
     6.7  Governing Law ...........................................   20
     6.8  Counterparts ............................................   21
     6.9  Termination .............................................   21
     6.10 Inspection by Regulatory Agencies .......................   21
     6.11 Agreement to be Bound ...................................   21

          COLLATERAL SHARING AGREEMENT, dated as of October 6, 1998, between GENERAL SIGNAL CORPORATION, a Delaware corporation ("GSX"), and THE CHASE MANHATTAN BANK, as collateral agent (in such capacity, the "Collateral Agent").

                           W I T N E S S E T H :
                           - - - - - - - - - -

          WHEREAS, in order to induce the Lenders parties thereto to enter into the Credit Agreement (such term and certain other capitalized terms used herein being defined in Section 1.1), GSX and certain of its Subsidiaries (collectively, the "Grantors") are granting to the Collateral Agent liens and security interests to secure the Guarantor Obligations; and

          WHEREAS, in order to comply with certain covenants in the MTN Indenture, the Grantors desire that the Shared Collateral secure the Public Debt Obligations equally and ratably with the Guarantor Obligations for so long as the Guarantor Obligations are secured;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement, to induce the Lenders to make their respective extensions of credit to the Borrower thereunder and to satisfy the requirements of the MTN Indenture, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

                                 SECTION 1.
                               DEFINED TERMS

          1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Shared Collateral Agreement or the Credit Agreement and used herein shall have the meanings given to them in the Shared Collateral Agreement or the Credit Agreement, as the case may be.

          (b) The following terms shall have the respective meanings set forth below:

          "Administrative Agent" shall mean The Chase Manhattan Bank, in its capacity as administrative agent under the Credit Agreement, and any successor administrative agent appointed thereunder.

          "Agreement" shall mean this Collateral Sharing Agreement as the same may from time to time be amended, supplemented or otherwise modified.

          "Cash Equivalents": (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (ii) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (iii) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (iv) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (ii) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (v) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (vi) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (ii) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (i) through (vi) of this definition.

          "Collateral Account" shall have the meaning assigned in Section
     3.1.

          "Collateral Agent" shall mean The Chase Manhattan Bank, in its capacity as collateral agent under the Shared Collateral Security Documents and this Agreement, and any successor collateral agent appointed hereunder.

          "Collateral Agent Fees" shall mean all fees, costs and expenses of the Collateral Agent of the types described in Sections 4.3, 4.4,
     4.5 and 4.6.

          "Collateral Estate" shall have the meaning assigned in Section
     2.1(c).

          "Distribution Date" shall mean each date fixed by the Collateral Agent in its sole discretion for a distribution to the Secured Parties of funds held in the Collateral Account.

          "Grantors" shall have the meaning assigned in the recitals hereto.

          "GSX" shall have the meaning assigned in the preamble hereto.

          "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel satisfactory to the Collateral Agent, who may be counsel regularly retained by the Collateral Agent.

          "Proceeds" shall mean all "proceeds" as such term is defined in
     Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof.

          "Secured Instruments" shall mean at any time (i) the MTN Indenture and the securities issued thereunder and (ii) the Subsidiary Guarantee and the other Loan Documents to which any Grantor is a party.

          "Shared Collateral" shall mean the collective reference to (i) "Collateral" under and as defined in the Shared Collateral Agreement and (ii) unless otherwise expressly provided therein, all other collateral under any other Shared Collateral Security Document.

          "Shared Collateral Agreement" shall mean the Collateral
     Agreement, dated as of October 6, 1998, made by the Grantors in favor of the Collateral Agent, for the benefit of the Secured Parties, as the same may from time to time be amended, supplemented or otherwise modified.

          "Shared Collateral Security Documents" shall mean (i) the Shared Collateral Agreement, (ii) each Mortgage granted by any Grantor in favor of the Collateral Agent and (iii) any other security document entered into by any Grantor in favor of the Collateral Agent that expressly provides that all or any portion of the collateral thereunder shall constitute "Shared Collateral" for the purposes of this Agreement.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.

                                 SECTION 2.
                       AUTHORITY OF COLLATERAL AGENT

          2.1 General Authority of the Collateral Agent over the Shared Collateral. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in its or his own name, from time to time in the Collateral Agent's discretion to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Agreement and the Shared Collateral Security Documents and accomplish the purposes hereof and thereof and, without limiting the generality of the foregoing, each Grantor hereby acknowledges that the Collateral Agent shall have all powers and remedies set forth in the Shared Collateral Security Documents.

          (b) By acceptance of the benefits of this Agreement and the Shared Collateral Security Documents, each Secured Party shall be deemed irrevocably (i) to consent to the appointment of the Collateral Agent as its agent hereunder and under the Shared Collateral Security Documents,
(ii) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for enforcement of any provisions of this Agreement and the Shared Collateral Security Documents against any Grantor or the exercise of remedies hereunder or thereunder,
(iii) to agree that such Secured Party shall not take any action to enforce any provisions of this Agreement or any Shared Collateral Security Document against any Grantor or to exercise any remedy hereunder or thereunder and
(iv) to agree to be bound by the terms of this Agreement and the Shared Collateral Security Documents.

          (c) The Collateral Agent hereby agrees that it holds and will hold all of its right, title and interest in, to and under the Shared Collateral Security Documents and the Shared Collateral granted to the Collateral Agent thereunder whether now existing or hereafter arising (all such right, title and interest being hereinafter referred to as the "Collateral Estate") under and subject to the conditions set forth in this Agreement; and the Collateral Agent further agrees that it will hold such Collateral Estate for the benefit of the Secured Parties, for the enforcement of the payment of all Secured Obligations and as security for the performance of and compliance with the covenants and conditions of this Agreement, each of the Secured Instruments and each of the Shared Collateral Security Documents.

          2.2 Right to Initiate Judicial Proceedings. The Collateral Agent, subject to the provisions of Section 5, (i) shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Agreement and each Shared Collateral Security Document and (ii) may, either after entry, or without entry, proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Shared Collateral and to sell all or, from time to time, any of the Shared Collateral under the judgment or decree of a court of competent jurisdiction.

          2.3 Right to Appoint a Receiver. Upon the filing of a bill in equity or other commencement of judicial proceedings to enforce the rights of the Collateral Agent under this Agreement or any Shared Collateral Security Document, the Collateral Agent shall, to the extent permitted by law, with notice to the Borrower and GSX but without notice to any party claiming through the Grantors, without regard to the solvency or insolvency at the time of any Person then liable for the payment of any of the Secured Obligations, without regard to the then value of the Collateral Estate, and without requiring any bond from any complainant in such proceedings, be entitled as a matter of right to the appointment of a receiver or receivers of the Collateral Estate, or any part thereof, and of the rents, issues, tolls, profits, royalties, revenues and other income thereof, pending such proceedings, with such powers as the court making such appointment shall confer, and to the entry of an order directing that the rents, issues, tolls, profits, royalties, revenues and other income of the property constituting the whole or any part of the Collateral Estate be segregated, sequestered and impounded for the benefit of the Collateral Agent and the Secured Parties, and each Grantor irrevocably consents to the appointments of such receiver or receivers and to the entry of such order; provided that, notwithstanding the appointment of any receiver, the Collateral Agent shall be entitled to retain possession and control of all cash and Cash Equivalents held by or deposited with it pursuant to this Agreement or any Shared Collateral Security Document.

          2.4 Exercise of Powers. All of the powers, remedies and rights of the Collateral Agent as set forth in this Agreement may be exercised by the Collateral Agent in respect of any Shared Collateral Security Document as though set forth in full therein and all of the powers, remedies and rights of the Collateral Agent as set forth in any Shared Collateral Security Document may be exercised from time to time as herein and therein provided.

          2.5 Remedies Not Exclusive. (a) No remedy conferred upon or reserved to the Collateral Agent herein or in the Shared Collateral Security Documents is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in any Shared Collateral Security Document or now or hereafter existing at law or in equity or by statute.

          (b) No delay or omission by the Collateral Agent to exercise any right, remedy or power hereunder or under any Shared Collateral Security Document shall impair any such right, remedy or power or shall be construed to be a waiver thereof, and every right, power and remedy given by this Agreement or any Shared Collateral Security Document to the Collateral Agent may be exercised from time to time and as often as may be deemed expedient by the Collateral Agent.

          (c) If the Collateral Agent shall have proceeded to enforce any right, remedy or power under this Agreement or any Shared Collateral Security Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then the Grantors, the Collateral Agent and the other Secured Parties shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder or thereunder with respect to the Collateral Estate and in all other respects, and thereafter all rights, remedies and powers of the Collateral Agent shall continue as though no such proceeding had been taken.

          (d) All rights of action and of asserting claims upon or under this Agreement and the Shared Collateral Security Documents may be enforced by the Collateral Agent without the possession of any Secured Instrument or instrument evidencing any Secured Obligation or the production thereof at any trial or other proceeding relative thereto, and any suit or proceeding instituted by the Collateral Agent shall be, subject to Sections 5.4(c) and 5.9(b)(ii), brought in its name as Collateral Agent and any recovery of judgment shall be held as part of the Collateral Estate.

          2.6 Waiver and Estoppel. (a) Each Grantor agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim, or take the benefit or advantage of, any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Shared Collateral shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Agreement or any Shared Collateral Security Document and hereby waives all benefit or advantage of all such laws and covenants that it will not hinder, delay or impede the execution of any power granted to the Collateral Agent in this Agreement or any Shared Collateral Security Document but will suffer and permit the execution of every such power as though no such law were in force; provided that nothing contained in this Section 2.6(a) shall be construed as a waiver of any rights of the Grantors under any applicable federal bankruptcy law or state insolvency law.

          (b) Each Grantor, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including without limitation any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Shared Collateral upon any sale, whether made under any power of sale granted herein or in any Shared Collateral Security Document or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement or any Shared Collateral Security Document and consents and agrees that all the Shared Collateral may at any such sale be offered and sold as an entirety.

          (c) Each Grantor waives, to the extent permitted by applicable law, presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder or under any Shared Collateral Security Document) in connection with this Agreement and the Shared Collateral Security Documents and any action taken by the Collateral Agent with respect to the Shared Collateral.

          2.7 Limitation on Collateral Agent's Duty in Respect of Shared Collateral. Beyond its duties as to the custody thereof expressly provided herein or in any Shared Collateral Security Document and to account to the Secured Parties and the Grantors for moneys and other property received by it hereunder or under any Shared Collateral Security Document, the Collateral Agent shall not have any duty to the Grantors or to the Secured Parties as to any Shared Collateral in its possession or control or in the possession or control of any of its agents or nominees, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

          2.8 Limitation by Law. All rights, remedies and powers provided in this Agreement or any Shared Collateral Security Document may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions hereof are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered or filed under the provisions of any applicable law.

          2.97 Rights of Secured Parties under Secured Instruments. Notwithstanding any other provision of this Agreement or any Shared Collateral Security Document, the right of each Secured Party to receive payment of the Secured Obligations held by such Secured Party when due (whether at the stated maturity thereof, by acceleration or otherwise) as expressed in the related Secured Instrument or other instrument evidencing or agreement governing a Secured Obligation or to institute suit for the enforcement of such payment on or after such due date, and the obligation of the Grantors to pay such Secured Obligation when due, shall not be impaired or affected without the consent of such Secured Party given in the manner prescribed by the Secured Instrument under which such Secured Obligation is outstanding.

                                 SECTION 3.
                     COLLATERAL ACCOUNT; DISTRIBUTIONS

          3.1 The Collateral Account. At such time as the Collateral Agent deems appropriate, there shall be established and, at all times thereafter until this Agreement shall have terminated, there shall be maintained with the Collateral Agent an account which shall be entitled the "GSX Collateral Account" (the "Collateral Account"). All moneys which are received by the Collateral Agent or any agent or nominee of the Collateral Agent in respect of the Shared Collateral, whether in connection with the exercise of the remedies provided in this Agreement or any Shared Collateral Security Document, shall be deposited in the Collateral Account and held by the Collateral Agent as part of the Collateral Estate and applied in accordance with the terms of this Agreement.

          3.2 Control of Collateral Account. All right, title and interest in and to the Collateral Account shall vest in the Collateral Agent, and funds on deposit in the Collateral Account shall constitute part of the Collateral Estate. The Collateral Account shall be subject to the exclusive dominion and control of the Collateral Agent.

          3.3 Investment of Funds Deposited in Collateral Account. The Collateral Agent may, but is under no obligation to, invest and reinvest moneys on deposit in the Collateral Account at any time in Cash Equivalents. All such investments and the interest and income received thereon and the net proceeds realized on the sale or redemption thereof shall be held in the Collateral Account as part of the Collateral Estate. The Collateral Agent shall not be responsible for any diminution in funds resulting from such investments or any liquidation prior to maturity.

          3.4 Application of Moneys. (a) The Collateral Agent shall have the right at any time to apply moneys held by it in the Collateral Account to the payment of due and unpaid Collateral Agent Fees.

          (b) All remaining moneys held by the Collateral Agent in the Collateral Account or received by the Collateral Agent with respect to the Shared Collateral shall, to the extent available for distribution (it being understood that the Collateral Agent may liquidate investments prior to maturity in order to make a distribution pursuant to this Section 3.4), be distributed (subject to the provisions of Sections 3.5 and 3.6) by the Collateral Agent on each Distribution Date in the following order of priority (with such distributions being made by the Collateral Agent to the respective Holder Representatives for the Secured Parties entitled thereto as provided in Section 3.4(d), and each such Holder Representative shall be responsible for insuring that amounts distributed to it are distributed to its Secured Parties in the order of priority set forth below):

          First: to the Collateral Agent for any unpaid Collateral Agent Fees and then to any Secured Party which has theretofore advanced or paid any Collateral Agent Fees constituting administrative expenses allowable under Section 503(b) of the Bankruptcy Code, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the amounts of such Collateral Agent Fees advanced by the respective Secured Parties and remaining unpaid on such Distribution Date;

          Second: to any Secured Party which has theretofore advanced or paid any Collateral Agent Fees other than such administrative expenses, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the amounts of such Collateral Agent Fees advanced by the respective Secured Parties and remaining unpaid on such Distribution Date;

          Third: to the Secured Parties in an amount equal to the unpaid principal, interest, premium, fees and other charges in respect of such Secured Obligations then outstanding whether or not then due and payable, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to the Secured Parties in proportion to the unpaid amounts thereof on such Distribution Date;

          Fourth: to the Secured Parties, amounts equal to all other sums which constitute Secured Obligations, including without limitation the costs and expenses of the Secured Parties and their representatives which are due and payable under the relevant Secured Instruments and which constitute Secured Obligations as of such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably to the Secured Parties in proportion to the unpaid amounts thereof on such Distribution Date; and

          Fifth: any surplus then remaining shall be paid to the Grantors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

          (c) The term "unpaid" as used in clause Third of Section 3.4(b) refers:

               (i) in the absence of a bankruptcy proceeding with respect to the relevant Grantor(s), to all amounts of Public Debt Obligations or Guarantor Obligations, as the case may be, outstanding as of a Distribution Date, and

               (ii) during the pendency of a bankruptcy proceeding with respect to the relevant Grantor(s), to all amounts allowed by the bankruptcy court in respect of Public Debt Obligations or Guarantor Obligations, as the case may be, as a basis for distribution (including estimated amounts, if any, allowed in respect of contingent claims), to the extent that prior distributions (whether actually distributed or set aside pursuant to Section 3.5) have not been made in respect thereof.

          (d) The Collateral Agent shall make all payments and distributions under this Section 3.4: (i) on account of Guarantor Obligations to the Administrative Agent, pursuant to directions of the Administrative Agent, for re-distribution in accordance with the provisions of the Credit Agreement; and (ii) on account of Public Debt Obligations (subject to Section 3.5) to the Public Debt Trustee, pursuant to directions of the Public Debt Trustee, for re-distribution in accordance with the provisions of the MTN Indenture.

          3.5 Application of Moneys Distributable to Public Debt Trustee. If at any time any moneys collected or received by the Collateral Agent pursuant to this Agreement are distributable pursuant to Section 3.4 to the Public Debt Trustee, and if the Public Debt Trustee shall notify the Collateral Agent in writing that no provision is made under the MTN Indenture for the application by such Public Debt Trustee of such moneys (whether because the Public Debt Obligations under such MTN Indenture have not become due and payable or otherwise) and that such MTN Indenture does not effectively provide for the receipt and the holding by such Public Debt Trustee of such moneys pending the application thereof, then the Collateral Agent, after receipt of such notification, shall, at the direction of the Public Debt Trustee, invest such amounts in Cash Equivalents maturing within 90 days after they are acquired by the Collateral Agent or, in the absence of such direction, hold such moneys uninvested and shall hold all such amounts so distributable and all such investments and the net proceeds thereof in trust solely for such Public Debt Trustee (in its capacity as trustee) and for no other purpose until such time as such Public Debt Trustee shall request in writing the delivery thereof by the Collateral Agent for application pursuant to such MTN Indenture.

          3.62 Collateral Agent's Calculations. In making the determinations and allocations required by Section 3.4, the Collateral Agent may conclusively rely upon information supplied by the Public Debt Trustee as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Public Debt Obligations and information supplied by the Administrative Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Guarantor Obligations, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Collateral Agent pursuant to Section 3.4 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the Administrative Agent or the Public Debt Trustee of any amounts distributed to them.

          3.74 Pro Rata Sharing. If, through the operation of any bankruptcy, reorganization, insolvency or other laws or otherwise, the Collateral Agent's security interest hereunder and under the Shared Collateral Security Documents is enforced with respect to some, but not all, of the Secured Obligations then outstanding, the Collateral Agent shall nonetheless apply the proceeds of the Shared Collateral for the benefit of the holders of all Secured Obligations in the proportions and subject to the priorities specified herein. To the extent that the Collateral Agent distributes Proceeds collected with respect to Secured Obligations held by one holder to or on behalf of Secured Obligations held by a second holder, the first holder shall be deemed to have purchased a participation in the Secured Obligations held by the second holder, or shall be subrogated to the rights of the second holder to receive any subsequent payments and distributions made with respect to the portion thereof paid or to be paid by the application of such Proceeds.

                                 SECTION 4.
                      AGREEMENTS WITH COLLATERAL AGENT

          4.1 Delivery of Secured Instruments. On the Effective Date, GSX shall deliver to the Collateral Agent true and complete copies of each Secured Instrument as in effect on the Effective Date. GSX shall deliver to the Collateral Agent, promptly upon the execution thereof, a true and complete copy of all amendments, modifications or supplements to any Secured Instrument entered into after the Effective Date.

          4.2 Information as to Secured Parties, Administrative Agent and Public Debt Trustee. GSX shall deliver to the Collateral Agent, on the Effective Date, on each anniversary of the Effective Date, and from time to time upon request of the Collateral Agent, a list setting forth as of a date not more than 30 days prior to the date of such delivery, (a) the aggregate unpaid principal amount of Guarantor Obligations outstanding and the name and address of the Administrative Agent and (b) the aggregate unpaid principal amount of Public Debt Obligations outstanding and the name and address of the Public Debt Trustee. In addition, GSX will promptly notify the Collateral Agent of each change in the identity of the Administrative Agent or the Public Debt Trustee.

          4.3 Compensation and Expenses. GSX agrees to pay to the Collateral Agent, from time to time upon demand, (a) reasonable compensation (which shall not be limited by any provision of law in regard to compensation of fiduciaries) for its services hereunder and under the Shared Collateral Security Documents and for administering the Collateral Estate and (b) all of the fees, costs and expenses of the Collateral Agent (including, without limitation, the reasonable fees and disbursements of its counsel, advisors and agents) (i) arising in connection with the preparation, execution, delivery, modification, and termination of this Agreement and each Shared Collateral Security Document or the enforcement of any of the provisions hereof or thereof, (ii) incurred or required to be advanced in connection with the administration of the Collateral Estate, the sale or other disposition of Shared Collateral pursuant to any Shared Collateral Security Document and the preservation, protection or defense of the Collateral Agent's rights under this Agreement and the Shared Collateral Security Documents and in and to the Shared Collateral and the Collateral Estate or (iii) incurred by the Collateral Agent in connection with the removal of the Collateral Agent pursuant to Section 5.6(a). Such fees, costs and expenses are intended to constitute expenses of administration under any bankruptcy law relating to creditors rights generally. The obligations of GSX under this Section 4.3 shall survive the termination of the other provisions of this Agreement and the resignation or removal of the Collateral Agent hereunder.

          4.4 Stamp and Other Similar Taxes. GSX agrees to indemnify and hold harmless the Collateral Agent, the Administrative Agent, the Public Debt Trustee and each other Secured Party from any present or future claim for liability for any stamp or any other similar tax, and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any Shared Collateral Security Document, the Collateral Estate or any Shared Collateral. The obligations of GSX under this Section 4.4 shall survive the termination of the other provisions of this Agreement and the resignation or removal of the Collateral Agent hereunder.

          4.5 Filing Fees, Excise Taxes, Etc. GSX agrees to pay or to reimburse the Collateral Agent for any and all payments made by the Collateral Agent in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution and delivery of this Agreement and each Shared Collateral Security Document. The obligations of GSX under this Section 4.5 shall survive the termination of the other provisions of this Agreement and the resignation or removal of the Collateral Agent hereunder.

          4.6 Indemnification. GSX agrees to pay, indemnify, and hold the Collateral Agent, the Administrative Agent and the Public Debt Trustee (and their respective directors, officers, agents and employees) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, the reasonable fees and expenses of counsel, advisors and agents) or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the Shared Collateral Security Documents, unless arising from the gross negligence or willful misconduct of the indemnified party, including for taxes in any jurisdiction in which the Collateral Agent is subject to tax by reason of actions hereunder or under the Shared Collateral Security Documents, unless such taxes are imposed on or measured by compensation paid to the Collateral Agent under Section 4.3. In any suit, proceeding or action brought by the Collateral Agent under or with respect to any contract, agreement, interest or obligation constituting part of the Shared Collateral for any sum owing thereunder, or to enforce any provisions thereof, GSX will save, indemnify and keep the Collateral Agent, the Administrative Agent, the Public Debt Trustee and the other Secured Parties harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from any Grantor, and all such obligations of GSX shall be and remain enforceable against and only against GSX and shall not be enforceable against the Collateral Agent, the Administrative Agent, the Public Debt Trustee or any other Secured Party. The agreements in this Section 4.6 shall survive the termination of the other provisions of this Agreement and the resignation or removal of the Collateral Agent hereunder.

          4.7 Collateral Agent's Lien. Notwithstanding anything to the contrary in this Agreement, as security for the payment of Collateral Agent Fees (a) the Collateral Agent is hereby granted a lien upon all Shared Collateral and (b) the Collateral Agent shall have the right to use and apply any of the funds held by the Collateral Agent in the Collateral Account to cover such Collateral Agent Fees.

          4.8 Further Assurances. At any time and from time to time, upon the written request of the Administrative Agent or the Collateral Agent, and at the expense of GSX, each Grantor will promptly execute and deliver any and all such further instruments and documents and take such further action as is necessary or reasonably requested further to perfect, or to protect the perfection of, the liens and security interests granted under the Shared Collateral Security Documents, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction. In addition to the foregoing, at any time and from time to time, upon the written request of the Collateral Agent, and at the expense of GSX, each Grantor will promptly execute and deliver any and all such further instruments and documents and take such further action as the Collateral Agent determines is necessary or reasonably requested to obtain the full benefits of this Agreement and the Shared Collateral Security Documents and of the rights and powers herein and therein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens and security interests granted by the Shared Collateral Security Documents. Each Grantor also hereby authorizes the Collateral Agent to sign and file any such financing or continuation statements without the signature of such Grantor to the extent permitted by applicable law. Notwithstanding the foregoing, in no event shall the Collateral Agent have any obligation to monitor the perfection or continuation of perfection or the sufficiency or validity of any security interest in or related to the Shared Collateral.

                                SECTION 5.
                            THE COLLATERAL AGENT

          5.1 Exculpatory Provisions. (a) The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties herein, all of which are made solely by the Grantors. The Collateral Agent makes no representations as to the value or condition of the Collateral Estate or any part thereof, or as to the title of the Grantors thereto or as to the security afforded by this Agreement or any Shared Collateral Security Document, or as to the validity, execution (except its execution), enforceability, legality or sufficiency of this Agreement, the Shared Collateral Security Documents or the Secured Obligations, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters.

          (b) The Collateral Agent shall not be required to ascertain or inquire as to the performance by the Grantors of any of the covenants or agreements contained herein or in any Shared Collateral Security Document or Secured Instrument. Whenever it is necessary, or in the opinion of the Collateral Agent advisable, for the Collateral Agent to ascertain the amount of Secured Obligations then held by Secured Parties, the Collateral Agent may rely on a certificate of the Public Debt Trustee, in the case of Public Debt Obligations, or a certificate of the Administrative Agent, in the case of Guarantor Obligations, and, if the Public Debt Trustee or the Administrative Agent shall not give such information to the Collateral Agent, such Person shall not be entitled to receive distributions hereunder (in which case distributions to those Persons who have supplied such information to the Collateral Agent shall be calculated by the Collateral Agent using, for those Persons who have not supplied such information, the list then most recently delivered by GSX pursuant to Section 4.2), and the amount so calculated to be distributed to the Person who fails to give such information shall be held in trust for such Person until such Person does supply such information to the Collateral Agent, whereupon on the next Distribution Date the amount distributable to such Person shall be recalculated using such information and distributed to it. Nothing in the preceding sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any certificate so supplied.

          (c) The Collateral Agent shall be under no obligation or duty to take any action under this Agreement or any Shared Collateral Security Document if taking such action (i) would subject the Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified, unless the Collateral Agent receives security or indemnity satisfactory to it against such tax (or equivalent liability), or any liability resulting from such qualification, in each case as results from the taking of such action under this Agreement or any Shared Collateral Security Document.

          (d) The Collateral Agent shall have the same rights with respect to any Secured Obligation held by it as any other Secured Party and may exercise such rights as though it were not the Collateral Agent hereunder, and may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with, any of the Grantors as if it were not the Collateral Agent.

          (e) The Collateral Agent shall not be liable for any action taken or omitted to be taken in accordance with this Agreement or the Shared Collateral Security Documents except for its own gross negligence or willful misconduct.

          5.2 Delegation of Duties. The Collateral Agent may execute any of the powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact. The Collateral Agent shall be entitled to advice of counsel concerning all matters pertaining to such powers and duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without gross negligence or willful misconduct.

          5.3 Reliance by Collateral Agent. (a) Whenever in the administration of this Agreement or the Shared Collateral Security Documents the Collateral Agent shall deem it necessary or desirable that a factual matter be proved or established in connection with the Collateral Agent taking, suffering or omitting any action hereunder or thereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of a responsible officer of GSX delivered to the Collateral Agent, and such certificate shall be full warrant to the Collateral Agent for any action taken, suffered or omitted in reliance thereon, subject, however, to the provisions of Section 5.4.

          (b) The Collateral Agent may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder or under any Shared Collateral Security Document in accordance therewith. The Collateral Agent shall have the right at any time to seek instructions concerning the administration of this Agreement and the Shared Collateral Security Documents from any court of competent jurisdiction.

          (c) The Collateral Agent may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its own gross negligence or willful misconduct, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Agreement.

          (d) The Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in the Collateral Agent by this Agreement and the Shared Collateral Security Documents unless the Collateral Agent shall have been provided adequate security and indemnity against the costs, expenses and liabilities which may be incurred by the Collateral Agent, including such reasonable advances as may be requested by the Collateral Agent.

          (e) Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of a responsible officer of GSX or representations made by a responsible officer of GSX in a writing filed with the Collateral Agent.

          5.4 Limitations on Duties of Collateral Agent. (a) The
Collateral Agent shall be obligated to perform such duties and only such duties as are specifically set forth in this Agreement and the Shared Collateral Security Documents, and no implied covenants or obligations shall be read into this Agreement or any Shared Collateral Security Document against the Collateral Agent. By acceptance of the benefits under this Agreement, the Public Debt Trustee and the Holders of the Public Debt Obligations shall be deemed to have agreed that they shall not be entitled to, and shall not, (i) direct the actions of the Collateral Agent hereunder or under any Shared Collateral Security Document, (ii) have the right to consent to any amendment, supplement, waiver or other modification to this Agreement or any Shared Collateral Security Document, (iii) take any action, or commence any legal proceeding seeking, to require, compel or cause the Collateral Agent to enforce any of the provisions of this Agreement or any Shared Collateral Security Document against any Grantor or to exercise any remedy hereunder or thereunder, (iv) take any action, or commence any legal proceeding seeking, to prevent or enjoin the Collateral Agent from taking any action (including, without limitation, the enforcement of any provisions of this Agreement or any Shared Collateral Security Document against any Grantor, the exercise of any remedy hereunder or thereunder, the release of any Shared Collateral Security Document, the consent to any amendment or modification of this Agreement or any Shared Collateral Security Document or the grant of any waiver hereunder or thereunder), or refraining from taking any such action, in accordance with this Agreement or any Shared Collateral Security Document, as the case may be, or (v) otherwise take any action, or commence any legal proceeding seeking, to delay, hinder or otherwise impair the Collateral Agent in taking any such action in accordance with this Agreement or any Shared Collateral Security Document. By acceptance of the benefits under this Agreement, the Public Debt Trustee and the Holders of the Public Debt Obligations, as Secured Parties, will be deemed to have acknowledged and agreed that the provisions of the preceding sentence are intended to induce the Lenders to permit such Persons to be Secured Parties under this Agreement and under the Shared Collateral Security Documents and are being relied upon by the Lenders as consideration therefor.

          (b) Except as herein otherwise expressly provided, the Collateral Agent shall not be under any obligation to take any action which is discretionary with the Collateral Agent under the provisions hereof or of any Shared Collateral Security Document. The Collateral Agent shall make available for inspection and copying by the Administrative Agent and the Public Debt Trustee each certificate or other paper furnished to the Collateral Agent by any of the Grantors under or in respect of this Agreement or any of the Shared Collateral.

          (c) No provision of this Agreement or of any Shared Collateral Security Document shall be deemed to impose any duty or obligation on the Collateral Agent to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Collateral Agent shall be unqualified or incompetent, to perform any such act or acts or to exercise any such right, power, duty or obligation or if such performance or exercise would constitute doing business by the Collateral Agent in such jurisdiction or impose a tax on the Collateral Agent by reason thereof or to risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder.

          5.5 Moneys to be Held in Trust. All moneys received by the Collateral Agent under or pursuant to any provision of this Agreement or any Shared Collateral Security Document (except Collateral Agent Fees) shall be held in trust for the purposes for which they were paid or are held.

          5.6 Resignation and Removal of the Collateral Agent. (a) The Collateral Agent may at any time, by giving written notice to GSX, the Administrative Agent and the Public Debt Trustee, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (i) the appointment of a successor Collateral Agent, (ii) the acceptance of such appointment by such successor Collateral Agent and
(iii) the approval of such successor Collateral Agent evidenced by one or more instruments signed by the Administrative Agent and GSX (which approval, in the case of GSX, shall not be unreasonably withheld). If no successor Collateral Agent shall be appointed and shall have accepted such appointment within 90 days after the Collateral Agent gives the aforesaid notice of resignation, the Collateral Agent, GSX, the Administrative Agent, the Public Debt Trustee or any other Secured Party may apply to any court of competent jurisdiction to appoint a successor Collateral Agent to act until such time, if any, as a successor Collateral Agent shall have been appointed as provided in this Section 5.6. Any successor so appointed by such court shall immediately and without further act be superseded by any successor Collateral Agent appointed by the Administrative Agent as provided in Section 5.6(b). The Administrative Agent may, at any time upon giving 30 days' prior written notice thereof to the Collateral Agent and the Public Debt Trustee, remove the Collateral Agent and appoint a successor Collateral Agent, such removal to be effective upon the acceptance of such appointment by the successor. The Collateral Agent shall be entitled to Collateral Agent Fees to the extent incurred or arising, or relating to events occurring, before such resignation or removal.

          (b) If at any time the Collateral Agent shall resign or be removed or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the Collateral Agent for any other cause, a successor Collateral Agent may be appointed by the Administrative Agent with the consent of GSX, which consent shall not be unreasonably withheld. The powers, duties, authority and title of the predecessor Collateral Agent shall be terminated and cancelled without procuring the resignation of such predecessor and without any other formality (except as be required by applicable law) than appointment and designation of a successor in writing duly acknowledged and delivered to the predecessor and GSX. Such appointment and designation shall be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement and the Shared Collateral Security Documents shall vest in such successor, without any further act, deed or conveyance, all the estates, properties, rights, powers, duties, authority and title of its predecessor; but such predecessor shall, nevertheless, on the written request of the Administrative Agent, GSX, or the successor, execute and deliver an instrument transferring to such successor all the estates, properties, rights, powers, duties, authority and title of such predecessor hereunder and under the Shared Collateral Security Documents and shall deliver all Shared Collateral held by it or its agents to such successor. Should any deed, conveyance or other instrument in writing from any Grantor be required by any successor Collateral Agent for more fully and certainly vesting in such successor the estates, properties, rights, powers, duties, authority and title vested or intended to be vested in the predecessor Collateral Agent, any and all such deeds, conveyances and other instruments in writing shall, on request of such successor, be executed, acknowledged and delivered by such Grantor. If such Grantor shall not have executed and delivered any such deed, conveyance or other instrument within 10 days after it receives a written request from the successor Collateral Agent to do so, or if an Event of Default shall have occurred and be continuing, the predecessor Collateral Agent may execute the same on behalf of such Grantor. Such Grantor hereby appoints any predecessor Collateral Agent as its agent and attorney to act for it as provided in the next preceding sentence.

          5.7 Status of Successor Collateral Agent. Every successor Collateral Agent appointed pursuant to Section 5.6 shall be a bank or trust company in good standing and having power to act as Collateral Agent hereunder, incorporated under the laws of the United States of America or any State thereof or the District of Columbia and having its principal office within the 48 contiguous States and shall also have capital, surplus and undivided profits of not less than $500,000,000, if there be such an institution with such capital, surplus and undivided profits willing, qualified and able to accept the powers and duties hereunder upon reasonable or customary terms.

          5.8 Merger of the Collateral Agent. Any corporation into which the Collateral Agent may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Agent shall be a party, shall be the Collateral Agent under this Agreement and the Shared Collateral Security Documents without the execution or filing of any paper or any further act on the part of the parties hereto.

          5.9 CoCollateral Agent; Separate Collateral Agent. (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Shared Collateral shall be located, or to avoid any violation of law or imposition on the Collateral Agent of taxes by such jurisdiction not otherwise imposed on the Collateral Agent, or the Collateral Agent shall be advised by counsel, satisfactory to it, that it is necessary or prudent in the interest of the Secured Parties, or the Collateral Agent shall deem it desirable for its own protection in the performance of its duties hereunder or under any Shared Collateral Security Document, the Collateral Agent and each of the Grantors shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more Persons approved by the Collateral Agent and the Grantors, either to act as co-collateral agent or co-collateral agents of all or any of the Shared Collateral under this Agreement or under any of the Shared Collateral Security Documents, jointly with the Collateral Agent originally named herein or therein or any successor Collateral Agent, or to act as separate collateral agent or collateral agents of any of the Shared Collateral. If any of the Grantors shall not have joined in the execution of such instruments and agreements within 10 days after it receives a written request from the Collateral Agent to do so, or if an Event of Default shall have occurred and be continuing, the Collateral Agent may act under the foregoing provisions of this Section 5.9(a) without the concurrence of such Grantors and execute and deliver such instruments and agreements on behalf of such Grantors. Each of the Grantors hereby appoints the Collateral Agent as its agent and attorney to act for it under the foregoing provisions of this Section 5.9(a) in either of such contingencies.

          (b) Every separate collateral agent and every co-collateral agent, other than any successor Collateral Agent appointed pursuant to
Section 5.6, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions:

               (i) all rights, powers, duties and obligations conferred upon the Collateral Agent in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Collateral Agent or any agent appointed by the Collateral Agent;

               (ii) all rights, powers, duties and obligations conferred or imposed upon the Collateral Agent hereunder and under the relevant Shared Collateral Security Document or Documents shall be conferred or imposed and exercised or performed by the Collateral Agent and such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents, jointly, as shall be provided in the instrument appointing such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Collateral Agent shall be incompetent or unqualified to perform such act or acts, or unless the performance of such act or acts would result in the imposition of any tax on the Collateral Agent which would not be imposed absent such joint act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents;

               (iii) no power given hereby or by the relevant Shared Collateral Security Documents to, or which it is provided herein or therein may be exercised by, any such co-collateral agent or co-collateral agents or separate collateral agent or separate collateral agents shall be exercised hereunder or thereunder by such co-collateral agent or co-collateral agents or separate collateral agent or separate collateral agents except jointly with, or with the consent in writing of, the Collateral Agent, anything contained herein to the contrary notwithstanding;

               (iv) no collateral agent hereunder shall be personally liable by reason of any act or omission of any other collateral agent hereunder; and

               (v) GSX and the Collateral Agent, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any such separate collateral agent or co-collateral agent and, in that case by an instrument in writing executed by them jointly, may appoint a successor to such separate collateral agent or co-collateral agent, as the case may be, anything contained herein to the contrary notwithstanding. If GSX shall not have joined in the execution of any such instrument within 10 days after it receives a written request from the Collateral Agent to do so, or if an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the power to accept the resignation of or remove any such separate collateral agent or co-collateral agent and to appoint a successor without the concurrence of GSX, GSX hereby appointing the Collateral Agent its agent and attorney to act for it in such connection in such contingency. If the Collateral Agent shall have appointed a separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents as above provided, the Collateral Agent may at any time, by an instrument in writing, accept the resignation of or remove any such separate collateral agent or co-collateral agent and the successor to any such separate collateral agent or co-collateral agent shall be appointed by GSX and the Collateral Agent, or by the Collateral Agent alone pursuant to this Section 5.9(b).

          5.10 Treatment of Payee or Indorsee by Collateral Agent; Representatives of Secured Parties. The Collateral Agent may treat the registered holder or, if none, the payee or indorsee of any promissory note or debenture evidencing a Secured Obligation as the absolute owner thereof for all purposes and shall not be affected by any notice to the contrary, whether such promissory note or debenture shall be past due or not.

          (b) Any Person (other than the Administrative Agent and the Public Debt Trustee) which shall be designated as the duly authorized representative of one or more Secured Parties to act as such in connection with any matters pertaining to this Agreement or the Shared Collateral shall present to the Collateral Agent such documents, including, without limitation, Opinions of Counsel, as the Collateral Agent may reasonably require, in order to demonstrate to the Collateral Agent the authority of such Person to act as the representative of such Secured Parties (it being understood that (i) the holders of Guarantor Obligations are represented hereunder by the Administrative Agent, and the Holders of the Public Debt Obligations are represented hereunder by the Public Debt Trustee and (ii) such holders shall have no other rights pursuant to this Section 5.10(b)). The authority of the Administrative Agent and the Public Debt Trustee shall be demonstrated by their inclusion as such in the lists from time to time delivered pursuant to Section 4.2.

                                SECTION 6.
                               MISCELLANEOUS

          6.1 Notices. Unless otherwise specified herein, all notices, requests, demands or other communications given to any of the Grantors, the Collateral Agent, the Administrative Agent or the Public Debt Trustee shall be given in writing or by facsimile transmission and shall be deemed to have been duly given when personally delivered or when duly deposited in the mails, registered or certified mail postage prepaid, or when transmitted by facsimile transmission, addressed (i) if to any Grantor, to such party at its address specified in the Shared Collateral Agreement or any other address which such party shall have specified as its address for the purpose of communications hereunder, by notice given in accordance with this Section 6.1 to the party sending such communication, (ii) if to the Collateral Agent at its address specified in the Credit Agreement or any other address which such party shall have specified as its address for the purpose of communications hereunder, by notice given in accordance with this Section 6.1 to the party sending such communication or (iii) if to the Administrative Agent or the Public Debt Trustee, to it at its address specified from time to time in the list provided by GSX to the Collateral Agent pursuant to Section 4.2; provided that any notice, request or demand to the Collateral Agent shall not be effective until received by the Collateral Agent in writing or by facsimile transmission at the office designated by it pursuant to this Section 6.1.

          6.2 No Waivers. No failure on the part of the Collateral Agent, any co-collateral agent, any separate collateral agent, the Administrative Agent, the Public Debt Trustee or any other Secured Party to exercise, no course of dealing with respect to, and no delay in exercising, any right, power or privilege under this Agreement or any Shared Collateral Security Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          6.3 Amendments, Supplements and Waivers. With the written consent of the Administrative Agent, the Collateral Agent and the Grantors may, from time to time, enter into written agreements supplemental hereto or to any Shared Collateral Security Document for the purpose of adding to, or waiving any provisions of, this Agreement or any Shared Collateral Security Document or changing in any manner the rights of the Collateral Agent, the Secured Parties or the Grantors hereunder or thereunder. In addition, if the Administrative Agent shall advise the Collateral Agent in writing that the Required Lenders have agreed with the Borrower that additional indebtedness of GSX shall be secured equally and ratably by all or any portion of the Shared Collateral, the Collateral Agent shall enter into such supplemental agreements satisfactory to the Collateral Agent with the Grantors as shall be reasonably requested by the Administrative Agent to effect such agreement (which supplemental agreement may be in the form of an amendment and restatement of this Agreement). Any waiver, amendment, modification or supplemental agreement entered into pursuant to this
Section 6.3 shall be binding upon the Grantors, the Administrative Agent, the Public Debt Trustee, the other Secured Parties and the Collateral Agent and their respective successors.

          6.4 Headings. The table of contents and the headings of Sections have been included herein and in the Shared Collateral Security Documents for convenience only and should not be considered in interpreting this Agreement or the Shared Collateral Security Documents.

          6.5 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          6.6 Successors and Assigns This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of the Secured Parties and their respective successors and assigns, and nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement or any Shared Collateral.

          6.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          6.8 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

          6.9 Termination. (a) Upon (i) receipt by the Collateral Agent from the Administrative Agent of (A) a written direction to cause the liens created by Section 4.7 and by the Shared Collateral Security Documents to be released and discharged or (B) a written notice stating that the Credit Agreement has terminated in accordance with the terms thereof, and (ii) payment in full of all Collateral Agent Fees, the security interests created by Section 4.7 and by the Shared Collateral Security Documents shall terminate forthwith and all right, title and interest of the Collateral Agent in and to the Shared Collateral shall revert to the Grantors, their successors and assigns.

          (b) Upon the termination of the Collateral Agent's security interest and the release of the Shared Collateral in accordance with
Section 6.9(a), the Collateral Agent will promptly, at GSX's written request and expense, (i) execute and deliver to GSX such documents as GSX shall reasonably request to evidence the termination of such security interest or the release of the Shared Collateral and (ii) deliver or cause to be delivered to the Grantors all property of the Grantors then held by the Collateral Agent or any agent thereof.

          (c) This Agreement shall terminate when the security interest granted under the Shared Collateral Security Documents has terminated and the Shared Collateral has been released; provided that the provisions of Sections 4.3, 4.4, 4.5 and 4.6 shall not be affected by any such termination.

          (d) The Collateral Agent will, at any time, upon the written instruction of the Administrative Agent, at the sole expense of the relevant Grantor, execute and deliver to the relevant Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created by the Shared Collateral Security Documents on the Shared Collateral specified by the Administrative Agent in such instruction. The Administrative Agent may give such instructions at any time, whether or not at any such time any or all of the Secured Obligations are still outstanding.

          6.10 Inspection by Regulatory Agencies. The Collateral Agent shall make available, and shall cause each custodian and agent acting on its behalf in connection with this Agreement to make available, all Shared Collateral in such Person's possession at all times for inspection by any regulatory agency having jurisdiction over a Grantor to the extent required by such regulatory agency in its discretion.

          6.11 Agreement to be Bound. Pursuant to Section 7.16 of the Shared Collateral Agreement, each Grantor (other than GSX) has agreed to be bound by the terms of this Agreement and, without limiting the generality of the foregoing, has expressly agreed that all obligations and liabilities of a Grantor hereunder apply to such Grantor with the same force and effect as if such Grantor were a signatory hereto.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

                                        GENERAL SIGNAL CORPORATION


                                        By:   /s/  Christopher Kearney
                                           --------------------------------
                                           Name:
                                           Title:


                                        THE CHASE MANHATTAN BANK,
                                          as Collateral Agent

                                        By:   /s/  Marian N. Schulman
                                           --------------------------------
                                           Name:  Marian N. Schulman
                                           Title:    Vice President
                                                                EXHIBIT B

                       [FORM OF] CLOSING CERTIFICATE
                       -----------------------------

          I, the undersigned, [President/Executive Vice President/Chief Financial Officer] of [Name of Loan Party], a corporation organized and existing under the laws of the State of _______________ (the "Company"), do hereby certify on behalf of the Company that:

          1. This Certificate is furnished pursuant to the Credit Agreement, dated as of October 6, 1998, as amended and restated as of February 10, 2000, among SPX Corporation, a Delaware corporation, the Lenders party thereto, and The Chase Manhattan Bank, as Administrative Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

          2. The following named individuals are elected or appointed officers of the Company, each holds the office of the Company set forth opposite his name and has held such office since __________________, ____(1). The signature written opposite the name and title of each such officer is his genuine signature.

---------------------------

1 Insert a date prior to the time of any corporate action relating to the Loan Documents or related documentation.

     Name(2)                    Office                 Signature

     ----------------         ----------------       ----------------------

     ----------------         ----------------       ----------------------

     ----------------         ----------------       ----------------------


--------------------------

2 Include name, office and signature of each officer who will sign any Loan Document, including the officer who will sign the certification at the end of this Certificate or related documentation.

          3. Attached hereto as Exhibit A is a certified copy of the Certificate of [Incorporation] [Formation] of the Company, as filed in the Office of the Secretary of State of the State of ______________ on __________________, ___, together with all amendments thereto adopted through the date hereof.

          4. Attached hereto as Exhibit B is a true and correct copy of the [By-Laws] [limited liability company agreement] of the Company which were duly adopted, are in full force and effect on the date hereof, and have been in effect since __________________, ____.

          5. Attached hereto as Exhibit C is a true and correct copy of resolutions which were duly adopted on ________, ____ [by unanimous written consent of the [Board of Directors] [Managers] of the Company] [by a meeting of the [Board of Directors] [Managers] of the Company at which a quorum was present and acting throughout], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit C, no resolutions have been adopted by the [Board of Directors] [Managers] of the Company which deal with the execution, delivery or performance of any of the Loan Documents to which the Company is party.

          6. On the date hereof, all of the conditions set forth in Sections 4.2(a) and (b) of the Credit Agreement have been satisfied.

          7. On the date hereof, the representations and warranties [of each Loan Party] [of the Company](3) set forth in the Credit Agreement and in the other Loan Documents are true and correct with the same effect as though such representations and warranties had been made on the date hereof.

-------------------------

3 The Borrower brings down the representations and warranties for each Loan Party, and each other Loan Party brings down the representations and warranties made by it.

          8. On the date hereof, no Default or Event of Default has occurred and is continuing or would result from any Borrowing to occur on the date hereof or the application of the proceeds thereof, or the issuance of any Letter of Credit to occur on the date hereof, as applicable.

          9. There is no proceeding for the dissolution or liquidation of the Company or threatening its existence.


          IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of February, 2000.

                                              [NAME OF LOAN PARTY]


                                              ---------------------------
                                              Name:
                                              Title:

I, the undersigned, [Secretary/Assistant Secretary] of the Company, do hereby certify that:

          1. [Name of Person making above certifications] is the duly elected and qualified [President/Executive Vice President/Chief Financial Officer] of the Company and the signature above is his genuine signature.

          2. The certifications made by [name of Person making above certifications] in Items 2, 3, 4, 5, 6, 7, 8 and 9 above are true and correct.

          IN WITNESS WHEREOF, I have hereunto set my hand this ______ day of February, 2000.

                                              [NAME OF LOAN PARTY]


                                              ---------------------------
                                              Name:
                                              Title:
                                                                EXHIBIT C

                                 [FORM OF]
                         ASSIGNMENT AND ACCEPTANCE

          Reference is made to the Credit Agreement, dated as of October 6, 1998, as amended and restated as of February 10, 2000 (as amended, supplemented or otherwise modified to the date hereof, the "Credit Agreement"), among SPX Corporation (the "Borrower"), the Lenders party thereto and The Chase Manhattan Bank, as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          The Assignor identified on Schedule l hereto (the "Assignor") and the Assignee identified on Schedule l hereto (the "Assignee") agree as follows:

          1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor (except as otherwise expressly provided in Section 2(a)), and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor (except as otherwise expressly provided in Section 2(a)), as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

          2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor is legally authorized to enter into this Assignment and Acceptance and that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facilities and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

          3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 3.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to
Section 2.18(e) of the Credit Agreement.

          4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

          5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued prior to the Effective Date and to the Assignee for amounts which have accrued on and subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

          6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (except under Sections 2.16, 2.17, 2.18 and 9.3 of the Credit Agreement for the period prior to the Effective Date) and be released from its obligations under the Credit Agreement.

          7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                 Schedule 1
                        to Assignment and Acceptance

Name of Assignor:
                 -----------------------
Name of Assignee:
                 -----------------------
Effective Date of Assignment:
                             ----------------

     Credit                 Principal
Facility Assigned        Amount Assigned      Commitment Percentage Assigned(1)

                           $                                     %
                            --------                  --.--------

[Name of Assignee]                    [Name of Assignor]



By:                                   By:
   --------------------------------      -------------------------------------
Title:                                Title:


Accepted:                             Consented To:

THE CHASE MANHATTAN BANK,             SPX CORPORATION(2)
as Administrative Agent

By:                                   By:
   --------------------------------      -------------------------------------
Title:                                Title:




-----------------------------
1 Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders.

2 If Borrower's consent is required pursuant to Section 9.4 of the Credit Agreement.

                                                                EXHIBIT D-1


          [LETTERHEAD OF FRIED, FRANK, HARRIS, SHRIVER & JACOBSON]







February 10, 2000                                         (202) 639-7370
                                                        (FAX: 202-639-7003)


The Lenders, and the
Administrative Agent
Referred to Below
c/o The Chase Manhattan Bank,
as Administrative Agent
270 Park Avenue
New York, New York  10017

          RE: Credit Agreement, dated as of October 6, 1998, as amended and restated as of February 10, 2000, among SPX Corporation, the Lenders named therein , and The Chase Manhattan Bank, as Administrative Agent for the Lenders
               ------------------------------------------------------------

Ladies and Gentlemen:

          We have acted as special New York counsel to SPX Corporation, a Delaware corporation (the "COMPANY"), and the corporations listed on
Schedule 1 hereto (the "SUBSIDIARY GUARANTORS" and, together with the Company, the "LOAN PARTIES") in connection with that certain Credit Agreement, dated as of October 6, 1998, as amended and restated as of February 10, 2000 (the "CREDIT AGREEMENT"), among the Company, the financial institutions listed therein as Lenders (the "LENDERS"), and The Chase Manhattan Bank, as Administrative Agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT").

          This opinion is delivered to you pursuant to Section 4.1(b)(i) of the Credit Agreement. All capitalized terms used herein that are defined in, or by reference in, the Credit Agreement have the meanings assigned to such terms therein, or by reference therein, unless otherwise defined herein. The Uniform Commercial Code, as amended and in effect in the State of New York, is referred to herein as the "UCC." With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

          In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Loan Parties, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Loan Parties, as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other documents, the following (in each case dated as of the date of the Credit Agreement unless otherwise stated):

          (a)  the Credit Agreement;

          (b) executed copies of the Tranche B Notes of the Company (to the extent delivered to any Lender on the date hereof);

          (c)  the Consent and Confirmation;

          (d) the Assignment and Assumption Agreements listed on Schedule 2 hereto; and

          (e) an Officer's Certificate delivered to us in connection with this opinion, a copy of which is attached hereto as Exhibit A (the "OFFICER'S CERTIFICATE").

          The documents referred to in items (c) and (d) above are sometimes collectively referred to as the "SECURITY DOCUMENTS". The documents referred to in items (a) through (d) above, inclusive, are sometimes collectively referred to as the "CREDIT DOCUMENTS".

          In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Credit Documents and certificates and oral or written statements and other information of or from public officials, representatives of the Loan Parties and others, and assume compliance on the part of all parties to the Credit Documents with their covenants and agreements contained therein. Insofar as statements herein are based upon our knowledge, such phrase means and is limited to the conscious awareness of facts or other information by lawyers in this firm who gave substantive attention to representation of the Company in connection with the Transactions. With respect to the opinions expressed in clauses (i) and (ii)(A) of paragraph (b) below, our opinions are limited
(x) to our actual knowledge, if any, of the respective business activities and properties of the Loan Parties based solely upon the Officer's Certificate in respect of such matters and without any independent investigation or verification on our part and (y) to our review of only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Credit Documents.

          To the extent it may be relevant to the opinions expressed herein, we have assumed that all of the parties to the Credit Documents, other than any Loan Party that is a New York or Delaware corporation, have the corporate power and authority to enter into and perform such documents and to consummate the transactions contemplated thereby, that the Credit Documents have been duly authorized, executed and delivered by all of the parties to the Credit Documents, other than the Loan Parties, and that the Credit Documents constitute legal, valid and binding obligations of all such parties, other than the Loan Parties, and are enforceable against such parties, other than the Loan Parties, in accordance with their respective terms, and that all parties to the Credit Documents will comply with all of their obligations under the Credit Documents and all laws applicable thereto.

          Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, and reliance to the extent hereinafter stated upon the opinions of other counsel referred to hereunder, we are of the opinion that:

          (a) Each Loan Party that is a New York or Delaware corporation has the requisite corporate power and authority to enter into, execute, and deliver each of the Credit Documents to which it is a party, and to perform its obligations thereunder and each such Loan Party has taken all requisite corporate action to authorize the execution and delivery of the Credit Documents to which it is a party and the performance of its obligations thereunder.

          (b) The execution and delivery by each Loan Party of each of the Credit Documents to which it is a party, the performance by each Loan Party of its respective obligations thereunder, the borrowing by the Company of the Tranche B Term Loans and the Revolving Loans, the continuance of the Company's obligations with respect to the Tranche A Term Loans, and the granting by each Loan Party of the security interests provided for in the Security Documents to which such Loan Party is a party, (i) do not require under present law any filing or registration by any Loan Party with, or approval or consent to any Loan Party of, any governmental agency or authority of the State of New York or the United States or the State of Delaware pursuant to the Delaware General Corporation Law that has not been made or obtained, other than the filing of the applicable financing statements and except those required in the ordinary course of business in connection with the future performance, if any, by each Loan Party of its respective obligations under certain covenants contained in the Credit Documents to which it is a party or pursuant to securities and other laws that may be applicable to the disposition of any collateral subject thereto and to perfect security interests thereunder, and (ii) do not violate or conflict with (A) any present law, or present regulation of any governmental agency or authority, of the State of New York or the United States or the State of Delaware pursuant to the Delaware General Corporation Law known by us to be applicable to such Loan Party or its property, or (B) any agreement or instrument binding upon such Loan Party (this opinion being limited (x) to those agreements and instruments that have been identified to us in the Officer's Certificate and (y) in that we express no opinion with respect to any violation not readily ascertainable from the face of or arising under such agreement or instrument, or arising under or based upon any cross-default provision insofar as it relates to a default under an agreement or instrument not so identified to us, or arising under or based upon any covenant of a financial or numerical nature or requiring computation) and (iii) will not result in or require the creation or imposition of any Lien upon any of the properties of any Loan Party pursuant to the provisions of any agreement or instrument binding upon any Loan Party or its properties, other than any Lien created by the Security Documents and the other Loan Documents or other rights of set-off or Liens in favor of the Lenders under the Security Documents and the other Loan Documents (the opinion in this clause (iii) being limited to our review of only those agreements and instruments listed in the Officer's Certificate).

          (c) Each of the Credit Documents constitutes the valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms.

          (d) Upon the delivery to the Collateral Agent pursuant to the Assignment and Assumption Agreements of the certificates representing the shares of stock of each of the Subsidiaries listed on Exhibit B hereto pledged thereunder (the "PLEDGED SHARES"), the Collateral Agent, on behalf of the Secured Parties, received a valid and perfected security interest in all of the right, title and interest of the Company and the Subsidiary Guarantors in and to the Pledged Shares that are certificated securities (as defined in the UCC) as security for the Obligations or the Secured Obligations, as the case may be, and, assuming that the Collateral Agent took possession of the Pledged Shares in good faith without notice of any "adverse claims" (as defined in Section 8-105 of the UCC) thereto, such security interest has priority over any conflicting consensual security interest therein by reason of the perfection of such security interest under the UCC, except as hereinafter stated.

          For purposes of this paragraph (d), we have assumed that (i) the executed certificates representing and evidencing all of the Pledged Shares under the Collateral Agreements were delivered, in bearer form or in registered form issued or endorsed to the Collateral Agent, or endorsed in blank, to, and are in the possession of, the Collateral Agent in the State of New York in pledge under and in accordance with the terms of the Collateral Agreements and (ii) the Collateral Agent will continuously maintain exclusive possession and control of such Pledge Shares and of the proceeds thereof, if any, in the State of New York in the manner required by Sections 8-313, 8-321, 9-304 and 9-305 of the UCC for perfection of the security interests therein and in accordance with the provisions of the Collateral Agreements.

          (e) No Loan Party is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          In the course of our engagement to represent or advise the Company, we have not become aware of any pending legal proceeding before, or pending investigation by, any court or administrative agency or authority of the United States or the State of New York, or any arbitration tribunal, against or directly affecting the Company, any of its Subsidiaries or any of their respective properties which seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief in connection with or which would adversely affect the legality, validity or enforceability of, any of the Credit Documents or the transactions contemplated thereby. In making the foregoing statement, we have endeavored, to the extent we have believed necessary, to determine from lawyers currently in our firm who have performed substantive legal services for the Company, whether such services involved substantive attention in the form of legal representation concerning pending legal proceedings or pending investigations of the nature referred to above. Beyond that, we have not made any review, search or investigation of public files or records or files or records of the Company, its Subsidiaries or of their respective transactions, or any other investigation or inquiry with respect to the foregoing statement.

          The opinions set forth above are subject to the following qualifications:

          (A) We express no opinion as to:

               (i) the right, title or interest of any Loan Party or any other person or entity in or to any collateral under any of Credit Documents, or property purporting to constitute such collateral, or any other property, or the value, validity or effectiveness for any purpose of any such collateral or purported collateral or other property interest;

               (ii) except as set forth in paragraphs (c) through (d) above, the legality, validity, binding effect, enforceability or perfection of, or the priority of, any Lien that may be created under the Security Documents or any of the other Loan Documents;

               (iii) the enforceability of any provision in the Security Documents or any of the other Loan Documents to the extent such provision purports to provide for a security interest in the proceeds of any Collateral subject thereto, or as to the perfection thereof, in either case, other than in accordance with, and subject to the limitations set forth in, Section 9-306 of the UCC;

               (iv) the legality, validity, binding effect, enforceability or perfection of any security interests under the Loan Documents
          (a) in any circumstances under which such legality, validity, binding effect, enforceability or perfection is governed by or subject to the laws of any jurisdiction other than the State of New York, whether such circumstances arise by reason of any Collateral under the Loan Documents being located, or deemed located, in any such other jurisdiction or otherwise, or (b) in any Collateral the granting, effectiveness and perfecting of a security interest in which, or of any security interest that, is not governed exclusively by Article 9 (and in the case of securities, Articles 8 and 9) of the UCC whether by reason of Sections 9-102 or 9-104 of the UCC or otherwise, or (c) in Collateral constituting (1) farm products or minerals or the like (including oil and gas) or accounts or general intangibles arising from or relating to the sale of farm products or the sale of minerals and the like (including gas and oil), (2) equipment used in farming operations, (3) goods covered by a certificate of title, (4) consumer goods, (5) mobile goods, (6) crops growing or to be grown or timber to be cut, (7) fixtures or goods that are or are to become fixtures, (8) an ownership interest evidenced by certificates of stock or other instruments, or a leasehold evidenced by a proprietary lease, in either case, from a corporation or partnership formed for the purpose of cooperative ownership of real estate or (9) cash or deposit accounts;

               (v) the legality, validity, binding effect or enforceability of any provision in the Loan Documents that purports (a) to permit the Administrative Agent, any Secured Party or any other person or entity to sell or otherwise dispose of, or purchase, any collateral subject thereto, or enforce any other right or remedy thereunder (including without limitation any self-help or taking-possession remedy) except in accordance with the UCC or any other applicable New York law, or (b) to limit the ability of the Company or any Loan Party, or any other person or entity, to transfer voluntarily or involuntarily (by way of sale, creation of a security interest, attachment, levy, garnishment or other judicial process) its right, title or interest in or to any Collateral subject thereto, as contemplated by Section 9-311 of the UCC or any applicable New York law regarding restraints on alienation;

               (vi) the priority of the security interests under the Loan Documents as against a temporary perfected security interest in an instrument or certificated security under Section 9-304 of the UCC;

               (vii) the legality, validity, binding effect or enforceability of the security interests under the Loan Documents in any item of Collateral which is subject to any restriction on or prohibition against transfer contained in any instrument or document evidencing or relating to such item;

               (viii) the enforceability of the security interests under the Loan Documents to the extent the security interests are in after-acquired collateral and involve circumstances in which such security interests are deemed to be taken as security for an antecedent debt and other than for new value under Section 9-108 of the UCC;

               (ix) the legality, validity, binding effect or enforceability of the security interests under the Loan Documents as against the competing interests of those third parties who would, in accordance with the provisions of the UCC or other applicable law, take free of, or have claims in the collateral that are prior or superior to, any of such security interests notwithstanding perfection thereof;

               (x) the legality, validity, binding effect or enforceability of (a) any provision of the Loan Documents relating to indemnification, contribution or exculpation in connection with violations of any securities laws or statutory duties or public policy, or in connection with willful, reckless or unlawful acts or gross negligence of the indemnified or exculpated party or the party receiving contribution; or (b) any provision of any of the Loan Documents relating to exculpation of any party in connection with its own negligence that a court would determine in the circumstances under applicable law to be unfair or insufficiently explicit;

               (xi) the legality, validity, binding effect or enforceability of (a) any purported waiver, release, variation, disclaimer, consent or other agreement to similar effect (all of the foregoing, collectively, a "Waiver") by any Loan Party under any of the Loan Documents to the extent limited by Sections 1-102(3) or 9-501(3) of the UCC or other provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under and is not prohibited by or void or invalid under Section 9-501 of the UCC or other provisions of applicable law (including judicial decisions), or (b) any Waiver in the Guarantee and Collateral Agreement insofar as it relates to causes or circumstances that would operate as a discharge or release of, or defense available to, any one of the Subsidiary Guarantors thereunder as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under and is not prohibited by or void or invalid under applicable law (including judicial decisions), or (c) any provision of any of the Loan Documents insofar as it provides that any person or entity purchasing a participation from the Lenders or other person or entity pursuant thereto may exercise set-off or similar rights with respect to such participation or that the Lenders or other person or entity may exercise set-off rights other than in accordance with and pursuant to applicable law, or (d) any provision of any Loan Document related to (I) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent the forum is a federal court or to the extent that any relevant action or proceeding does not arise out of or relate to such Loan Document or to the extent that such Loan Document has not made a choice of New York law in whole or in part or to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York, or by a court of the State of New York to the extent such New York State court determines in the circumstances that such selection or waiver would be unfair or unreasonable or to the extent such forum selection or submission specifies a jurisdiction other than the State of New York or (II) choice of governing law to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the choice of law principles of the State of New York or (III) waivers of any rights to trial by jury, or (e) any provision of the Loan Documents that requires or relates to payment of interest or any premium at a rate or in an amount, after the maturity or after or upon acceleration of the respective liabilities evidenced or secured thereby or after or during the continuance of any default, event of default or other circumstance, or upon prepayment, that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture;

               (xii) the enforceability of any provision in any of the Loan Documents specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such Loan Documents;

               (xiii) the enforceability of any provision of the Loan Documents that purports to give any person or entity the power to accelerate obligations without any notice to the obligor;

               (xiv) the effect of any law of any jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of any document referred to above may be sought that limits the rates of interest legally chargeable or collectible;

               (xv) the validity, binding effect or enforceability of any provision of the Loan Documents which is inconsistent with
          Article 5 of the UCC; and

               (xvi) the legality, validity, binding effect or enforceability of any provision of the Guarantee and Collateral Agreement providing for the performance by any of the Subsidiary Guarantors of any of Borrower's non-monetary obligations under the Loan Documents.

          (B) Our opinions above are subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws (and related judicial doctrines) of general application affecting creditors' rights generally, (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits on the availability of equitable remedies), whether such principles are considered in a proceeding at law or in equity, and (iii) the qualification that certain provisions of the Security Documents may be unenforceable in whole or in part under the laws (including judicial decisions) of the State of New York or the United States, but the inclusion of such provisions does not affect the validity as against each Loan Party of the Security Documents to which it is a party as a whole, and the Security Documents contain adequate provisions for enforcing payment of the obligations governed or secured thereby, and for the realization of the principal rights and benefits afforded thereby, subject to the other qualifications contained in this opinion letter.

          (C) With respect to our opinion set forth in paragraph (c) above, with respect to the obligations of the Subsidiary Guarantors under the Security Documents, we have assumed the receipt by the Subsidiary Guarantors of consideration sufficient to support the contractual obligations undertaken by the Subsidiary Guarantors.

          (D) In the case of property that becomes collateral under the Security Documents after the date hereof, Section 552 of title 11 of the United States Code (the "BANKRUPTCY CODE") limits the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

          (E) Our opinions, insofar as they relate to priority, are subject to the limitation that any pledge or other security interest referred to herein may be subject to the following prior liens, claims and rights: (i) claims or liens in favor of the United States of America or any political subdivision thereof or any agency or instrumentality of any of the foregoing (including, without limitation, liens for taxes and liens under Title IV of the Employee Retirement Income Security Act of 1974, as amended) and any other claim, lien or encumbrance arising by operation of statute or other rule of law and having priority under applicable law, if any, and (ii) the claims and liens of any lien creditor (as defined in the UCC) to the extent that such security interest or pledge purports to secure any advances or other extensions of credit other than advances and extensions made pursuant to existing commitments under the Credit Agreement entered into without knowledge of such claims and liens, as contemplated by
     Section 9-301(4) of the UCC.

          As to the opinions expressed above, we have relied with your permission on the opinion dated the date hereof of Christopher J. Kearney without any independent verification of the matters set forth therein. To the extent the opinion of Christopher J. Kearney contains conditions and limitations, we are incorporating such conditions and limitations herein.

          The opinions expressed herein are limited to the federal laws of the United States of America and the laws of the State of New York and, to the extent relevant hereto, the General Corporation Law of the State of Delaware, as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

          The opinions expressed herein are solely for the benefit of the Lenders and the Administrative Agent and may not be relied on in any manner or for any purpose by any other person or entity and may not be quoted in whole or in part without our prior written consent.

                                  Very truly yours,

                       FRIED, FRANK, HARRIS, SHRIVER & JACOBSON


                       By:
                          -----------------------------------------
                                    Michele E. Foster

                                 SCHEDULE 1
                                 ----------

                           SUBSIDIARY GUARANTORS

                                 SCHEDULE 2
                                 ----------

                    ASSIGNMENT AND ASSUMPTION AGREEMENTS

                                 EXHIBIT A
                                 ---------

                           OFFICER'S CERTIFICATE

                                 EXHIBIT B
                                 ---------

                              PLEDGED SHARES

                                                                EXHIBIT D-2

                      [LETTERHEAD OF SPX CORPORATION]










February 10, 2000



The Lenders, and the
Administrative Agent Referred to Below
c/o The Chase Manhattan Bank,
as Administrative Agent
270 Park Avenue
New York, NY 10017

Ladies and Gentlemen:

          I, the undersigned, Vice President, Secretary and General Counsel of SPX Corporation, a Delaware corporation ("SPX"), am rendering this opinion in connection with the Credit Agreement, dated as of October 6, 1998, as amended and restated as of February 10, 2000 (the "Credit Agreement"), among SPX, the Lenders party thereto and The Chase Manhattan Bank, as Administrative Agent, providing for credit facilities consisting of (a) outstanding Tranche A Term Loans originally made under the Existing Credit Agreement in an aggregate principal amount of $562,500,000, (b) Tranche B Term Loans in an aggregate principal amount of $500,000,000, and
(c) a Revolving Commitment in an aggregate principal amount of up to $425,000,000 which will include a subfacility for the issuance of letters of credit.

          This opinion is delivered to you pursuant to Section 4.1(b)(ii) of the Credit Agreement. All capitalized terms used herein that are defined in, or by reference in, the Credit Agreement have the meanings assigned to such terms therein or by reference therein, unless otherwise defined herein. All assumptions and statements of reliance herein have been made without any independent investigation or verification except to the extent otherwise expressly stated, and I express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

          In rendering this opinion, I, or persons reporting to me, have
(a) investigated such questions of law, (b) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Loan Parties, such certificates of public officials and such other documents, and (c) received such information from officers and representatives of the Loan Parties, in each case as I have deemed necessary or appropriate for the purposes of this opinion. I, or persons reporting to me, have also examined the Credit Agreement, the Tranche B Notes and the Consent and Confirmation being executed and delivered on the date hereof pursuant to the Credit Agreement (collectively, the "Credit Documents").

          Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, I am of the opinion that:

          1. Each Loan Party is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation.

          2. Each Loan Party has the requisite corporate power and authority to enter into, execute, and deliver each of the Credit Documents to which it is a party, and to perform its obligations thereunder.

          3. Each Loan Party has taken all necessary corporate action to authorize the execution and delivery of each of the Credit Documents to which it is a party and the performance of its obligations thereunder.

          4. Each Loan Party has duly executed and delivered each of the Credit Documents to which it is a party.

          5. The execution and delivery by each of the Loan Parties of the Credit Documents to which it is a party, and the performance by each of the Loan Parties of its obligations thereunder do not (a) contravene any provision of the Certificate of Incorporation or the By-Laws of any of the Loan Parties, or (b) violate or conflict with any material Contractual Obligation or any material court decree or order binding upon any of the Loan Parties.

          The opinions expressed herein are limited to the laws of the United States of America, the laws of the State of Michigan and, to the extent relevant to the opinions expressed in paragraphs 1 through 4 above, the General Corporation Law of the State of Delaware, as currently in effect. The opinions expressed herein are given as of the date hereof, and I undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if I become aware of any facts that might change the opinion expressed herein after the date hereof or for any other reason.

          The opinions expressed herein are solely for the benefit of the Lenders in connection with the transactions covered by the first paragraph of this letter and may not be relied on in any manner or for any purpose by any other person or entity and may not be quoted in whole or in part without my prior written consent, except that Fried, Frank, Harris, Shriver & Jacobson may, in issuing its opinion letter dated the date hereof to the Lenders, rely on this opinion as if it were addressed to them.

                                      Very truly yours,

                                      SPX CORPORATION


                                      By:
                                         ---------------------------------
                                         Christopher J. Kearney
                                         Vice President, Secretary and
                                         General Counsel

                                                              EXHIBIT E




                                 [FORM OF]
                              LENDER ADDENDUM

          The undersigned Lender (i) agrees to all of the provisions of the Credit Agreement, dated as of October 6, 1998, as amended and restated as of February 10, 2000, among SPX Corporation (the "Borrower"), the Lenders party thereto, and The Chase Manhattan Bank, as Administrative Agent (the "Credit Agreement"), and (ii) is or hereby becomes a party thereto, as the case may be, as a Lender, with obligations applicable to such Lender thereunder, including, without limitation, the obligation to maintain its Tranche A Term Loans thereunder and the obligation to make extensions of credit to the Borrower in an aggregate principal amount not to exceed the amount of its Tranche B Commitment and/or Revolving Commitment, as the case may be, as set forth opposite the undersigned Lender's name in Schedule 1.1A to the Credit Agreement, as such amount may be changed from time to time as provided in the Credit Agreement. Capitalized terms defined in the Credit Agreement shall have their respective defined meanings herein.


                                     ----------------------------------
                                     (Name of Lender)


                                     By:
                                        -------------------------------
                                        Name:
                                        Title:


Dated as of February 10, 2000

                              LENDER ADDENDUM

          The undersigned Lender (i) agrees to all of the provisions of the Credit Agreement, dated as of October 6, 1998, as amended and restated as of February 10, 2000, among SPX Corporation (the "Borrower"), the Lenders party thereto, and The Chase Manhattan Bank, as Administrative Agent (the "Credit Agreement"), and (ii) is or hereby becomes a party thereto, as the case may be, as a Lender, with obligations applicable to such Lender thereunder, including, without limitation, the obligation to maintain its Tranche A Term Loans thereunder and to make extensions of credit to the Borrower in an aggregate principal amount not to exceed the amount of its Tranche B Commitment and/or Revolving Commitment, as the case may be, as set forth opposite the undersigned Lender's name in Schedule 1.1A to the Credit Agreement, as such amount may be changed from time to time as provided in the Credit Agreement. Capitalized terms defined in the Credit Agreement shall have their respective defined meanings herein.


                                     ----------------------------------
                                     (Name of Lender)


                                     By:
                                        -------------------------------
                                        Name:
                                        Title:


Dated as of February 10, 2000
                                                              EXHIBIT F

                                 [FORM OF]
                       CERTIFICATE RE NON-BANK STATUS

          Reference is made to that certain Credit Agreement dated as of October 6, 1998, as amended and restated as of February 10, 2000 (as the same may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among SPX Corporation, a Delaware corporation, the financial institutions listed therein as Lender, and The Chase Manhattan Bank as Administrative Agent. Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement. [Name of Non-U.S. Person] (the "Lender") is providing this certificate pursuant to subsection 2.18(e)(B) of the Credit Agreement. The Lender hereby represents and warrants that:

          (i) The Lender is the sole record and beneficial owner of the Note(s) in respect of which it is providing this certificate and it shall remain the sole beneficial owner of the Notes at all times during which it is the record holder of such Note.

          (ii) The Lender is not a "bank" for purposes of Section
881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, the Lender represents and warrants that:

               (a) the Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

               (b) the Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.

          (iii) The Lender meets all of the requirements under Code Section 871(a) or 881(c) to be eligible for a complete exemption from withholding of Taxes on interest payments made to it under the Credit Agreement (i.e., the Borrower will not be required to withhold any amounts under U.S. tax law with respect to such interest payments), including without limitation that it is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) or the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code).

          (iv) The Lender shall promptly notify the Company and the Administrative Agent if any of the representations and warranties made herein are no longer true and correct.

          IN WITNESS WHEREOF, the undersigned has duly executed this certificate as of the __day of ____________, ____.


                                     [NAME OF LENDER]


                                     By:
                                        ------------------------------
                                        Name:
                                        Title:
                                                               EXHIBIT G

                                  FORM OF
                          CONSENT AND CONFIRMATION


                                                 As of February 10, 2000

To the Lenders from time to time parties to the Credit Agreement (as defined below)

Ladies and Gentlemen:

          Reference is made to the Credit Agreement, dated as of October 6, 1998 (the "Existing Credit Agreement"), among SPX Corporation (the "Borrower"), the Lenders party thereto and The Chase Manhattan Bank, as Administrative Agent, and to the Guarantee and Collateral Agreement, the Shared Collateral Agreement and the other Security Documents (each as defined in the Existing Credit Agreement) executed by the undersigned in connection with the Existing Credit Agreement.

          Each of the undersigned hereby consents to the execution of the attached Credit Agreement, as amended and restated as of February 10, 2000 (the "Amended and Restated Credit Agreement"), and acknowledges receipt of a copy thereof. Each of the undersigned hereby jointly and severally, unconditionally and irrevocably agrees that the Guarantee and Collateral Agreement, the Shared Collateral Agreement and the other Security Documents to which it is a party shall apply to the Existing Credit Agreement as amended, affected or modified by the Amended and Restated Credit Agreement.

          Each of the undersigned hereby agrees that, effective as of the date hereof, the Guarantee and Collateral Agreement and the Shared Collateral Agreement shall each be amended as follows:

          (1) Section 8.15 of the Guarantee and Collateral Agreement shall be amended by deleting paragraph (b) thereof in its entirety and substituting in lieu thereof the following:

          (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that such Guarantor ceases to be a Wholly Owned Subsidiary pursuant to a transaction expressly permitted by the Credit Agreement and if, as a result of such transaction, the Borrower and its Subsidiaries own less than 75% of the outstanding voting Capital Stock of such Guarantor. In addition, at the request and sole expense of the Borrower, not more than twice during the term of the Credit Agreement, a Guarantor and the Subsidiaries of such Guarantor shall be released from their respective obligations hereunder in the event that a portion of the Capital Stock of such Guarantor is Disposed of in a transaction expressly permitted by Section 6.7(c) of the Credit Agreement (but which does not satisfy the requirements of the preceding sentence), provided that the aggregate Consolidated EBITDA for the most recently completed period of four consecutive fiscal quarters for which financial statements have been delivered pursuant to Section 5.1 of the Credit Agreement (in each case determined at the time of such transaction) that is attributable to the Subsidiaries released from their obligations hereunder pursuant to this sentence shall not exceed $50,000,000. Further, in the event that any Subsidiary is released from its obligations hereunder pursuant to this Section 8.15(b), any Mortgage granted by such Subsidiary to the Administrative Agent or the Collateral Agent shall also be released.

          (2) Section 7.14(b) of the Shared Collateral Agreement shall be amended by deleting paragraph (b) thereof in its entirety and substituting in lieu thereof the following:

          (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Grantor shall be released from its obligations hereunder in the event that such Grantor ceases to be a Wholly Owned Subsidiary pursuant to a transaction expressly permitted by the Credit Agreement and if, as a result of such transaction, the Borrower and its Subsidiaries own less than 75% of the outstanding voting Capital Stock of such Grantor. In addition, at the request and sole expense of the Borrower, not more than twice during the term of the Credit Agreement, a Grantor and the Subsidiaries of such Grantor shall be released from their respective obligations hereunder in the event that a portion of the Capital Stock of such Grantor is Disposed of in a transaction expressly permitted by Section 6.7(c) of the Credit Agreement (but which does not satisfy the requirements of the preceding sentence), provided that the aggregate Consolidated EBITDA for the most recently completed period of four consecutive fiscal quarters for which financial statements have been delivered pursuant to Section 5.1 of the Credit Agreement (in each case determined at the time of such transaction) that is attributable to the Subsidiaries released from their obligations hereunder pursuant to this sentence shall not exceed $50,000,000. Further, in the event that any Subsidiary is released from its obligations hereunder pursuant to this
     Section 7.14(b), any Mortgage granted by such Subsidiary to the Administrative Agent or the Collateral Agent shall also be released.

          It is hereby agreed that, except as expressly amended herein, all of the terms and conditions of the Guarantee and Collateral Agreement, the Shared Collateral Agreement and the other Security Documents shall continue in full force and effect and that references in the Guarantee and Collateral Agreement, the Shared Collateral Agreement and such other Security Documents to the Credit Agreement shall be deemed to mean the Existing Credit Agreement, as amended, affected or modified by the Amended and Restated Credit Agreement. On and after the date hereof, each reference in the Credit Agreement and the other Loan Documents (as defined in the Amended and Restated Credit Agreement) to the Guarantee and Collateral Agreement and the Shared Collateral Agreement shall be deemed to mean the Guarantee and Collateral Agreement and the Shared Collateral Agreement, as amended hereby.

          The provisions of Sections 9.9, 9.10 and 9.13 of the Amended and Restated Credit Agreement are hereby incorporated herein by reference, mutatis mutandis.

                                        SPX CORPORATION
                                        [LIST OTHER LOAN PARTIES]


                                        By:
                                           ------------------------------
                                           Title:
                                                                EXHIBIT H

                                 [FORM OF]
                         PREPAYMENT OPTION NOTICE

Attention of [        ]
Telecopy No. [        ]

                                                                   [Date]

Ladies and Gentlemen:

          The undersigned, The Chase Manhattan Bank, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders, refers to the Credit Agreement, dated as of October 6, 1998, as amended and restated as of February 10, 2000, among SPX Corporation (the "Borrower"), the Lenders party thereto, Bank One, NA, as Documentation Agent, and the Administrative Agent (as further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Administrative Agent hereby gives notice of an offer of prepayment made by the Borrower pursuant to Section 2.11(d) of the Credit Agreement of the Tranche B Prepayment Amount. Amounts applied to prepay the Tranche B Term Loans shall be applied pro rata to the Tranche B Term Loan held by you. The portion of the prepayment amount to be allocated to the Tranche B Term Loan held by you and the date on which such prepayment will be made to you (should you elect to receive such prepayment) are set forth below:

(A)  Total Tranche B Prepayment Amount
                                                        ------------
(B)  Portion of Tranche B Prepayment Amount to be
     received by you
                                                        ------------
(C)  Mandatory Prepayment Date*
                                                        ------------




---------------------------
* In the case of any prepayment described in Section 2.11(b) of the Credit Agreement, the Mandatory Prepayment Date shall be the date that is ten Business Days after the relevant Prepayment Event. In the case of any prepayment described in Section 2.11(c) of the Credit Agreement, the Mandatory Prepayment Date shall be the date that is five Business Days after the date of this prepayment Option Notice.

          Please indicate below whether or not you wish to accept the Borrower's prepayment offer by marking the appropriate box below, executing this Prepayment Option Notice and returning it via telecopy to the Administrative Agent (attention: Doris Mesa) no later than 10:00 a.m., New York City time, _____________, _____, at Telecopy No. 212-552-5650. FAILURE
TO PROPERLY COMPLETE, EXECUTE AND SUBMIT THIS PREPAYMENT OPTION NOTICE IN ACCORDANCE WITH THE ABOVE TERMS SHALL BE DEEMED TO BE NOTICE THAT YOU ACCEPT THE BORROWER'S PREPAYMENT OFFER.


                                THE CHASE MANHATTAN BANK,
                                as Administrative Agent

                                By:
                                   -----------------------------
                                   Name:
                                   Title:





[ ] LENDER ACCEPTS BORROWER'S PREPAYMENT OFFER
[ ] LENDER DOES NOT ACCEPT BORROWER'S PREPAYMENT OFFER



By:
   -------------------------
   Name:
   Title: